UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )

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HF SINCLAIR CORPORATION
(Name of Registrant as Specified In Its Charter)

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2023

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

Wednesday, May 24, 2023, 8:30 a.m. Central Daylight Time

http://www.virtualshareholdermeeting.com/DINO2023

Dear Fellow Stockholders,

On behalf of our Board of Directors (the “Board”), I am pleased to invite you to the HF Sinclair Corporation (“HF Sinclair” or the “Company”) 2023 Annual Stockholders’ Meeting (the “Annual Meeting”), which will be held on Wednesday, May 24, 2023 at 8:30 a.m., Central Daylight Time. The Annual Meeting will be held in a virtual meeting format only, via webcast at http://www.virtualshareholdermeeting.com/DINO2023.

2022 was a transformational year for us. On March 14, 2022, HollyFrontier Corporation (“HollyFrontier”) and Holly Energy Partners, L.P. (“HEP”) announced the establishment of HF Sinclair (NYSE: DINO) as the new parent holding company of HollyFrontier and HEP and the completion of their respective acquisitions of Sinclair Oil and Sinclair Transportation Company (the “Sinclair Transactions”) from The Sinclair Companies (now known as REH Company). At market open on March 15, 2022, HF Sinclair replaced HollyFrontier as the public company trading on the New York Stock Exchange, and commenced trading under the ticker symbol “DINO.” I am proud of the work our employees did to execute our integration plans for the new refining, marketing, renewables and midstream businesses we acquired in the Sinclair Transactions.

During 2022, we faced challenges and opportunities triggered by an economic rebound from the COVID-19 pandemic and stretched supply lines for our customers. HF Sinclair rose to this challenge, safely increasing throughput at our plants and meeting the needs of our customers. We generated strong financial results in the process, which created rewards for our employees and owners and capital to re-invest in our future.

Cash Returns to Stockholders

We returned $1.6 billion to stockholders through share repurchases and dividends during 2022. For information on our financial results and business performance for 2022, please see our 2022 Annual Report, which accompanies this proxy statement.

Renewables

Our Cheyenne, Wyoming renewable diesel unit and Artesia, New Mexico renewable diesel and pre-treatment units commenced operations in 2022. We also added a renewable diesel unit in Sinclair, Wyoming to our asset base through the Sinclair Transactions.

Board Changes

In March 2022, following the closing of the Sinclair Transactions, we welcomed Ross B. Matthews and Norman J. Szydlowski to our Board. In July 2022, we further expanded our Board with the addition of Rhoman J. Hardy to our Board. Each of these individuals brings to our Board diverse perspectives and significant experience in the oil and gas industry. As previously announced this year, with Tim Go’s promotion to Chief Executive Officer effective May 9, 2023, he joined the Board in February 2023, further increasing the racial/ethnic diversity on our Board. In connection with my retirement from my position as Chief Executive Officer on May 8, 2023, I will not stand for re-election at the 2023 Annual Meeting.

Inclusion and Diversity

As part of our Inclusion and Diversity initiative, in order to further support our employees and celebrate our differences, we introduced three new Employee Resource Groups in 2022: Cultural Awareness in Energy, Toastmasters in Energy and Family Caregivers in Energy. These new Employee Resource Groups are in addition to our long-standing Veterans in Energy and Women in Energy groups. In addition, we appointed our first Director of Inclusion and Diversity at HF Sinclair.

Safety

We are grounded by our “Goal Zero” vision, which reflects our belief that safe production can be achieved each and every day. In an effort to achieve Goal Zero, our employee and contractor safety education and training programs are conducted on an ongoing basis. With our emphasis on communication, root cause analysis and continuous improvement, we achieved a combined Total Recordable Incident Rate of 0.41 for 2022.

Carbon Reduction Goal

We are steadfast in our goals to protect the environment. In 2022, we published our 2021 Sustainability Report, which sets forth our newly established goal of decreasing our Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions intensity by 25% by 2030 versus 2020 levels. We intend to achieve this target through a combination of reductions in our direct operations emission intensity and offsets from producing and blending lower carbon renewable fuels.

Your Vote Matters

We remain committed to the long-term interests of our stockholders. We hope your shares will be represented at the Annual Meeting, and I encourage you to vote early. This proxy statement provides important information regarding our Board and our governance and compensation practices to inform your vote.

On behalf of our Board and our employees, thank you for your trust and investment in HF Sinclair.

Michael C. Jennings

Chief Executive Officer

April 6, 2023

NOTICE OF 2023 ANNUAL MEETING

AND PROXY STATEMENT

Dear Stockholder:

You are invited to attend the Annual Meeting of stockholders of HF Sinclair Corporation (the “Company”). The 2023 Annual Stockholders’ Meeting (the “Annual Meeting”) will be held in a virtual meeting format only, via live audio webcast as shown below.

When:	8:30 a.m. Central Daylight Time Wednesday, May 24, 2023

Items of Business

•   Election of 12 directors to hold office until the 2024 annual meeting of stockholders

•   Approval, on an advisory basis, of the compensation of the Company’s named executive officers

•   Approval, on an advisory basis, of the frequency of an advisory vote on the compensation of the Company’s named executive officers

•   Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year

•   Consideration of a stockholder proposal regarding special shareholder meeting improvement, if properly presented at the Annual Meeting

Where:	Online at www.virtualshareholdermeeting.com /DINO2023

Who Can Vote Stockholders of record at the close of business on March 27, 2023 are entitled to receive notice of, and vote at, the Annual Meeting.

Information about the meeting is presented in the following proxy statement. The proxy statement and the form of proxy are being first made available to stockholders on or about April 6, 2023. Please read the enclosed information and our 2022 Annual Report carefully before voting your proxy.

The Annual Meeting will be held in a virtual meeting format only, via webcast at www.virtualshareholdermeeting.com/DINO2023. You will not be able to attend the Annual Meeting physically in person. You will be able to attend and listen to the Annual Meeting online, submit questions and vote your shares electronically during the virtual Annual Meeting. As always, we encourage you to vote your shares prior to the virtual Annual Meeting. In order to attend and vote or submit questions at the Annual Meeting, please follow the instructions in the section titled “General Information—Additional Information About the Virtual Annual Meeting” on page 98.

To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability. The virtual Annual Meeting will begin promptly at 8:30 a.m., Central Daylight Time, on May 24, 2023. We encourage you to access the virtual Annual Meeting prior to the start time. Online access and check-in will begin at 8:15 a.m., Central Daylight Time. Participants should allow plenty of time to log in and to make sure that they can hear streaming audio prior to the start of the virtual Annual Meeting.

Your vote is important to us. Whether or not you plan to attend the virtual Annual Meeting, please sign, date and return the proxy card (if you have requested a paper copy of the proxy materials) or vote using the internet or telephone voting procedures described on the Notice of Internet Availability.

Thank you for your continued support of the Company. We look forward to your participation at our virtual Annual Meeting.

Vaishali S. Bhatia

Executive Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2023. We have elected to take advantage of the U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the internet. These rules allow us to provide information our stockholders need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. The Company’s Notice of Annual Meeting, proxy statement and 2022 Annual Report to stockholders are available on the internet at www.proxyvote.com.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not include all of the information you should consider, and we encourage you to read the entire proxy statement and our 2022 Annual Report carefully before voting. The proxy statement and the form of proxy are being first made available to stockholders on or about April 6, 2023.

Annual Meeting of Stockholders

Date:	Wednesday May 24, 2023

Who Can Vote:

Stockholders of record at the close of business on March 27, 2023 are entitled to receive notice of, and vote at, the virtual Annual Meeting.

How to Vote:

If you are a stockholder of record, you may vote electronically during the Annual Meeting or by proxy using any of the following methods:

Time:	8:30 a.m. Central Daylight Time
Place:	Online at www.virtualshareholdermeeting.com /DINO2023

		By Internet Visit www.proxyvote.com	By Telephone Call toll-free 1-800-690-6903 within the U.S. or Canada	By Mail Complete, sign and date the proxy card and return the proxy card in the prepaid envelope
Record Date:	March 27, 2023

2023 Proxy Statement 1

Agenda and Voting Recommendations

Proposal		Voting Standard	Effect of Broker Non-Votes and Abstentions	Board’s Recommendation	Page

1	Elect 12 directors to hold office until the Company’s 2024 annual meeting of stockholders	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	FOR all nominees	9

2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	FOR	32

3	Approve, on an advisory basis, the frequency of an advisory vote on the compensation of the Company’s named executive officers	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	1 YEAR	90

4	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year	Affirmative vote of a majority of the votes cast on the matter	Abstentions are not considered votes cast and will have no effect	FOR	91

5	Consider stockholder proposal regarding special shareholder meeting improvement, if properly presented at the Annual Meeting	Affirmative vote of a majority of the votes cast on the matter	Abstentions and broker non-votes are not considered votes cast and will have no effect	AGAINST	94

2 HF Sinclair Corporation

Board Nominees

For the 2023 Annual Meeting of Stockholders (“Annual Meeting”), our Board recommends the twelve Board nominees listed below. Our Board takes into account many factors when assessing the qualifications for each Board nominee. Please see the section titled “Corporate Governance—Director Nominations—Qualifications” on page 22 for a discussion of factors considered, as well as the “Director Nominee Skills, Experience and Diversity Matrix” on page 10. All references to a director’s service on the Board or its committees, or employment with the Company, prior to March 14, 2022 shall mean service on HollyFrontier’s Board of Directors or committees, or employment with HollyFrontier, as applicable.

Director Nominee Facts

10 out of 12 director nominees are independent	5 out of 12 director nominees are gender and/or ethnically/racially diverse	5.8 years* average tenure of independent director nominees	64.5* average age of director nominees

*	As of March 27, 2023.

				Committee Memberships
Name(1)	Age	Director Since	Independent	Audit	Compensation	Nominating, Governance and Social Responsibility	Environmental, Health, Safety, and Public Policy	Finance	Executive
Franklin Myers Senior Advisor of Quantum Energy Partners and Chairperson of the Board of HF Sinclair Corporation	70	2011	✓		✓	✓			Chairperson
Timothy Go President and Chief Operating Officer of HF Sinclair Corporation	56	2023							✓
Anne-Marie N. Ainsworth Former President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc.	66	2017	✓				Chairperson	✓
Anna C. Catalano Former Group Vice President, Marketing, for BP plc	63	2017	✓		✓	✓
Leldon E. Echols Former Executive Vice President and Chief Financial Officer of Centex Corporation	67	2009	✓	Financial Expert	Chairperson				✓
Manuel J. Fernandez Former Managing Partner of KPMG’s Dallas office	61	2020	✓	Chairperson, Financial Expert	✓
Rhoman J. Hardy Former Senior Vice President, Shell Chemicals and Products, U.S. Gulf Coast for Shell USA, Inc.	54	2022	✓				✓	✓
R. Craig Knocke Director of Turtle Creek Trust Company, Chief Investment Manager and Portfolio Manager of Turtle Creek Management, LLC, Principal and a non-controlling manager and member of TCTC Holdings, LLC	53	2019	✓			✓		✓

2023 Proxy Statement 3

				Committee Memberships
Name(1)	Age	Director Since	Independent	Audit	Compensation	Nominating, Governance and Social Responsibility	Environmental, Health, Safety, and Public Policy	Finance	Executive
Robert J. Kostelnik Principal at Glenrock Recovery Partners, LLC	71	2011	✓			Chairperson	✓
James H. Lee Managing General Partner and Principal Owner of Lee, Hite & Wisda Ltd.	74	2011	✓	✓				Chairperson
Ross B. Matthews Chief Operating Officer of REH Company (formerly known as The Sinclair Companies)	68	2022						✓
Norman J. Szydlowski Former President, CEO and Director of SemGroup Corporation	71	2022	✓			✓	✓
		2022 Meetings		8	4	5	4	4	2

(1)	Michael C. Jennings, who will retire from the position of Chief Executive Officer of the Company on May 8, 2023, will not stand for re-election at the Annual Meeting.

4 HF Sinclair Corporation

Governance Highlights

✓	All of our directors stand for election annually

✓	Majority voting and director resignation policy in uncontested elections

✓	Proxy access (3% for three years, up to the greater of two individuals or 20% of the Board)

✓	Independent Chairperson, separate from CEO

✓	Independent Committee chairs

✓	Regular executive sessions of independent directors at Board and Committee meetings

✓	Annual Board and Committee self-evaluations

✓	Active Board refreshment, with six new independent directors joining since 2017, including two women directors and three racially/ethnically diverse directors

✓	Mandatory retirement age of 75 for our directors

✓	No restrictions on directors’ access to management or employees
✓	Board involvement in CEO succession planning and risk management

✓	All of our directors attended at least 75% of the meetings of the Board and committees on which they served during 2022

✓

None of our directors sit on the board of more than three other public companies in addition to our Board and our CEO does not sit on any other public company board in addition to our Board and the Board of Directors of Holly Logistics Services, L.L.C., the ultimate general partner of our master limited partnership

✓	Company policy prohibits hedging and pledging of Company stock

✓	Directors are subject to stock ownership requirements equal to five times the annual Board cash retainer paid to them

✓	No poison pill

✓	No supermajority voting provisions

Commitment to ESG & Sustainability

The Board and senior management recognize that the long-term success of the Company is tied to creating a positive impact in the careers of our people, by supporting the communities in which we operate, with the products we produce for our customers, and by reducing our impact on the environment through our processes.

•

GHG Emissions Reduction Target. In 2021, we launched an internal initiative led by senior management to evaluate the establishment of a company-wide GHG emissions intensity reduction goal. We have implemented a variety of initiatives, overseen by the Environmental, Health, Safety, and Public Policy Committee, designed to mitigate GHG emissions, and our 2021 Sustainability Report announced that we have achieved a 35% reduction in criteria pollutants since 2011. In our 2021 Sustainability Report, we also set forth our goal of decreasing our Scope 1 and Scope 2 GHG emissions intensity by 25% by 2030 versus 2020 levels. We plan to achieve this target through a combination of reductions in our Scope 1 and Scope 2 emission intensity, and offsets, available under certain regulatory programs, from producing and blending lower carbon renewable fuels. Progress towards this goal will be reported in our 2022 Sustainability Report.

•

ESG Component of Annual Bonus. Since 2012, we have historically included environmental, health and safety performance measures as part of our annual incentive cash compensation program. In 2022, when setting the annual incentive plan for the 2023 performance period, the Compensation Committee expanded the environmental, health and safety performance measures to include a metric tied to our achievement of the GHG emissions reduction target discussed above, which we believe appropriately ties incentives to execute against our strategic business priorities related to environmental sustainability. This metric is equally weighted with the existing safety and environmental metrics. The expanded environmental, health and safety performance measures, now referred to as the ESG performance measures, will apply to the 2023 performance period and are equally weighted with the other operational measures. We plan to provide additional details on the expanded environmental, health and safety metrics in our 2024 proxy statement.

2023 Proxy Statement 5

•

Renewables Segment. In 2022, we established Renewables as a dedicated fourth business segment, as our Cheyenne, Wyoming renewable diesel unit and Artesia, New Mexico renewable diesel and pre-treatment units all commenced operations in 2022. We also added a third renewable diesel unit in Sinclair, Wyoming to our asset base in March 2022 through the Sinclair Transactions. Our organic investments in renewables, combined with our recent acquisition, are expected to produce 380 million gallons of renewable diesel per year. Renewable diesel is a cleaner burning fuel with 50% lower GHG emissions than conventional diesel. Our investment in pre-treatment is expected to provide flexibility among feedstocks such as distillers corn oil, tallow and degummed soybean oil, allow us to minimize single feedstock risk and generate value through the use of lower carbon intensity feed.

•

Renewables Segment Component of Annual Bonus. In connection with the establishment of Renewables as a distinct business segment as discussed above, the Renewables segment was added to the EBITDA component of our annual incentive cash compensation program financial performance measures for the 2022 performance period.

•

Board Diversity & Refreshment. 42% of our director nominees represent diversity of either gender and/or race/ethnicity. Since 2017, we have added six new independent directors, of which four, or 67%, are diverse. Our Board regularly evaluates the skills, backgrounds, needs of our business and strategy, as well as the contributions and time commitments of our existing Board members in its efforts to refresh the Board so that it has a well-balanced Board that appropriately considers and oversees the Company’s enterprise risks and opportunities as our business evolves. When searching for new directors, the Nominating, Governance and Social Responsibility Committee Charter requires that the committee endeavor to identify highly qualified diverse candidates for inclusion in the pool of candidates from which director nominees may be chosen. In 2022, we expanded the scope of information solicited by our annual director questionnaires regarding the diversity attributes of our directors, which we incorporated in the enhanced Director Nominee Skills, Experience and Diversity Matrix set forth below.

•

Inclusion & Diversity. To further support our employees and celebrate our differences, we introduced three new Employee Resource Groups in 2022: Cultural Awareness in Energy, Toastmasters in Energy and Family Caregivers in Energy. These new Employee Resource Groups are in addition to our long-standing Veterans in Energy and Women in Energy groups. In addition, we appointed our first Director of Inclusion and Diversity at HF Sinclair.

•

Business Conduct & Ethics. Our Global Ethics and Compliance program, led by our Chief Compliance Officer, establishes and reinforces our ethical standards through our Code of Business Conduct and Ethics, among our other policies, including the Global Anticorruption and Third Party Due Diligence policies, the Global Privacy Policy and the Modern Slavery Policy. In 2022, 95% of active employees were trained and certified against our Code. We also provide a confidential means for stakeholders to report suspected violations of law or company policies through our Speak and Be Heard reporting line.

2022 Business Highlights

The following is a summary of key results in 2022:

•	Full year 2022 net income attributable to HF Sinclair stockholders of $2.9 billion, or $14.28 per diluted share, and adjusted net income of $3.0 billion, or $14.73 per diluted share

•	Operating cash flow of $3.8 billion

•	Ended the year with a strong balance sheet, including approximately $1.65 billion in cash and cash equivalents and approximately $1.4 billion in long-term debt (exclusive of HEP debt)

•	Returned approximately $1.6 billion to stockholders through dividends and share repurchases

•	Completed the acquisition of the refining, marketing, renewables and midstream businesses of The Sinclair Companies (now known as REH Company)

6 HF Sinclair Corporation

Named Executive Officers

For 2022, our named executive officers were as follows:

Name	Position as of December 31, 2022
Michael C. Jennings	Chief Executive Officer
Atanas H. Atanasov (1)	Executive Vice President and Chief Financial Officer
Timothy Go	President and Chief Operating Officer
Vaishali S. Bhatia	Senior Vice President, General Counsel and Secretary
Richard L. Voliva III (2)	Former Executive Vice President and Chief Financial Officer
Thomas G. Creery (3)	Former President, Renewables

(1)	Mr. Atanasov was appointed Executive Vice President and Chief Financial Officer effective September 30, 2022.

(2)

The Company and Mr. Voliva agreed to a mutual separation effective September 15, 2022. See the section below titled “Executive Compensation—Potential Payments Upon Termination or Change in Control—Separation Agreement with Mr. Voliva” for additional information regarding his separation. Although he was no longer employed at the end of the 2022 year, he is still deemed to be a named executive officer pursuant to the Securities and Exchange Commission (“SEC”) disclosure rules.

(3)

Mr. Creery retired as President, Renewables effective July 31, 2022. See the section below titled “Executive Compensation—Potential Payments Upon Termination or Change in Control—Retirement Agreement & Consulting Arrangements with Mr. Creery” for additional information regarding his retirement. Although he was no longer employed at the end of the 2022 year, he is still deemed to be a named executive officer pursuant to SEC disclosure rules.

2023 Proxy Statement 7

Executive Compensation Program

✓	A significant portion of the total compensation paid to our executive officers is performance-based, at-risk pay

✓

For 2022, approximately 88% of our CEO’s target compensation and approximately 77% of our other average NEO target compensation was variable and paid based upon attainment of pre-established financial and operational performance objectives and, in certain circumstances, the performance of our common stock relative to our industry peers (1)

✓

For 2022, approximately 69% of our CEO’s target compensation and approximately 57% of our other average NEO target compensation was equity based awards, of which 65% and 50%, respectively, vest based on the Company’s stock and financial performance relative to that of our industry peers over a three-year performance period (1)

✓

In 2022, 100% of our Chief Executive Officer’s (and a majority of our other executive officers’) annual bonus was based on our financial and operational performance, which includes environmental and safety performance, as measured against pre-established goals and, in certain circumstances, relative to our industry peers

✓	The annual bonus paid to our executive officers may be capped at 50% of the individual’s target bonus if the consolidated Company does not achieve positive operating income on a consolidated basis

✓	None of our executive officers have employment agreements

✓	“Double-trigger” change in control provisions

✓	Minimal perquisites for our executive officers

✓	Company policy prohibits hedging and pledging of Company stock

✓	Executive officers are subject to significant stock ownership requirements

✓	No tax reimbursement provisions in the change in control agreements with our executive officers

✓	Clawback policy allows recoupment of annual and long-term incentive compensation upon the occurrence of a material financial restatement or upon certain acts of misconduct

✓	Annual advisory vote on executive officer compensation

(1)

Target compensation is comprised of our three main compensation elements: base salary, annual incentive cash bonuses and equity-based awards. Percentages will not tie to the Summary Compensation Table since equity awards for 2022 were granted in November 2021.

At our 2022 Annual Meeting, over 95% of the votes cast by our stockholders were voted in support of our named executive officer pay program.

8 HF Sinclair Corporation

Election of Directors

(Proposal 1)

Currently, the Board consists of thirteen directors. Each of the Company’s directors stands for election each year at the annual meeting. In connection with the leadership succession announced in February 2023 relating to the planned retirement of Michael C. Jennings from the position of Chief Executive Officer effective May 8, 2023, and the promotion of Timothy Go, current President and Chief Operating Officer, to succeed Mr. Jennings as Chief Executive Officer effective May 9, 2023, Mr. Jennings will not stand for re-election at the Annual Meeting. Following the Annual Meeting, the size of the Board will be reduced from thirteen to twelve directors.

Each director nominee identified below currently serves on the Board and all were elected at the 2022 annual meeting of stockholders, except for Mr. Hardy, who was nominated and appointed to the Board on July 2, 2022, and Mr. Go, who was nominated and appointed to the Board on February 16, 2023. Upon the recommendation of our Nominating, Governance and Social Responsibility Committee, our Board has nominated the twelve individuals identified below to serve as directors. The director nominees, if elected, will serve until the 2024 annual meeting of stockholders, or until their earlier resignation or removal. Each director nominee has indicated a willingness to serve if elected.

For each of the twelve director nominees standing for election, the following pages set forth certain biographical information, including a description of their principal occupation, business experience, and the primary qualifications that the Nominating, Governance and Social Responsibility Committee considered in recommending them as director nominees, as well as the Board committees on which each director nominee will serve as of the Annual Meeting.

Required Vote and Recommendation

In uncontested elections, the election of directors requires the approval of a majority of the votes cast for each director.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED BELOW.

2023 Proxy Statement 9

Director Nominee Facts

10 out of 12 director nominees are independent	5 out of 12 director nominees are gender and/or ethnically/racially diverse	5.8 years* average tenure of independent director nominees	64.5* average age of director nominees

*	As of March 27, 2023

Director Nominee Skills, Experience and Diversity Matrix

The Board believes that the director nominees are highly qualified and bring a collective balance of relevant knowledge, skills and viewpoints, together with an effective mix of leadership, professional experiences and diversity, to the boardroom. The Board views and defines diversity in its broadest sense, which includes race, gender expression and identity, age, sexual orientation, ethnicity, knowledge, experience, viewpoints, geography and other demographics. The Director Skills, Experience and Diversity Matrix set forth below illustrates the experience, skills and qualifications the Board has identified as important for determining whether each director should serve on the Board in light of the Company’s business and strategic direction, and it highlights each director’s skills, knowledge and experience that uniquely qualify such director to serve on the Board. The lack of a checkmark for a particular item does not mean that the director does not possess that qualification or skill. Rather, a checkmark indicates that the item is a particularly prominent qualification, skill or expertise that the director brings to the Board. All the director nominees satisfy the criteria set forth in our Corporate Governance Guidelines and possess the characteristics that are essential for the proper and effective functioning of the Board.

The Board believes that all director nominees exhibit:

✓ High Integrity ✓ Leadership Experience ✓ Commitment to Ethics	✓ Commitment to the Long-Term Interests of our Stockholders ✓ Strong Business Judgement ✓ Commitment to Safety and Diversity in the Workplace

DIRECTOR NOMINEE SKILLS, EXPERIENCE AND DIVERSITY MATRIX

Skill(s), Experience and Demographics

EXECUTIVE/CEO LEADERSHIP Experience serving in a significant leadership position, such as a CEO, CFO or other senior leadership position	✓	✓	✓		✓	✓		✓		✓	✓	✓

PUBLIC COMPANY BOARD SERVICE/GOVERNANCE Experience serving on public company boards and/or advising on public company corporate governance issues, polices and best practices	✓	✓	✓	✓				✓	✓		✓	✓

FINANCIAL EXPERTISE Significant experience in positions requiring financial knowledge and analysis, such as corporate finance, financial accounting and reporting, or treasury functions	✓	✓	✓	✓			✓		✓		✓	✓

M&A & CAPITAL MARKETS Experience evaluating and executing potential acquisitions and strategic investment opportunities and/or experience evaluating capital structure and overseeing various types of capital markets transactions

	✓		✓	✓	✓	✓	✓		✓		✓	✓

INDUSTRY BACKGROUND & OPERATIONS MANAGEMENT Significant experience in and/or knowledge of the oil and gas industry and/or significant experience overseeing or managing the operations of an organization of a similar size, structure or business as the Company

	✓	✓		✓	✓	✓		✓	✓	✓	✓	✓

MARKETING/SALES Experience with the marketing or branding of products and/or in executing commercial and/or marketing strategies and initiatives	✓	✓		✓	✓					✓		✓

10 HF Sinclair Corporation

DIRECTOR NOMINEE SKILLS, EXPERIENCE AND DIVERSITY MATRIX

INTERNATIONAL Experience as a senior executive working for an international company or working or living in countries outside the U.S.	✓	✓	✓	✓	✓	✓				✓	✓	✓

RISK MANAGEMENT Experience in enterprise risk management or in the oversight of key financial, operational, strategic or compliance risk	✓		✓	✓	✓		✓	✓			✓	✓

HUMAN CAPITAL MANAGEMENT Experience in executive compensation design and the management of human capital, including talent acquisition, development, retention, succession planning, diversity, equity and inclusion and/or corporate culture

	✓	✓	✓	✓	✓	✓		✓			✓	✓

HEALTH/SAFETY/ENVIRONMENT Experience in the management of health, safety and environmental matters in the oil and gas industry	✓				✓	✓		✓			✓	✓

SUSTAINABILITY / ESG Educational or career experience in the areas of corporate or social responsibility, environmental impact and/ or sustainability strategies, including with respect to climate change

	✓				✓	✓

LEGAL & REGULATORY Experience in highly regulated businesses, government relations or public policy, and/or familiarity with management of legal and regulatory issues facing the oil and gas industry						✓					✓	✓

GENDER

FEMALE	✓	✓

MALE			✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

AGE	66	63	67	61	56	54	53	71	74	68	70	71

RACE/ETHNICITY

AFRICAN-AMERICAN						✓

ASIAN		✓			✓

HISPANIC OR LATINX				✓

WHITE	✓		✓				✓	✓	✓	✓	✓	✓

Our director nominees have a wide range of additional skills and experience not mentioned above, which they will bring to their role as directors. The skills and experience of our director nominees are further described in their biographies on the following pages.

2023 Proxy Statement 11

Franklin Myers
Director Since: 2011 Age: 70 Committees: • Executive Committee, Chairperson • Compensation Committee • Nominating, Governance and Social Responsibility Committee

Principal Occupation:

Senior Advisor of Quantum Energy Partners and Chairperson of the Board of the Company

Business Experience:

Mr. Myers has served as the Chairperson of the Board of the Company since February 2019. He has served as a senior advisor of Quantum Energy Partners, a private equity firm, since February 2013. Mr. Myers served as an operating advisor to Paine & Partners, LLC, a private equity firm, from 2009 through 2012 and as Senior Advisor to Cameron International Corporation, a publicly traded provider of flow equipment products, from 2008 until 2009. He served Cameron in various other capacities, including as Senior Vice President and Chief Financial Officer from 2003 through 2008, President of Cameron’s compression business from 1998 through 2001 and Senior Vice President and General Counsel from 1995 through 1999. In addition, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated from 1988 through 1995 and as an associate and then a partner at Fulbright & Jaworski (now Norton Rose Fulbright) from 1978 through 1988.

Additional Directorships:

Mr. Myers served as a director of Frontier Oil Corporation (“Frontier”) from 2009 until the merger in July 2011, as a director of Forum Energy Technologies, Inc. from September 2010 until March 2018, as a director of ION Geophysical Corporation from 2001 to June 2019, and as a director of NCS Multistage Holdings, Inc. from February 2017 to June 2020. He currently serves as a director of Comfort Systems USA, Inc. Mr. Myers also serves as a director of WireCo WorldGroup Inc., which ceased to have a class of securities registered pursuant to Section 12 of the Exchange Act at the end of September 2016.

Qualifications:

Mr. Myers’ experience in senior finance and legal positions at publicly traded energy companies provides him with significant insight into operations, management and finance. In addition, Mr. Myers brings to the Board a broad range of experiences and skills as a result of his service as a director of other public and private companies.

12 HF Sinclair Corporation

Timothy Go
Director Since: 2023 Age: 56 Committee: • Executive Committee

Principal Occupation:

Current: President and Chief Operating Officer of the Company

Effective May 9, 2023: Chief Executive Officer and President of the Company

Business Experience:

Mr. Go currently serves as President and Chief Operating Officer of the Company, a position he has held since November 2021. In February 2023, he was promoted to the position of Chief Executive Officer and President of the Company, effective May 9, 2023, and will succeed Michael C. Jennings, current Chief Executive Officer of the Company, who will retire from the position of Chief Executive Officer on May 8, 2023. Prior to serving as President and Chief Operating Officer of the Company, Mr. Go served as Executive Vice President and Chief Operating of the Company from June 2020 to November 2021. Prior to joining the Company, he served as Chief Executive Officer of the general partner of Calumet Specialty Products Partners, L.P., an independent producer of specialty hydrocarbon products, from January 2016 to April 2020 and retired from Calumet in June 2020. Prior to joining Calumet, Mr. Go served in various leadership roles at Koch Industries, Inc. and Flint Hills Resources, LP, a wholly-owned subsidiary of Koch Industries, Inc. from August 2008 to September 2015, including having most recently served as Vice President, Operations of Flint Hills Resources, LP from July 2012 to September 2015. Prior to joining Koch Industries, he held various roles of increasing responsibility in downstream operations during his 18 years at ExxonMobil Corporation.

Qualifications:

Mr. Go brings to the Board extensive industry experience and familiarity with the day-to-day operations of the Company. He provides a significant resource for the Board and facilitates communication between management and the Board.

2023 Proxy Statement 13

Anne-Marie N. Ainsworth
Director Since: 2017 Age: 66 Committees: • Environmental, Health, Safety, and Public Policy Committee, Chairperson • Finance Committee

Principal Occupation:

Former President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc.

Business Experience:

Ms. Ainsworth served as President and Chief Executive Officer of the general partner of Oiltanking Partners, L.P. and of Oiltanking Holding Americas, Inc., companies engaged in the terminaling, storage and transportation by pipeline of crude oil, refined petroleum products and liquefied petroleum gas, from 2012 until her retirement in 2014, Senior Vice President, Manufacturing of Sunoco Inc. from 2009 to 2012, and General Manager of the Motiva Enterprises, LLC Norco, Louisiana Refinery from 2006 to 2009. Prior to joining Motiva, Ms. Ainsworth served in various capacities at Royal Dutch Shell. Ms. Ainsworth is a graduate of the Institute of Corporate Directors Education Program (Rotman School of Management, University of Toronto and Haskayne School of Business, University of Calgary) and holds the ICD.D. designation.

Additional Directorships:

Ms. Ainsworth currently serves as a director of Pembina Pipeline Corporation, Archrock, Inc. and Kirby Corporation.

Qualifications:

Ms. Ainsworth brings to the Board extensive experience in the oil and gas industry and strong business, operational and financial acumen from her leadership roles at other public companies.

Anna C. Catalano
Director Since: 2017 Age: 63 Committees: • Compensation Committee • Nominating, Governance and Social Responsibility Committee

Principal Occupation:

Former Group Vice President, Marketing, for BP plc

Business Experience:

Ms. Catalano served in various capacities for BP plc, and its predecessor Amoco Corporation, from 1979 until her retirement in 2003, including serving as Group Vice President, Marketing, for BP plc from 2000 to 2003.

Additional Directorships:

Ms. Catalano currently serves as a director of Ecovyst Inc. and Frontdoor, Inc. She previously served on the boards of directors of Kraton Corporation until March 2022 and Willis Towers Watson plc (having previously served as a director of Willis Group until the merger of Willis Group and Towers Watson & Co.) until June 2022.

Qualifications:

Ms. Catalano brings to the Board significant corporate and international business and marketing experience.

14 HF Sinclair Corporation

Leldon E. Echols
Director Since: 2009 Age: 67 Committees: • Compensation Committee, Chairperson • Audit Committee • Executive Committee

Principal Occupation:

Former Executive Vice President and Chief Financial Officer of Centex Corporation

Business Experience:

Mr. Echols served as Executive Vice President and Chief Financial Officer of Centex Corporation from 2000 until his retirement in 2006. Before joining Centex, Mr. Echols held various positions, including managing partner, at Arthur Andersen LLP from 1978 until 2000.

Additional Directorships:

Mr. Echols currently is a director of Trinity Industries, Inc. and EnLink Midstream Manager, LLC, the managing member of EnLink Midstream, LLC. Prior to the closing of the January 2019 simplification transaction between EnLink Midstream Partners, LP (formerly known as Crosstex Energy, L.P.), Mr. Echols served on the board of EnLink Midstream GP, LLC, the general partner of EnLink Midstream Partners, LP.

Qualifications:

Mr. Echols brings to the Board executive management and board experience with other public companies. Mr. Echols has extensive financial and management experience as well as financial reporting expertise and a level of financial sophistication that qualifies him as an audit committee financial expert.

Manuel J. Fernandez
Director Since: 2020 Age: 61 Committees: • Audit Committee, Chairperson • Compensation Committee

Principal Occupation:

Former Managing Partner of the Dallas office and Market Leader for the Southwest Region of KPMG

Business Experience:

Mr. Fernandez joined KPMG LLP in 1984 and served in a number of leadership positions until his retirement in September 2020, including most recently as Managing Partner of the Dallas office and market leader for KPMG’s Southwest region across audit, tax and consulting services from October 2009 to September 2020. During his career at KPMG, he also served as National Managing Partner for Talent Acquisition, member of the National Inclusion and Diversity Board, and as Co-Chair of the National Hispanic/Latino employee resource group.

Additional Directorships:

Mr. Fernandez currently serves as a director of Jacobs Solutions, Inc.

Qualifications:

Mr. Fernandez brings to the Board extensive financial and management experience as well as financial reporting expertise and a level of financial sophistication that qualifies him as an audit committee financial expert.

2023 Proxy Statement 15

Rhoman J. Hardy
Director Since: 2022 Age: 54 Committees: • Environmental, Health, Safety, and Public Policy Committee • Finance Committee

Principal Occupation:

Former Senior Vice President, Shell Chemicals and Products, U.S. Gulf Coast, Shell USA, Inc.

Business Experience:

Mr. Hardy founded HardLine Consulting LLC in July 2022, providing expertise in strategy and leadership to companies focused on energy, technical services, and infrastructure. Prior to then, he served in various leadership positions with Shell USA, Inc., having most recently served as Senior Vice President, Shell Chemicals and Products, for the U.S. Gulf Coast from December 2018 until his retirement in May 2022 and General Manager, Shell Geismar Chemical Site, from June 2015 to December 2018. Mr. Hardy first joined Shell in 1988.

Qualifications:

Mr. Hardy brings to the Board significant insight in the development of energy infrastructure and extensive technical and operational expertise, as well as executive and general management experience.

R. Craig Knocke
Director Since: 2019 Age: 53 Committees: • Finance Committee • Nominating, Governance and Social Responsibility Committee

Principal Occupation:

Director of Turtle Creek Trust Company, Chief Investment Manager and Portfolio Manager of Turtle Creek Management, LLC, Principal and a non-controlling manager and member of TCTC Holdings, LLC

Business Experience:

Mr. Knocke is a co-founder and has served as director of Turtle Creek Trust Company, a private trust and investment management firm, since 2009. He currently serves as the Chief Investment Officer and has served as a Portfolio Manager at Turtle Creek Management, LLC, a registered investment advisory firm based in Dallas, Texas, since 2007. Since 2009, Mr. Knocke has served as a Principal and a non-controlling manager and member of TCTC Holdings, LLC (“TCTC”), a bank holding company that is a banking, securities, and investment management firm. He previously held positions as Vice President and Portfolio Manager at Brown Brothers Harriman & Co., and served in various positions at Salomon Brothers and Texas Instruments.

Qualifications:

Mr. Knocke brings to the Board executive and general management experience as well as significant financial expertise.

16 HF Sinclair Corporation

Robert J. Kostelnik
Director Since: 2011 Age: 71 Committees: • Nominating, Governance and Social Responsibility Committee, Chairperson • Environmental, Health, Safety, and Public Policy Committee

Principal Occupation:

Principal at Glenrock Recovery Partners, LLC

Business Experience:

Mr. Kostelnik has served as a principal of Glenrock Recovery Partners since January 2012. Glenrock Recovery Partners assists energy, pipeline and terminal companies with maximizing the value of non-fungible liquid hydrocarbons and provides health, safety and environmental compliance and project management consulting services. He served as the President and Chief Executive Officer of Cinatra Clean Technologies, Inc. from 2008 to 2011. Cinatra provides tank cleaning systems to refining pipelines and terminals. Prior to his retirement in 2007, Mr. Kostelnik served in a number of senior positions during his 16 years with CITGO Petroleum Corporation, including as Vice President of Refining. During that time, he was responsible for, among other things, the creation and implementation of the Health, Safety & Environmental Management System as well as environmental compliance & improvement. CITGO is engaged in the refining and marketing of petro-chemical products.

Additional Directorships:

Mr. Kostelnik served as a director of Frontier from 2010 until the merger of Frontier and Holly Corporation (“Holly”) in July 2011. He currently serves as a director of Methanex Corporation.

Qualifications:

Mr. Kostelnik brings to the Board significant experience and insight into the Company’s industry through his extensive experience in the refining industry.

James H. Lee
Director Since: 2011 Age: 74 Committees: • Finance Committee, Chairperson • Audit Committee

Principal Occupation:

Managing General Partner and Principal Owner of Lee, Hite & Wisda Ltd.

Business Experience:

Mr. Lee has served as the Managing General Partner of Lee, Hite & Wisda Ltd., a private company with investments in oil and gas working, royalty and mineral interests, since founding the firm in 1984.

Additional Directorships:

Mr. Lee served as a director of Frontier from 2000 until the merger of Frontier and Holly in July 2011. He currently serves as a director of Holly Logistic Services, L.L.C. (“HLS”), the general partner of the general partner of HEP.

Qualifications:

Mr. Lee brings to the Board his extensive experience as a consultant and investor in the oil and gas industry, which provides him with significant insights into relevant industry issues.

2023 Proxy Statement 17

Ross B. Matthews
Director Since: 2022 Age: 68 Committee: • Finance Committee

Principal Occupation:

Chief Operating Officer of REH Company (formerly known as The Sinclair Companies)

Business Experience:

Mr. Matthews currently serves as Chief Operating Officer of REH Company and served as the Chairman and Chief Executive Officer of Sinclair Oil (formerly known as Sinclair Oil Corporation), which was comprised of the refining, marketing and renewables business the Company acquired from The Sinclair Companies (now known as REH Company), from October 2009 until March 2022. Mr. Matthews joined Sinclair Oil in June 2000, initially serving as Vice President of Exploration and Production.

Additional Directorships:

Mr. Matthews served as a director of Sinclair Oil from January 2006 until March 2022.

Qualifications:

Mr. Matthews brings to the Board significant experience and insight into the development of energy infrastructure through his extensive experience in the oil and gas industry.

Norman J. Szydlowski
Director Since: 2022 Age: 71 Committees: • Environmental, Health, Safety and Public Policy Committee • Nominating, Governance and Social Responsibility Committee

Principal Occupation:

Former President, CEO and Director of SemGroup Corporation

Business Experience:

Mr. Szydlowski served as President and Chief Executive Officer and director of SemGroup Corporation from November 2009 until his retirement in June 2014. He also previously served as Chief Executive Officer for Rose Rock Midstream and Colonial Pipeline Company. From 2004 to 2005, Mr. Szydlowski served as the Senior Consultant to the Iraqi Ministry of Oil in Baghdad on behalf of the U.S. Department of Defense (OSD, CPA) and Department of State (Embassy Baghdad). He was a Commissioner on the National Commission on Energy Policy and chaired the Task Force on Biofuels Infrastructure. Mr. Szydlowski co-chaired the Task Force on Ensuring Stable Natural Gas Prices for the Bipartisan Policy Center and was a member of the Working Group, Bipartisan Policy Center Response to The National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling Request. From 2002 until 2004, he was Vice President of Refining for Chevron Corporation and he first joined Chevron in 1981.

Additional Directorships:

Mr. Szydlowski currently serves as a director of Equitrans Midstream Corporation (“Equitrans”), and he served as a director of Director of Sinclair Oil (formerly known as Sinclair Oil Corporation), which was comprised of the refining, marketing and renewables business the Company acquired from The Sinclair Companies (now known as REH Company), from April 2017 until March 2022. Mr. Szydlowski served as a director of EQT Corporation (“EQT”) from November 2017 until the separation of EQT and Equitrans in November 2018. He served as a director of the general partner of 8point3 Energy Partners, LP from June 2015 until its acquisition by Capital Dynamics, Inc. in June 2018.

Qualifications:

Mr. Szydlowski brings to the Board extensive experience in the oil and gas industry and executive management and board experience with other public companies.

None of our director nominees reported any litigation for the period from 2013-2023 that is required to be reported in this proxy statement. There are no family relationships among any of our directors or executive officers.

18 HF Sinclair Corporation

Corporate Governance

The Board and senior management believe that one of their primary responsibilities is to promote a corporate culture of accountability, responsibility and ethical conduct throughout the Company. The Company is committed to maintaining the highest standard of business conduct and corporate governance, which we believe is essential to operating our business efficiently, maintaining our integrity in the marketplace and serving our stockholders.

Consistent with these principles, the Company has adopted a Code of Business Conduct and Ethics and Corporate Governance Guidelines. These documents, together with our amended and restated certificate of incorporation (the “Certificate of Incorporation”), second amended and restated by-laws (the “By-Laws”) and the Board committee charters, form the framework for our governance. Copies of the Code of Business Conduct and Ethics, Corporate Governance Guidelines, Certificate of Incorporation, By-Laws, Audit Committee Charter, Compensation Committee Charter, Environmental, Health, Safety, and Public Policy Committee Charter, Finance Committee Charter and Nominating, Governance and Social Responsibility Committee Charter are publicly available on our website at www.hfsinclair.com and may also be obtained free of charge upon written request to HF Sinclair Corporation, 2828 North Harwood, Suite 1300, Dallas, Texas 75201, Attention: Vice President, Investor Relations.

Board Leadership Structure

In accordance with our Corporate Governance Guidelines, our Board is responsible for selecting the Board leadership structure that is in the best interests of the Company. Our Board, at this time, has determined that a leadership structure consisting of separate Chief Executive Officer and Chairperson of the Board roles is appropriate for the Company. Currently, Mr. Myers serves as our independent Chairperson of the Board, and Mr. Jennings serves as our Chief Executive Officer. Effective May 9, 2023, Timothy Go, current President and Chief Operating Officer of the Company, will succeed Mr. Jennings as Chief Executive Officer. Mr. Jennings notified the Company on February 14, 2023 that he will retire from the position of Chief Executive Officer on May 8, 2023.

Given the complexity of the Company’s business model, the Board believes that at this time the separation of these positions enhances both the oversight of management by the Board and the Company’s overall leadership structure. As a result of his experience at publicly traded energy companies, Mr. Myers has industry-specific experience and expertise and as Chairperson of the Board can identify strategic priorities, lead the discussion and execution of strategy and facilitate the flow of information between management and the Board.

The Company’s Corporate Governance Guidelines provide for the appointment of a lead director in the event the roles of Chairperson of the Board and Chief Executive Officer are combined. The lead director’s responsibilities are set forth in the Company’s Corporate Governance Guidelines and include coordinating with the independent directors in respect of each of the following:

•	presiding over executive sessions of the Board’s independent directors and at all meetings of the Board at which the Chairperson of the Board is not present;

•	communicating matters discussed at the executive session to the Chairperson of the Board and Chief Executive Officer, as appropriate;

•	serving as a liaison between the Chief Executive Officer, the Chairperson of the Board and the independent directors;

•

advising and consulting with the Chairperson of the Board, the Chief Executive Officer and the chairperson of each committee regarding Board and committee meetings, as necessary, desirable or appropriate;

•	calling meetings of the independent directors and encouraging or facilitating discussion among the directors to ensure the views of every director are heard and to achieve consensus;

•

maintaining regular contact with the Chairperson of the Board and Chief Executive Officer to provide access for any issue that may arise and assist in communication, if appropriate, and to ensure that there is a steady, relevant, meaningful and effective information flow from management to the Board;

•	approving in advance, in consultation with the Chairperson of the Board and Chief Executive Officer, agendas, schedules and related information for all meetings of the Board; and

2023 Proxy Statement 19

•

advising and consulting with the Chairperson of the Board and Chief Executive Officer as to the quality, quantity and timeliness of the information submitted by the Company’s management to, and other communications with, the independent directors.

Since the positions of Chairperson of the Board and Chief Executive Officer are separate, the Board has not appointed a separate lead director. The Chairperson of the Board fulfills the above-noted responsibilities of the independent lead director to serve as a liaison between the Chief Executive Officer and the independent directors.

The Board has established a policy that its directors who are not our officers or employees (“non-management directors”) regularly meet in executive session, without members of management present. The Chairperson of the Board, or the lead director if the Chairperson of the Board is a member of management, presides at meetings of the non-management directors. In the event the Chairperson of the Board is a member of management and, if there is no lead director or the lead director is unable to attend, the non-management directors will designate an independent director to preside at the meeting. In the event the Company’s non-management directors include directors who are not independent under the New York Stock Exchange (“NYSE”) listing requirements, then an executive session including only the independent directors will be held at least once per year. We believe that the foregoing structure, policies and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion and evaluation of decisions and direction from the Board, and are in the best interest of our stockholders.

Board and Committee Evaluations

The Board, acting through the Nominating, Governance and Social Responsibility Committee, conducts a self-evaluation at least annually to determine whether it is functioning effectively. The evaluation includes periodically considering the mix of skills, experience, knowledge and diversity that directors bring to the Board to assess whether the Board has the necessary tools and background to perform its oversight function effectively.

The Nominating, Governance and Social Responsibility Committee has undertaken an effort to identify relevant skills, expertise, knowledge and diversity of opinion required of members of the Board to deliver long-term value to the stockholders of the Company. From that list, the Board developed a skills matrix to ensure each of the identified skills, expertise, knowledge and diversity of opinion are adequately represented among the Company’s Directors. See the “Director Skills, Experience and Diversity Matrix” on page 10. The Nominating, Governance and Social Responsibility Committee and the Board review the matrix on an annual basis to confirm that it appropriately supports the Company’s long-term strategy.

Each committee of the Board also conducts a self-evaluation at least annually and reports the results to the Board.

Board Oversight of Risk Management

The Board oversees management of risk and receives a report from management on at least a quarterly basis. The Board regularly reviews information regarding the Company’s credit, liquidity, business, operations and cybersecurity, including the key risks associated with each of the foregoing. As described below, consistent with SEC regulations and NYSE requirements, the Board committees are also engaged in overseeing risk associated with the Company.

•	The Audit Committee oversees management of exposure to financial reporting and control risks.

•	The Compensation Committee oversees the management of risks relating to the Company’s human capital management, executive compensation plans and incentive structure.

•	The Environmental, Health, Safety, and Public Policy Committee oversees the management of risks associated with the environment, health, safety and public policy.

•	The Finance Committee oversees the management of risks relating to the Company’s capital investment strategies.

•

The Nominating, Governance and Social Responsibility Committee oversees the Company’s governance, ethics and compliance programs and the management of risks relating to the Company’s policies and practices regarding human rights in its operations and supply chain, environmentally sustainable practices and strategy, and strategy and performance in assessing and responding to climate-related risks and opportunities.

20 HF Sinclair Corporation

While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is ultimately responsible for overseeing the Company’s risk exposures and management thereof, and the Board is regularly informed on these matters through committee and senior management presentations.

The Board also receives input from the Company’s Risk Management Oversight Committee on management’s views of the risks facing the Company. This committee is made up of management personnel and monitors the risk environment for the Company as a whole. This committee also supports the efforts of the Board and the Board committees to monitor and evaluate guidelines and policies governing the Company’s risk assessment and management.

Director Independence

Board of Directors. NYSE listing requirements and our Corporate Governance Guidelines require that at least a majority of the Board meet the NYSE criteria for independence. The Board has determined that each of Mses. Ainsworth and Catalano and Messrs. Echols, Fernandez, Hardy, Knocke, Kostelnik, Lee, Myers and Szydlowski is “independent” under the NYSE independence standards. Mr. Jennings and Mr. Go are not independent because they are employees of the Company. Mr. Matthews is not independent due to his continued service as Chief Operating Officer of REH Company following the closing of the Sinclair Transactions and the fact that members of his immediate family control REH Company, which received more than five percent of HF Sinclair’s common stock as purchase consideration at the closing of the Sinclair Transactions. Please see “Certain Relationships and Related Person Transactions” on page 87 for a more detailed description of the ongoing relationship between the Company and REH Company in which Mr. Matthews may have a material interest.

Audit Committee. The Board has determined each member of the Audit Committee is “independent” as defined by the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee. The Board has determined each member of the Compensation Committee is “independent” as defined by the NYSE listing standards. For each member of the Compensation Committee, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including the sources of such director’s compensation, such as any consulting, advisory or other compensatory fees paid by the Company, and whether the director has an affiliate relationship with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Nominating, Governance and Social Responsibility Committee. The Board has determined each member of the Nominating, Governance and Social Responsibility Committee is “independent” as defined by the NYSE listing standards.

Environmental, Health, Safety, and Public Policy Committee. The Board has determined each member of the Environmental, Health, Safety, and Public Policy Committee is “independent” as defined by the NYSE listing standards.

Finance Committee. The Board has determined each member of the Finance Committee, other than Mr. Matthews, is “independent” as defined by the NYSE listing standards.

Independence Determination. In making its independence determinations, the Board considered certain transactions, relationships and arrangements. In determining Mr. Knocke’s independence, the Board considered that Mr. Knocke is a non-controlling manager and member of TCTC, and Mr. Knocke is also a Principal of TCTC (which may be deemed to beneficially own 6.52% of the Company’s common stock) and holds various other positions with TCTC’s subsidiaries. The Board determined that this relationship does not impair the independence of Mr. Knocke.

2023 Proxy Statement 21

Director Nominations

Qualifications

The Nominating, Governance and Social Responsibility Committee may engage a search firm to assist with identifying qualified nominees for the Board. In considering nominees for election as director, the Nominating, Governance and Social Responsibility Committee considers a number of criteria approved by the Board and related to relevant skills, expertise, knowledge and diversity of opinion that may be desired, necessary or appropriate for inclusion on the Board. The Nominating, Governance and Social Responsibility Committee is also responsible for recommending the nomination of incumbent directors it deems appropriate for re-election to the Board and, if applicable, reappointment to any committees of the Board on which such director serves. Pursuant to our Corporate Governance Guidelines, the Nominating, Governance and Social Responsibility Committee will not recommend to the Board the nomination of any director or nominee who has attained or will attain the age of 75 prior to the annual meeting at which he or she would be elected or re-elected. The Board may approve an exception to this policy on a case-by-case basis.

Characteristics expected of all directors include integrity, exceptional talent and judgment, and the ability and willingness to commit adequate time to the Board. In evaluating the suitability of individual board members, the Nominating, Governance and Social Responsibility Committee takes into account many factors, including the candidate’s independence, the skills enumerated in the Director Skills, Experience and Diversity Matrix, knowledge of the communities in which the Company does business, the Company’s industry, or other industries relevant to the Company’s business or other organizations of comparable size and personal qualities, such as background and reputation. The Board also considers the diversity of race, gender expression and identity, age, sexual orientation, ethnicity, knowledge, experience, viewpoints, geography and other demographics when evaluating candidates and is committed to actively seeking highly qualified diverse candidates, including women and individuals from minority groups, to be included in the pool of candidates from which Board nominees may be chosen.

Pursuant to that certain Stockholders Agreement by and among HF Sinclair, REH Company and the stockholders of REH Company entered into in connection with the closing of the Sinclair Transactions (the “Stockholders Agreement”), REH Company and the stockholders of REH Company (collectively, the “REH Parties”) were granted the right to nominate, and have nominated, (i) two persons (the “Designees”) to the Board at the closing of the Sinclair Transactions and for so long as the REH Parties beneficially own common stock constituting not less than 15% of all outstanding HF Sinclair common stock and (ii) one person to the Board for so long as the REH Parties beneficially own less than 15% but more than or equal to 5% of all outstanding HF Sinclair common stock. All Designees must possess the director characteristics and qualifications contained in the By-Laws and Corporate Governance Guidelines and expected of all other directors of the Board, as described in the immediately preceding paragraph above. In addition, at all times at least one Designee, if there is any, shall possess significant management experience in the refining industry, as determined by the Board in its reasonable discretion.

Stockholder Director Nominations to be Presented at the Annual Meeting

The Nominating, Governance and Social Responsibility Committee will consider recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by the Nominating, Governance and Social Responsibility Committee. Stockholders may submit such a recommendation by sending a letter to the Secretary of the Company at the Company’s principal executive offices. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.”

To be considered, recommendations must be submitted in writing no less than 90 days and no more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders in compliance with the notice procedures and informational requirements set forth in Article III, Section 12 of the Company’s By-Laws. A stockholder’s notice must include the following:

•

the name of the stockholder recommending the director candidate and the class and number of shares of common stock which are directly or indirectly, held of record or beneficially owned by the stockholder, the dates on which the stockholder acquired such securities and documentary evidence of such record or beneficial ownership;

22 HF Sinclair Corporation

•	a written statement by the director candidate agreeing to being named in the Company’s proxy materials and to serve a full term as a member of the Board if nominated and elected;

•

a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three (3) years and any other material relationships, between and among the nominating stockholder and the director candidate and his or her respective affiliates and associates or others acting in concert therewith, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K, and pursuant to applicable law;

•

a representation as to whether or not the stockholder recommending the director candidate intends, or is a part of a group that intends, to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding capital stock of the Company required to elect the director candidate, (2) otherwise solicit proxies or votes from stockholders in support of such nomination; and (3) solicit proxies in support of a director candidate other than the Company’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, and if so, provide the notice and other information required in Rule 14a-19 promulgated under the Exchange Act;

•

all other information relating to the nominating stockholder or director candidate that would be required to be disclosed in a proxy statement relating to an election of directors, or that is otherwise required by Regulation 14A under the Exchange Act or Article III, Section 12 of the Company’s By-Laws; and

•	such other information relating to the proposed nomination as the Company may reasonably request to determine whether such proposed nomination is a proper matter for stockholder action.

Director Nominations to be Included in the Proxy Statement (Proxy Access)

The Company’s By-Laws provide for proxy access whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock for three years or more may nominate up to the greater of two individuals or 20% of the Board and have the nominee(s) included in our proxy materials, provided that the stockholder and nominee(s) satisfy the requirements set forth in the Company’s By-Laws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2024 proxy statement must satisfy the requirements set forth in the Company’s By-Laws and must provide notice to our Corporate Secretary, which must be delivered to, mailed and received at, the principal executive offices of the Company by the Secretary of the Company, not less than 120 calendar days in advance of the first anniversary of the date the Company’s proxy statement was released to stockholders for the preceding year’s annual meeting, and in the case of the 2024 proxy statement, no later than December 8, 2023. The notice of proxy access must include information specified in Article II, Section 2(d) and Article III, Section 12 of the Company’s By-Laws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock.

For more information, see “Additional Information.”

Communications with the Board

Any stockholder or other interested party may communicate with the non-management directors by e-mailing the Chairperson of the Board at board@hfsinclair.com or writing to: Chairperson of the Board, c/o Secretary, HF Sinclair Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201. Communications to the Board generally may be sent certified mail to HF Sinclair Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, Attention: Secretary. The Secretary will forward all communications received by mail to the appropriate director or directors, other than those communications that are merely solicitations for products or services or relate to matters that are of a type that are clearly improper or irrelevant to the functioning of the Board or the business and affairs of the Company.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The purpose of this Code is to, among other things, affirm the Company’s commitment to the highest standards of business conduct and ethics, integrity and compliance reporting in accordance with all applicable laws. The Code sets forth a common set of values and standards to which all of the Company’s directors, officers and employees must adhere. The Company will post information regarding any amendment to, or waiver from, its Code of Business Conduct and Ethics on its website under the Corporate Governance sub-heading, under the Investor Relations tab.

2023 Proxy Statement 23

The Board, Its Committees and Its Compensation

The Board

Under the Company’s Corporate Governance Guidelines, Board members are expected to devote the time reasonably necessary to discharge their responsibilities and to prepare for and, to the extent reasonably practicable, attend and participate in all meetings of the Board and Board committees on which they serve. The Board meets at least quarterly. During 2022, the Board held eight (8) meetings. Each then-current director attended at least 75% of the total number of meetings of the Board and committees on which he or she served during the period he or she was a director.

All directors are strongly encouraged to attend the Company’s annual meeting of stockholders. Eleven out of twelve of our then-current directors attended the 2022 annual meeting of stockholders. Mr. Michael Rose did not attend since he was not standing for re-election.

Board Committees

The Company currently has six standing committees:

•	Audit Committee;

•	Compensation Committee;

•	Nominating, Governance and Social Responsibility Committee;

•	Environmental, Health, Safety, and Public Policy Committee;

•	Finance Committee; and

•	Executive Committee.

Other than the Executive Committee, each of these committees operates under a written charter adopted by the Board. Upon the Nominating, Governance and Social Responsibility Committee’s recommendations, the Board elects committee members annually. The Executive Committee operates pursuant to the authority that is specifically delegated to it by the Board, and such delegated authority may be revoked at any time.

The table below sets forth the number of meetings held by each committee in 2022:

Board Committee	Number of Meetings in 2022
Audit Committee	8
Compensation Committee	4
Nominating, Governance and Social Responsibility Committee	5
Environmental, Health, Safety, and Public Policy Committee	4
Finance Committee	4
Executive Committee	2

All directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair gives a report concerning his or her committee’s activities to the Board.

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of the Company’s financial statements. In addition, the Audit Committee oversees management of exposure to financial risks. The functions and responsibilities of the Audit Committee pursuant to its charter include:

•	appointing, compensating, retaining and overseeing the Company’s independent registered public accounting firm and conducting an annual review of the independence of that firm;

24 HF Sinclair Corporation

•	pre-approving all audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm;

•

at least annually, reviewing the independence and quality-control procedures of the independent registered public accounting firm and the experience and qualifications of the independent registered public accounting firm’s senior personnel that are providing audit services to the Company;

•	confirming with the independent registered public accounting firm its compliance with the partner rotation requirements established by the SEC;

•	reviewing and evaluating the performance of the lead partner of the independent registered public accounting firm;

•	reviewing the findings and recommendations of the independent registered public accounting firm;

•	reviewing the scope and the planning of the annual audit with management, the independent registered public accounting firm and the internal auditor;

•	reviewing the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;

•

overseeing the internal audit function, and at least annually, reviewing the responsibilities, budget and staffing of the Company’s internal audit function, approving the internal audit plan, reviewing the internal audit charter and considering whether any changes are needed in how the internal audit function is implemented;

•	reviewing and approving the appointment and removal of, and, on an annual basis, the performance and compensation of, the Vice President, Internal Audit;

•	reviewing and discussing with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management;

•	reviewing and discussing the Company’s internal controls over financial reporting with management and the independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or accounting matters;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding potential violations of applicable laws, rules and regulations or of the Company’s codes, policies and procedures;

•	establishing procedures for the confidential and anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or questionable compliance matters;

•	reviewing and assessing the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•

reviewing and, if appropriate, approving transactions involving conflicts of interest, including related person transactions, consistent with the Code of Business Conduct and Ethics and Related Party Transaction Policy (as defined below);

•	reviewing the Company’s Related Party Transaction Policy on an annual basis;

•	reviewing and approving the Audit Committee Report to be included in the annual proxy statement; and

•	reviewing the adequacy of the Audit Committee charter on an annual basis.

Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee has the ability to read and understand fundamental financial statements, and Messrs. Echols and Fernandez each meet the requirements of an “audit committee financial expert” as defined by the rules of the SEC.

2023 Proxy Statement 25

Compensation Committee

The Compensation Committee establishes and administers the Company’s policies, programs and procedures for compensating executive officers and the Board and oversees the management of risks relating to the Company’s executive compensation plans and arrangements. The functions and responsibilities of the Compensation Committee pursuant to its charter include:

•

overseeing and reviewing the Company’s strategies, policies and practices related to human capital management, including with respect to the promotion of diversity, equity and inclusion, talent and performance management, pay equity and employee engagement;

•	making recommendations to the Board on how frequently the Company shall submit to stockholders an advisory vote on executive compensation and reviewing the results of the advisory vote;

•	evaluating the performance and approving the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, the Company’s other executive officers;

•	reviewing and approving the Company’s executive compensation programs and corporate goals and objectives relative to the compensation of the Company’s executive officers;

•

reviewing the Company’s compensation practices, policies and programs for executive officers and other employees to ensure that such practices, policies and programs do not encourage unnecessary or excessive risk taking and annually assessing whether any risks arising from such practices, policies and programs are reasonably likely to have a material adverse effect on the Company;

•	reviewing director compensation and making recommendations to the Board regarding the same;

•	administering and making recommendations to the Board with respect to the Company’s equity incentive plans;

•	reviewing succession planning for Company management and making recommendations to the Board regarding the same;

•	overseeing the preparation of the Compensation Discussion and Analysis to be included in the annual proxy statement;

•	preparing the Compensation Committee Report to be included in the annual proxy statement;

•	reviewing the adequacy of the Compensation Committee charter on an annual basis;

•	establishing the Company’s stock ownership policy and reviewing executive officer and director compliance with the policy on an annual basis; and

•

monitoring applicable rules and regulations, including the rules and regulations of the SEC and the NYSE listing standards, regarding clawback of executive compensation and reviewing and making recommendations to the Board of any changes to the Company’s Clawback Policy (as defined below) as may be required by such rules and regulations.

The Compensation Committee may form and delegate some or all of its authority to subcommittees as it deems appropriate. The Compensation Committee also has the authority to retain, compensate, direct, oversee and terminate outside counsel, compensation consultants and other advisors hired to assist the Compensation Committee.

In December 2017, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as the independent compensation consultant to the Compensation Committee, to provide advice relating to executive compensation matters. In selecting Meridian as its independent compensation consultant, and in the first quarter of each year following engagement, the Compensation Committee assessed the independence of Meridian pursuant to SEC rules and considered, among other things, whether Meridian provides any other services to us, the fees paid by us to Meridian as a percentage of Meridian’s total revenues, the policies of Meridian that are designed to prevent any conflict of interest between Meridian, the Compensation Committee and us, any personal or business relationship between Meridian and a member of the Compensation Committee or one of our executive officers and whether Meridian owned any shares of our common stock. In addition to the foregoing, the Compensation Committee annually receives an independence letter from Meridian, as well as other documentation addressing the firm’s independence. Meridian reports exclusively to the Compensation Committee and does not provide any additional

26 HF Sinclair Corporation

services to us. The Compensation Committee has discussed these considerations and concluded that Meridian is independent and that we do not have any conflicts of interest with Meridian. The Compensation Committee is aware that Meridian is also providing similar services to the compensation committee at Holly Logistic Services, L.L.C. (“HLS”), but our Compensation Committee manages its relationship with Meridian independently of the relationship that Meridian has with the HLS compensation committee. The aggregate amount of fees HLS paid to Meridian for the services it engaged Meridian to perform during the 2022 fiscal year was approximately $26,313. The aggregate amount of fees the Company paid to Meridian for the services it engaged Meridian to perform during the 2022 fiscal year was approximately $278,686.

Nominating, Governance and Social Responsibility Committee

The Nominating, Governance and Social Responsibility Committee assists the Board in overseeing that the Company is governed in a manner consistent with the best interests of the Company and its stockholders. In addition, the Nominating, Governance and Social Responsibility Committee oversees the Company’s ethics and compliance programs, policies and practices regarding human rights in the Company’s operations and supply chain, policies, practices and procedures regarding environmentally sustainable practices, and strategy and performance in assessing and responding to climate-related risks and opportunities. The functions and responsibilities of the Nominating, Governance and Social Responsibility Committee pursuant to its charter include:

•	developing, reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines, Insider Trading Policy and Code of Business Conduct and Ethics;

•	identifying and recommending individuals qualified to be directors;

•	evaluating and determining whether directors are independent and whether the Audit Committee has an “audit committee financial expert” as defined by the rules of the SEC;

•	developing and maintaining an onboarding program for new directors and a continuing education program for current directors;

•	recommending committee composition and chairpersons;

•	reviewing and making recommendations to the Board on succession planning for the Board;

•	reviewing and approving, prior to acceptance, the Chief Executive Officer’s service on any other public company board;

•	monitoring the Company’s charitable contributions and political spending insofar as such activities exceed or can be expected to exceed 0.5% of the pre-tax income of the Company;

•	overseeing the Company’s ethics and compliance programs;

•	overseeing the Company’s policies and practices regarding human rights in its operations and supply chain;

•

overseeing the Company’s policies, practices and procedures with respect to environmentally sustainable practices and strategy and performance in assessing and responding to climate-related risks and opportunities; and

•	reviewing the adequacy of the Nominating, Governance and Social Responsibility Committee charter on an annual basis.

Environmental, Health, Safety, and Public Policy Committee

The Environmental, Health, Safety, and Public Policy Committee oversees the Company’s environmental, health, safety and public policy matters. In addition, the Environmental, Health, Safety, and Public Policy Committee oversees the management of risks associated with such matters. The functions and responsibilities of the Environmental, Health, Safety, and Public Policy Committee pursuant to its charter include:

•

reviewing reports and other information provided by management and consultants regarding material regulatory compliance and public policy matters arising out of issues related to process safety, worker safety, health, environmental, physical security, and/or legislative developments related to the refining industry;

•	reporting material issues or compliance concerns included in those reports to the Board; and

•	reviewing the adequacy of the Environmental, Health, Safety, and Public Policy Committee charter on an annual basis.

2023 Proxy Statement 27

Finance Committee

The Finance Committee oversees the Company’s cash flow, uses of cash, capital investment strategies, including implementation and cost of capital. The functions and responsibilities of the Finance Committee include:

•	reviewing the Company’s cash flow forecasts, minimum cash requirements and liquidity targets;

•	reviewing the Company’s annual capital budget, capital strategy and significant capital expenditures and determining whether to recommend to the Board that such items be approved;

•	reviewing and making recommendations to the Board with respect to new capital projects;

•	periodically evaluating the performance of and returns on approved capital projects and other capital expenditures and reviewing significant cost variances; and

•	reviewing the adequacy of the Finance Committee charter on an annual basis.

Executive Committee

The Executive Committee has such authority as the Board shall delegate to the committee from time to time.

Director Compensation

The Compensation Committee annually evaluates the compensation program for our non-management directors. In making its recommendation to the Board for non-management director compensation, the Compensation Committee reviews the form and amount of compensation paid to directors by the Company’s compensation peer group and benchmark market data provided by the compensation consultant. The director compensation peer group is the same as the compensation peer group considered by the Compensation Committee in setting executive compensation for 2022 and consisted of 17 companies as described in detail below under “Compensation Discussion and Analysis—Market Review.” Based on recommendations from the Compensation Committee, the Board approved the components of non-management director compensation as set forth below.

Cash Retainers

Cash retainers are paid to the non-management directors on a quarterly basis during their respective time serving as a director or committee member. Members of the Board who also serve as our officers or employees do not receive additional compensation in their capacity as directors.

We also reimburse directors for all reasonable expenses incurred in attending Board meetings, Board committee meetings and director continuing education sessions upon submission of appropriate documentation. Meeting fees are not paid for attendance at Board meetings or Board committee meetings.

Equity Awards

Non-management directors receive an annual equity award grant in the form of restricted stock units having a fair market value of approximately the dollar amount of the equity award approved by the Board on the date of grant. These annual grants are made in the fourth quarter of the year preceding the year to which the award relates in order to align the timing of the equity award grants with the timing of the other compensation decisions made for non-management directors and with the timing of long-term equity incentive award grants for our executive officers.

Continued service on the Board through the stated vesting date for the restricted stock units, which is in most cases approximately one year following the date of grant, is required in order for the restricted stock units to become vested. The restricted stock units granted in November 2021 for the 2022 fiscal year vested on December 1, 2022. The restricted stock units granted in November 2022 for the 2023 fiscal year will vest on December 1, 2023. Accelerated vesting of outstanding restricted stock units will occur upon a change in control (subject to the director serving as a member of the Board immediately prior to the change in control) or the director’s death, disability or retirement. Settlement of the restricted stock units in shares of our common stock occurs within 30 days of the event that caused the restricted stock units to vest. Directors do not have the rights of a stockholder with respect to the shares underlying the restricted stock units until the award vests and is settled in shares. However, directors are entitled to the payment of dividend equivalents on outstanding restricted stock units in the form of cash in an amount equal to the dividends that would have been paid with respect to the underlying shares. These dividend equivalents are not subject to forfeiture.

28 HF Sinclair Corporation

For 2022, annual compensation for non-management directors consisted of the following components:

	Compensation Effective January 1, 2022	Compensation Effective January 1, 2023(1)

Board Service:

Annual Restricted Stock Units Award (2)	$140,000	$160,000

Chairperson of the Board Retainer	200,000	200,000

Annual Cash Retainer	120,000	120,000

Lead Director Cash Retainer (3)	n/a	n/a

Board Committee Service:

Audit Committee Annual Cash Retainer

Chairperson	27,500	27,500

Member	17,500	17,500

Compensation Committee Annual Cash Retainer

Chairperson	20,000	20,000

Member	14,000	14,000

Nominating, Governance and Social Responsibility Committee Annual Cash Retainer

Chairperson	20,000	20,000

Member	14,000	14,000

Environmental, Health, Safety, and Public Policy Committee Annual Cash Retainer

Chairperson	20,000	20,000

Member	14,000	14,000

Finance Committee Annual Cash Retainer

Chairperson	20,000	20,000

Member	14,000	14,000

Other:

Stipend for Operations-Related Consultation at Request of Management (On-Site)	2,400/day	2,400/day

Stipend for Operations-Related Consultation at Request of Management (Overnight)	3,600/day	3,600/day

(1)

In November 2022, the Board set director compensation for the 2023 fiscal year. The only change to director compensation for the 2023 fiscal year from the 2022 fiscal year was an increase of $20,000 to the annual equity award granted to the Company’s non-management directors.

(2)

The annual award is comprised of a number of restricted stock units equal to the dollar amount of the award divided by the market closing price of a share of our common stock on the date of grant, with the number of restricted stock units rounded up in the case of fractional shares. The annual award is made in the fourth quarter of the year preceding the year to which the award relates.

(3)

Since the positions of Chairperson of the Board and Chief Executive Officer are separate, the Board did not appoint a lead director following the 2022 annual meeting of stockholders and as a result a lead director cash retainer was not approved for the 2023 fiscal year.

2023 Proxy Statement 29

Nonqualified Deferred Compensation

For 2022, our non-management directors were eligible to participate in the HF Sinclair Corporation Executive Nonqualified Deferred Compensation Plan, which is not tax-qualified under Section 401 of the Internal Revenue Code (the “Code”) and allows participants to defer receipt of certain compensation (the “NQDC Plan”).

The NQDC Plan allows non-management directors the ability to defer up to 100% of their cash retainers for a calendar year. Participating directors have full discretion over how their contributions to the NQDC Plan are invested among the offered investment options, and earnings on amounts contributed to the NQDC Plan are calculated in the same manner and at the same rate as earnings on actual investments. We do not subsidize a participant’s earnings under the NQDC Plan. Messrs. Myers, Fernandez, Hardy, and Knocke participated in the NQDC Plan in 2022 and elected to defer all of their cash retainers for fiscal year 2022.

For additional information on the NQDC Plan, see “Compensation Discussion and Analysis—Components of our Executive Compensation Program During 2022—Retirement Benefits and Perquisites—Retirement Plans—Deferred Compensation Plan” and “Executive Compensation—Nonqualified Deferred Compensation.”

For 2022, our non-management directors were also eligible to participate in the HF Sinclair Corporation Directors Stock Compensation Deferral Plan (the “Director Stock Deferral Plan”). The Director Stock Deferral Plan is a nonqualified plan under Section 401 of the Code that allows participant directors to defer receipt of current compensation in order to provide retirement and other benefits on behalf of the participant directors. Beginning with the restricted stock unit awards granted to the non-management directors for the 2022 fiscal year (granted in 2021), the Director Stock Deferral Plan allows non-management directors to defer up to 100% of their restricted stock unit award. Messrs. Fernandez, Knocke and Kostelnik participated in the Director Stock Deferral Plan in 2021 and each elected to defer his 2022 restricted stock unit award. Upon Mr. Matthews’ appointment in March 2022 and upon Mr. Hardy’s appointment in July 2022, each elected to participate in the Director Stock Deferral Plan with respect to their 2022 restricted stock unit awards. Each of Messrs. Fernandez, Hardy, Knocke, Kostelnik and Matthews also elected to defer their 2023 Director Awards (as defined below).

Participant directors are not eligible to receive a matching contribution with respect to their elective deferrals. While deferred, a participant director’s account will continue to track the value of our common stock. A participant director’s deferred compensation account will be distributed in a lump sum in the form of unrestricted common stock upon the earliest to occur of a separation from service, disability, or death.

Stock Ownership and Retention Policy for Non-Management Directors

Non-management directors are expected to acquire and hold during their service on the Board shares of our common stock equal in value to at least five times the annual Board cash retainer paid to our non-management directors (excluding any retainer paid for service on a Board committee). Directors have five years from their initial election to the Board to meet the target stock ownership requirements.

Directors are required to continuously own sufficient shares to meet the stock ownership requirements once attained. Until the directors attain compliance with the stock ownership policy, the directors will be required to hold 50% of the shares of common stock received from any equity award. If a director attains compliance with the stock ownership policy and subsequently falls below the requirement because of a decrease in the price of our common stock, the director will be deemed in compliance provided that the director retains the shares then held.

As of December 31, 2022, all of our then-current non-management directors were in compliance with the stock ownership policy or were within the five-year grace period provided under the stock ownership policy.

Anti-Hedging and Anti-Pledging Policy

All of our directors are subject to our Insider Trading Policy which, among other things, prohibits directors from entering into short sales or hedging or pledging shares of our securities. The anti-hedging policy contained in our Insider Trading Policy specifically prohibits directors and their designees from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities (or derivatives thereof), including through, among other mechanisms, the purchase of financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange

30 HF Sinclair Corporation

funds) or other transactions that are designed to hedge or offset any decrease in the market value of shares of our securities (or derivatives thereof). Additionally, all employees, including our named executive officers, are prohibited from holding our securities in a margin account or otherwise pledging securities as collateral for a loan.

Director Compensation Table

The table below sets forth the compensation earned by each of our non-management directors in 2022.

Name(1)(2)	Fees Earned or Paid in Cash(3)	Stock Awards(4)(5)	Total
Anne-Marie N. Ainsworth	$168,000	$160,060	$328,060
Anna C. Catalano	$148,000	$160,060	$308,060
Leldon E. Echols	$171,500	$160,060	$331,560
Manuel J. Fernandez	$179,000	$160,060	$339,060
Rhoman J. Hardy	$ 69,033	$215,445	$284,478
R. Craig Knocke	$148,000	$160,060	$308,060
Robert J. Kostelnik	$168,000	$160,060	$328,060
James H. Lee	$171,500	$160,060	$331,560
Ross B. Matthews	$103,551	$260,094	$363,645
Franklin Myers	$348,000	$160,060	$508,060
Michael E. Rose (6)	$ 75,750	—	$ 75,750
Norman J. Szydlowski	$111,436	$260,094	$371,530

(1)

Mr. Jennings is not included in this table because he received no additional compensation for his service as a director. The compensation earned by Mr. Jennings in 2022 is shown under “Executive Compensation—Summary Compensation Table.” Mr. Go is not included in this table since he was appointed to the Board effective February 16, 2023. However, as a management director, he does not receive additional compensation for his service as a director.

(2)

Messrs. Matthews and Szydlowski were each appointed to the Board effective March 15, 2022 in connection with the closing of the Sinclair Transactions and to the Board committees on which they serve on June 8, 2022. Mr. Hardy was appointed to the Board effective July 2, 2022 and to the Board committees on which he serves on August 31, 2022. Their compensation was pro-rated for the portion of 2022 they each served as directors and on Board committees.

(3)	Certain amounts reported as earned or paid in this column for Messrs. Myers, Fernandez, Hardy, and Knocke were deferred into our NQDC Plan.

(4)

Represents the aggregate grant date fair value of 2,643 restricted stock units granted to each non-management director on November 9, 2022 for the 2023 fiscal year (the “2023 Director Awards”), determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, excluding the effect of estimated forfeitures. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

Because the 2023 Director Awards were granted during 2022, they are reported in the “Stock Awards” column of the Director Compensation Table for 2022 rather than 2023 in accordance with SEC rules. The annual restricted stock unit awards for the 2022 fiscal year were granted on November 10, 2021 and were reported in the “Stock Awards” column of the Director Compensation Table for 2021 rather than 2022 in accordance with SEC rules. For additional information regarding the annual restricted stock unit awards and grant process for non-management directors, please see “—Equity Awards” above.

The 2023 Director Awards will vest on December 1, 2023, subject to continued service on the Board. As of December 31, 2022, the 2023 Director Awards were the only outstanding equity awards held by our non-management directors. As noted above, Messrs. Fernandez, Hardy, Knocke, Kostelnik and Matthews each deferred their entire restricted stock unit award granted to them in 2022.

(5)

For Messrs. Matthews and Szydlowski, also includes the aggregate grant date fair value of 2,221 restricted stock units granted to each of them for the 2022 fiscal year upon their appointment as non-management directors effective March 15, 2022. For Mr. Hardy, also includes the aggregate grant date fair value of 1,166 restricted stock units granted to him for the 2022 fiscal year upon his appointment as a non-management director effective July 2, 2022. In each case determined in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, excluding the effect of estimated forfeitures. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

(6)

Mr. Rose did not stand for re-election at the 2022 Annual Meeting of Stockholders in accordance with the Company’s director retirement policy. As such, the fees reported for Mr. Rose were pro-rated for the portion of 2022 that he served as a director.

2023 Proxy Statement 31

Advisory Vote on the Compensation of Our Named Executive Officers

(Proposal 2)

Section 14A(a)(1) of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material contained in this proxy statement.

In accordance with the preference expressed by our stockholders at our annual meeting in 2017, the Board determined that we would provide this opportunity annually until the next non-binding stockholder advisory vote on the frequency of future advisory votes on executive compensation, which will occur at this Annual Meeting. See “Advisory Vote on the Frequency of the Advisory Vote on the Compensation of Our Named Executive Officers (Proposal 3)” on page 90. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are primarily designed to (i) attract, motivate and retain our named executive officers, who are critical to our success, (ii) provide incentives for our named executive officers to achieve and exceed our operational, financial and strategic goals and (iii) align the interests of our named executive officers with those of our stockholders. Under these programs, compensation for our named executive officers is tied to performance, including our financial results and stockholder returns. Please read the information under “Compensation Discussion and Analysis,” and review the compensation tables and narratives that follow, for additional details about our executive compensation programs, including information about the compensation of our named executive officers in 2022.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensatory philosophy, policies and practices described in this proxy statement. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take those results into consideration when making future decisions regarding executive compensation.

Required Vote and Recommendation

The advisory vote on the compensation of named executive officers requires the approval of a majority of the votes cast on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING AS DISCLOSED IN THE “COMPENSATION DISCUSSION AND ANALYSIS” SECTION, THE ACCOMPANYING COMPENSATION TABLES AND ANY RELATED MATERIAL CONTAINED IN THIS PROXY STATEMENT.

32 HF Sinclair Corporation

Executive Officers

The following sets forth information regarding the executive officers of the Company as of March 31, 2023:

Name	Age	Position
Michael C. Jennings	57	Chief Executive Officer
Timothy Go	56	President and Chief Operating Officer
Atanas H. Atanasov	49	Executive Vice President and Chief Financial Officer
Vaishali S. Bhatia	40	Executive Vice President, General Counsel and Secretary
Steven C. Ledbetter	47	Executive Vice President, Commercial
Valerie Pompa	54	Executive Vice President, Operations

Information regarding Mr. Go is included above under “Election of Directors.”

Michael C. Jennings has served as Chief Executive Officer of the Company since January 2020. In February 2023, Mr. Jennings notified the Board that he will retire from the position of Chief Executive Officer of the Company on May 8, 2023 and was appointed as Executive Vice President, Corporate effective May 9, 2023, a position he expects to serve in until his currently planned retirement from the Company on November 9, 2023. He served as President of the Company from January 2020 to November 2021, as Executive Vice President of the Company from November 2019 to December 2019, as Executive Chairman of the Company from January 2016 to January 2017 and as Chief Executive Officer and President of the Company from the merger of Holly and Frontier in July 2011 to January 2016. He served as Chairperson of the Board of the Company from January 2017 to February 2019 and January 2013 to January 2016. Mr. Jennings has served as Chief Executive Officer of HLS since January 2020, as President of HLS since September 2022 and as Chairperson of the Board of HLS since November 2017. He previously served as Chief Executive Officer of HLS from January 2014 to November 2016 and as President of HLS from October 2015 to February 2016. Mr. Jennings served as President and Chief Executive Officer of Frontier from 2009 until the merger of Holly and Frontier in July 2011 and as the Executive Vice President and Chief Financial Officer of Frontier from 2005 to 2009.

Atanas H. Atanasov has served as Executive Vice President and Chief Financial Officer of the Company since September 2022. Prior to joining the Company, Mr. Atanasov served as Chief Financial Officer of Lummus Technology LLC, a global chemical technologies company for the petrochemical and energy industries, from April 2022 to September 2022. Prior to joining Lummus, he served as the Executive Vice President, Chief Financial Officer and Treasurer of Kraton Corporation, a NYSE listed specialty chemical company, from May 2019 until its merger with DL Holdings in March 2022. Prior to joining Kraton, he served as the Chief Financial Officer of Empire Petroleum Partners, LLC, a wholesale distributor of motor fuels, from February 2016 to May 2019. Prior to joining Empire, Mr. Atanasov served as Executive Vice President, Chief Financial Officer and Treasurer of NGL Energy Partners LP, a NYSE listed MLP, from May 2013 to February 2016, as Senior Vice President, Finance and Treasurer from September 2012 to May 2013 and as Vice President and Treasurer from November 2011 to September 2012. Prior to joining NGL, he held various finance roles of increasing responsibility with GE Capital from January 2003 to November 2011. He is a registered Certified Public Accountant.

2023 Proxy Statement 33

Vaishali S. Bhatia has served as Executive Vice President of the Company since March 2023, as General Counsel of the Company since November 2019 and as Secretary of the Company since August 2019. Prior to then, she served as Senior Vice President of the Company from November 2019 to March 2023, Chief Compliance Officer of the Company from August 2019 to January 2020, Acting General Counsel of the Company from August 2019 to November 2019, Assistant General Counsel of the Company from May 2017 to August 2019, Assistant Secretary of the Company from May 2012 to August 2019 and Counsel of the Company from October 2011 to May 2017. She has also served as Senior Vice President and General Counsel of HLS since November 2019 and Secretary of HLS since August 2019. She served as Chief Compliance Officer of HLS from August 2019 to January 2020, Acting General Counsel of HLS from August 2019 to November 2019, Assistant General Counsel of HLS from May 2017 to August 2019, Assistant Secretary of HLS from January 2013 to August 2019 and Counsel of HLS from October 2011 to May 2017. Prior to joining the Company, Ms. Bhatia was an associate at Jones Day.

Steven C. Ledbetter has served as Executive Vice President, Commercial of the Company since March 2023. Prior to the joining the Company, Mr. Ledbetter served as Director, President and Chief Executive Officer of Shell Midstream Partners GP LLC, the general partner of Shell Midstream Partners, L.P., from March 2021 to March 2023, where he was responsible for the vision, strategy and execution of the Shell Midstream business. Prior to then, he served as Vice President, Commercial of Shell Midstream from April 2018 to March 2021, where he was responsible for business development, joint ventures, oil movements and portfolio activity. Prior to then, Mr. Ledbetter served as the President and Chief Executive Officer of Jiffy Lube International from October 2013 to February 2018, a wholly owned subsidiary of Shell, where he was responsible for the vision, strategy, growth and profitability of the Jiffy Lube brand and network. He first joined Shell in 1999 and held various roles of increasing responsibility in the areas of finance, commercial deal structuring, operations management, strategy and business transformation during his 24 years at Shell.

Valerie Pompa has served as Executive Vice President, Operations of the Company since March 2023. Prior to then, she served as Senior Vice President, Refining Operations of HF Sinclair Refining & Marketing LLC, a subsidiary of the Company, from October 2020 to April 2023. Prior to joining HF Sinclair Refining & Marketing LLC, Ms. Pompa provided customized leadership and business consulting services to clients in many industries, including energy, as the owner and CEO of VAP Business Solutions Limited from April 2018 to October 2020. She also served as Chief Operating Officer of ATS Industrial, from April 2018 to October 2020. Prior to then, she held several executive leadership roles in the areas of process engineering, production planning and optimization, reliability, production management and innovation during her 17 years with Flint Hills Resources, LP, including having served as Vice President and Manufacturing Manager of the Corpus Christi Refinery from October 2012 to March 2017 and Vice President, Innovation and Technology from February 2017 to March 2018.

34 HF Sinclair Corporation

Compensation Discussion and Analysis

Executive Summary

This compensation discussion and analysis provides information about our compensation objectives and policies, as determined by the Compensation Committee. In addition, the compensation discussion and analysis is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Overview

We hold our executive officers accountable for our performance and for maintaining a culture of safety, integrity, teamwork, ownership and inclusion. For 2022, our named executive officers or “NEOs” were:

Name	Position as of December 31, 2022 (4)
Michael C. Jennings	Chief Executive Officer
Atanas H. Atanasov (1)	Executive Vice President and Chief Financial Officer
Timothy Go	President and Chief Operating Officer
Vaishali S. Bhatia	Senior Vice President, General Counsel and Secretary
Richard L. Voliva III (2)	Former Executive Vice President and Chief Financial Officer
Thomas G. Creery (3)	Former President, Renewables

(1)	Mr. Atanasov was appointed Executive Vice President and Chief Financial Officer effective September 30, 2022.

(2)

The Company and Richard L. Voliva III, former Executive Vice President and Chief Financial Officer of the Company, agreed to a mutual separation effective September 15, 2022. See the section below titled “Executive Compensation—Potential Payments Upon Termination or Change in Control—Mutual Separation Agreement with Mr. Voliva” for additional information regarding his separation. Although he was no longer employed at the end of the 2022 year, he is still deemed to be a named executive officer pursuant to SEC disclosure rules.

(3)

Mr. Creery retired as President, Renewables of the Company effective July 31, 2022. See the section below titled “Executive Compensation—Potential Payments Upon Termination or Change in Control—Retirement & Consulting Arrangements with Mr. Creery” for additional information regarding his retirement. Although he was no longer employed at the end of the 2022 year, he is still deemed to be a named executive officer pursuant to SEC disclosure rules.

(4)

In accordance with SEC rules, this Compensation Discussion and Analysis section will focus primarily on our compensation programs and executive officers with respect to the 2022 year. However, in addition to the changes that occurred during the 2022 year, Mr. Jennings notified the Company that he intends to retire from the position of Chief Executive Officer of the Company effective May 8, 2023. The Board promoted Mr. Go to the position of Chief Executive Officer and President of the Company effective May 9, 2023 to succeed Mr. Jennings. Mr. Jennings and the Company expect that he will serve as Executive Vice President, Corporate from May 9, 2023 until his currently planned retirement from the Company on November 9, 2023.

The compensation of our named executive officers is presented in the tables and related information provided under “Executive Compensation” below.

Certain of our named executive officers also provide services to our wholly-owned subsidiaries, HLS and HEP. HLS is the general partner of HEP Logistics Holdings, L.P., which is the general partner of HEP. We currently own a 47% limited partner interest and a non-economic general partner interest in HEP. During 2022, Mr. Jennings, Mr. Voliva (prior to his separation from the Company and HLS) and Ms. Bhatia also served as executive officers of HLS and split their professional time between HEP and us. Mr. Jennings and Ms. Bhatia did not receive any compensation from HLS or HEP during 2022. The compensation Mr. Voliva received from HLS in 2022 prior to his separation is disclosed in HEP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “HEP Form 10-K”) and in this Compensation Discussion and Analysis.

In accordance with SEC rules, a portion of the compensation paid by us to them for 2022 was allocated to the services Messrs. Jennings and Voliva (prior to his separation from the Company and HLS) and Ms. Bhatia each performed for HLS and HEP during 2022 and was included in the Compensation Discussion and Analysis and the accompanying narratives and tables contained in the HEP Form 10-K. The total compensation paid and other benefits made available to Mr. Jennings, Mr. Voliva (prior to his separation from the Company and HLS) and Ms. Bhatia in 2022 by us, including amounts disclosed in HEP’s Form 10-K are disclosed below.

2023 Proxy Statement 35

2022 Business Highlights

•	Full year 2022 net income attributable to HF Sinclair stockholders of $2.9 billion, or $14.28 per diluted share, and adjusted net income of $3.0 billion, or $14.73 per diluted share

•	Operating cash flow of $3.8 billion

•	Ended the year with a strong balance sheet, including approximately $1.65 billion in cash and cash equivalents and approximately $1.4 billion in long-term debt (exclusive of HEP debt)

•	Returned approximately $1.6 billion to stockholders through dividends and share repurchases

•	Completed the acquisition of the refining, marketing, renewables and midstream businesses of The Sinclair Companies (now known as REH Company)

These results were taken into account in awarding 2022 annual incentive bonuses to our named executive officers. We believe the total compensation received by our named executive officers for 2022 was reflective of Company and individual performance for the year.

Say-on-Pay Vote

Our stockholders have the opportunity to cast an advisory vote on executive compensation annually. At our last three annual meetings of stockholders in 2022, 2021 and 2020, over 95%, over 94% and over 94%, respectively, of the votes cast by our stockholders were voted in support of our executive pay program. The Compensation Committee believes these results affirm our stockholders’ support of our approach to executive compensation, and the Compensation Committee did not make any material changes to our executive compensation program in 2022 based on the results of the 2022 advisory vote. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

36 HF Sinclair Corporation

Stockholder-Friendly Features of Our Executive Compensation Program

The following are highlights of our compensation programs, which continue to contain stockholder-friendly features:

What We Do

✓ We pay for performance. For 2022, approximately 88% of our CEO’s target compensation and approximately 77% of our other average NEO target compensation was variable and paid based upon attainment of pre-established financial and operational performance objectives and, in certain circumstances, the performance of our common stock relative to our industry peers.(1)

    For 2022, approximately 69% of our CEO’s target compensation and approximately 57% of our other average NEO target compensation was equity based awards, of which 65% and 50%, respectively, vest based on the Company’s stock and financial performance relative to that of our industry peers over a three-year performance period. (1)

    In 2022, 100% of our Chief Executive Officer’s (and a majority of our other executive officers’) annual bonus was based on the Company’s financial and operational performance as measured against pre-established goals and, in certain circumstances, relative to our industry peers. Annual bonuses paid to our executive officers may be capped at 50% of the individual’s target bonus if the Company does not achieve positive operating income on a consolidated basis.

✓ We seek independent advice. We engage independent consultants to review executive compensation and provide advice to the Compensation Committee.

✓ We provide minimal perquisites. Our executive officers are provided minimal perquisites by the Company.

✓ We provide for “double trigger” provisions in agreements with our executives. Our equity award agreements and change in control severance agreements with our executives contain “double trigger” provisions.

✓ We have stock ownership requirements. We maintain a stock ownership policy for officers and directors. Our Chief Executive Officer is required to own 6x his base salary in Company stock.

✓ We have stock retention requirements. We require our officers and directors to hold 50% of the shares they receive from equity awards until they are in compliance with the stock ownership policy.

✓ We have a Clawback Policy. Our Clawback Policy requires the return of annual and long-term incentive compensation upon the occurrence of a material financial restatement or upon certain acts of misconduct.

✓ We seek stockholder input. We provide our stockholders with the opportunity to provide an advisory vote on our executive compensation program on an annual basis.

(1) Target compensation is comprised of our three main compensation elements: base salary, annual incentive cash bonuses and equity-based awards. Percentages will not tie to the Summary Compensation Table since equity awards for 2022 were granted in November 2021.

What We Don’t Do

Ñ  We do not have employment agreements with any of our executive officers. None of our executive officers are party to an employment agreement with the Company.

Ñ  We do not allow hedging or pledging. Our policies prohibit the hedging and pledging of Company stock by directors and officers.

Ñ  We do not provide tax reimbursements or gross-up provisions. Our change in control severance agreements with our executive officers do not include tax reimbursement or gross-up provisions.

Ñ  We do not maintain executive benefit plans. Our executives participate in the same benefit plans available generally to our salaried employees, such as medical, dental, vision, long-term and short-term disability and life insurance. We do not maintain separate “executive” plans for any of these benefits.

2023 Proxy Statement 37

Philosophy and Objectives of Executive Compensation Program

Pay-for-Performance Philosophy

Our compensation programs are designed to remunerate named executive officers in accordance with a pay-for-performance philosophy. As such, the compensation programs are intended to provide incentives to our named executive officers, as well as other employees, to maximize operational performance and stockholder value, which in turn affects the overall compensation earned by our management.

Generally, each named executive officer’s total direct compensation is heavily influenced by Company and individual performance measures. The majority of our named executive officers’ compensation is performance-based, at-risk pay in the form of both short-term and long-term incentives.

Objectives

In designing the compensation program for named executive officers, the Compensation Committee sought to achieve the following key objectives:

•  Attract and Retain Talented and Productive Executives. The compensation program should provide each named executive officer with a total compensation opportunity that is competitive within the market. This objective is intended to ensure that we are able to attract and retain executive officers while maintaining an appropriate cost structure.

•  Motivate Executives. The compensation program should provide incentives for our named executive officers to achieve and exceed our operational, financial and strategic goals.

•  Align with Stockholders. The compensation program should align named executive officers’ interests with those of our stockholders, promoting actions that will have a positive long-term impact on total stockholder return.

•  Transparent Compensation. The elements of the compensation program should be easily understood by both our executive officers and our stockholders.

38 HF Sinclair Corporation

Components of Our Executive Compensation Program During 2022

The components of the compensation program for our named executive officers during 2022 were (shaded areas of the table denote components that are variable and based on performance and/or our common stock price):

	Component	Description	Role in Total Compensation

Cash	Salary	• Competitive fixed cash compensation based on individual’s position, level of responsibility and performance	• A core element of competitive total compensation, important in attracting and retaining key executives
	Annual Incentive Cash Compensation	• Variable cash payouts based on achievement of quantitative and qualitative criteria over a 12-month period

•   Motivates named executive officers to achieve annual strategic, operational and financial goals

•   Recognizes individual and performance-based contributions to annual results

•   Supplements base salary to help attract and retain qualified executives

	Cash Bonus for Achievement of Strategic Goals for Certain NEOs	• Cash payout based on achievement of specific strategic goals in connection with the successful closing of the Sinclair Transactions	• Motivates named executive officers to achieve specific strategic goals • Recognizes individual and performance-based contributions to strategic goals

Equity	Restricted Stock Units	• Vest in equal installments over a three-year period	• Aligns executives with sustained long-term value creation and stockholder interests
	Performance Share Units	• Variable payout based on specified, measurable and objective performance measures over a three-year performance period	• Motivates named executive officers to achieve long-term financial goals and share appreciation • Creates opportunity for a meaningful and sustained ownership stake

Benefits	401(k) Defined Contribution and Health and Welfare	• Executives are eligible to participate in the same benefit plans provided to other employees	• Contributes toward financial security for various life events (e.g., retirement, disability or death)
	Benefit Plans Deferred Compensation Plan	• Allows participants to defer compensation in excess of qualified plan limits	• Provides mechanism for additional retirement savings

Post- Termination Compensation	Change in Control Severance Benefits	• Provides benefits only in the event of a qualifying termination of employment following a change in control transaction

•   Helps mitigate possible disincentives to pursue value-added merger or acquisition transactions if employment prospects are uncertain

•   Provides assistance with transition if post-transaction employment is not offered

	Severance Pay Plan	• Provides benefits in the event of a qualifying termination of employment	• Establishes pre-defined severance benefits for all executive officers

2023 Proxy Statement 39

	Component	Description	Role in Total Compensation

Other	Perquisites

•   Personal use of company aircraft for CEO and CFO (subject to reimbursement of all aggregate incremental costs associated with personal use)

•   Reimbursement of club dues

•   Relocation benefits

•   Reimbursement of expenses related to security training, consulting or technology

•   Reserved parking space

•   Reimbursement of expenses related to certain entertainment expenses

•   Limited benefits associated with executive team-building and strategy planning events

• Serves a business, convenience or security purpose for the Company; the Compensation Committee’s policy is to limit the number and value of perquisites provided to executive officers

Each of the components of the compensation program for our named executive officers is described in further detail in the narrative that follows. Specific information regarding 2022 compensation is included below in the section titled “2022 Executive Compensation Decisions.”

Base Salary

Base salaries provide named executive officers with a predictable level of income. The Compensation Committee reviews base salaries annually and determines base salaries on the basis of market practices and each executive’s position, level of responsibility, individual performance and position relative to other executives and other compensation elements. The Compensation Committee also reviews competitive market data relevant to each position provided by the independent compensation consultant.

Annual Incentive Cash Compensation

Under our annual incentive cash compensation program, named executive officers are eligible for cash bonuses that are designed to reward achievement of financial and business goals that are aligned with stockholders’ interests. Annual incentive cash awards for our named executive officers are reviewed annually and are variable based on the Company’s financial and operational performance as measured against pre-established goals and, in certain circumstances, relative to our industry peers.

Incentive Cash Compensation for Achievement of Strategic Goals

Under our incentive cash compensation program, from time to time, our Compensation Committee may also establish additional bonus opportunities for our named executive officers. In 2022, the Compensation Committee established a bonus opportunity for Mr. Creery and Ms. Bhatia related to the successful closing of the Sinclair Transactions.

Long-Term Equity Incentive Compensation

The Compensation Committee oversees the administration of the equity plan and grants equity incentive awards to qualifying employees at its discretion. Annual awards are typically made during the fourth quarter of the year preceding the year to which the awards relate.

40 HF Sinclair Corporation

We view long-term equity incentive compensation as the cornerstone of the executive compensation program because we believe:

•	equity incentives and the related vesting periods help attract and retain executives capable of executing our business strategies;

•	the value received by the recipient of equity incentives is aligned with long-term value creation for our stockholders; and

•	equity incentives provide the closest link between our performance and the executives’ compensation.

In determining the appropriate amount and type of long-term equity incentive awards to be made, the Compensation Committee considers a named executive officer’s position, scope of responsibility, base salary, performance and market compensation information for executives in similar positions in similar companies and prior awards. In addition, the Compensation Committee has historically considered the recommendations of our Chief Executive Officer, except in regard to his own equity awards.

Change in Control and Severance Benefits

Severance and change in control protections are provided to our named executive officers pursuant to: (i) the terms of outstanding awards granted under the equity plan, (ii) change in control severance agreements, and (iii) the Severance Pay Plan (as defined below). The award agreements related to outstanding restricted stock units and performance share units granted to our named executive officers include accelerated vesting provisions in the event of certain terminations of employment, including in connection with a change in control. For additional information about these provisions, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

We have also entered into change in control severance agreements with each of our named executive officers, as described below. These agreements are designed to provide benefits only in the event of a qualifying termination of employment following a change in control transaction, and do not provide any benefits without a termination of employment. None of the change in control severance agreements we have with our named executive officers, including the agreements we had with each of Mr. Voliva and Mr. Creery while they were still employees, contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code. Mr. Voliva’s change in control severance agreement terminated upon his separation from the Company on September 15, 2022, and we entered into the Separation Agreement (as defined below) with Mr. Voliva. Similarly, Mr. Creery’s change in control severance agreement terminated upon his retirement on July 31, 2022, and we entered into a Retirement Agreement (as defined below) with Mr. Creery. For additional information about the severance benefits provided under the change in control agreements, Mr. Voliva’s Separation Agreement and Mr. Creery’s Retirement Agreement, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.”

In addition, in November 2022, the Compensation Committee adopted the HF Sinclair Corporation Severance Pay Plan (the “Severance Pay Plan”), pursuant to which all named executive officers and certain members of senior management or other executives of the Company, as designated by the Company, are eligible to receive the severance benefits provided for under the Severance Pay Plan. Each participant in the Severance Pay Plan will receive an individual participation agreement, which may specify the terms and conditions for each eligible participant and shall govern to the extent such terms vary from the Severance Pay Plan. As of December 31, 2022, the Severance Pay Plan applied to Messrs. Jennings, Atanasov and Go and Ms. Bhatia. As Messrs. Voliva and Creery separated and retired from the Company prior to the Compensation Committee’s adoption of the Severance Pay Plan, it did not apply to them during the period of their employment with the Company. For additional information regarding the severance benefits provided under the Severance Pay Plan, see “Executive Compensation—Potential Payments Upon Termination or Change in Control—Severance Pay Plan.”

Retirement Benefits and Perquisites

Retirement Plans

Defined Contribution Plan. For 2022, our named executive officers were able to participate in the HF Sinclair Corporation 401(k) Retirement Savings Plan, which is a tax-qualified defined contribution plan (the “401(k) Plan”).

2023 Proxy Statement 41

Employees may contribute amounts between 0% and 75% of their eligible compensation to the 401(k) Plan. Employee contributions that were made on a tax-deferred basis were generally limited to $20,500 for 2022, with employees 50 years of age or over able to make additional tax-deferred contributions of $6,500.

For 2022, we made a retirement contribution of 3% to 8% of the participating employee’s eligible compensation under the 401(k) Plan, subject to applicable limitations under the Code, based on years of service, as follows:

Years of Service	Retirement Contribution (as percentage of eligible compensation)
Less than 5 years	3%
5 to 10 years	4%
10 to 15 years	5.25%
15 to 20 years	6.5%
20 years and over	8%

In addition to the retirement contribution, in 2022, we made matching contributions to the 401(k) Plan equal to 100% of the first 6% of each participating employee’s eligible compensation up to compensation limits. In 2022, all of our named executive officers, except for Mr. Atanasov and Mr. Voliva, participated in the 401(k) Plan and received matching contributions and the retirement contribution. Mr. Atanasov did not participate in the 401(k) Plan in 2022 and Mr. Voliva did not make any contributions to the 401(k) Plan in 2022, but did receive a retirement contribution in 2022. Matching contributions vest immediately and retirement contributions are subject to a three-year cliff-vesting period.

Deferred Compensation Plan. Certain of our employees, including our named executive officers, were also eligible to participate in the NQDC Plan in 2022. The NQDC Plan provides certain members of management and other highly compensated employees an opportunity to defer compensation in excess of qualified retirement plan limitations on a pre-tax basis and accumulate tax-deferred earnings to achieve their financial goals.

Participants in the NQDC Plan can contribute between 1% and 50% of their eligible earnings, which includes base salary and annual bonuses, to the NQDC Plan. Participants in the NQDC Plan are also eligible to receive certain employer-provided contributions, including but not limited to matching contributions, retirement contributions and nonqualified non-elective contributions. Matching contributions and retirement contributions represent contribution amounts that could not be made under the 401(k) Plan due to limitations on tax-qualified plans under the Code. We do not provide any subsidized returns or guarantee of returns on compensation deferred by our named executive officers or other participants in the NQDC Plan, nor do we require the participants to meet the 401(k) Plan contribution limits prior to deferring contributions into the NQDC Plan. For more information regarding this plan, see “Executive Compensation—Nonqualified Deferred Compensation.”

Other Benefits and Perquisites

All of our executive officers are eligible to participate in the same benefit plans available generally to our salaried employees, such as medical, dental, vision, long-term and short-term disability and life insurance. We do not maintain separate “executive” plans for any of these benefits. We also make relocation benefits available to our salaried employees, including our named executive officers.

During 2022, Messrs. Jennings, Voliva (until his separation from the Company and HLS) and Atanasov (effective upon his appointment as Executive Vice President and Chief Financial Officer of the Company) were permitted to use the company aircraft for personal travel, subject to a requirement that they reimburse us for all aggregate incremental costs associated with their personal use, including fuel costs, landing fees, catering charges, pilot overnight expenses and other similar charges incurred by us. In addition, we permit a named executive officer’s family member to accompany the executive on a flight when the executive is traveling for business. No additional direct operating cost is incurred by us in such situations, but to the extent that Internal Revenue Service guidelines cause us to impute income to the named executive officer for such family member travel, and that travel is not business-related, the associated tax liability is the responsibility of the executive.

42 HF Sinclair Corporation

During 2022, we also reimbursed monthly club dues for Messrs. Jennings, Voliva (until his separation from the Company and HLS), and Go. In addition, we may reimburse our executive officers for limited entertainment expenses that we deem to serve a business purpose and provide personal benefits to our executive officers in limited circumstances associated with executive team-building and strategy planning events.

During 2022, we also reimbursed Mr. Go for his out-of-pocket expenses related to security technology and we provided reserved parking spaces for our executive officers.

Role of Compensation Committee in Establishing Compensation

The Compensation Committee administers our executive compensation programs. The role of the Compensation Committee is to review and approve the compensation to be paid to executive officers, including the named executive officers, and to review the compensation policies and practices for all of our employees to verify that they do not create unreasonable risks for us or our stockholders.

In setting compensation for executive officers, the Compensation Committee considers, among other things, recommendations by its independent compensation consultant and management and the compensation of similarly situated executives in comparable businesses. In addition, the Compensation Committee annually reviews total compensation paid to the named executive officers for the prior year and, with the assistance of management, proposes long-term incentive compensation awards.

Role of Executive Officers in Establishing Compensation

Our Chief Executive Officer makes compensation recommendations to the Compensation Committee for the executive officers, including the named executive officers (except with respect to his own compensation). Management provides financial and compensation data to the Compensation Committee for its review in setting compensation and gives guidance as to how the data impacts performance goals set by the Compensation Committee. This data includes:

•	our financial performance for the current year compared to the preceding year;

•	performance evaluations of the named executive officers (other than for the Chief Executive Officer, who is evaluated by the Compensation Committee); and

•	compensation provided to the named executive officers in previous years.

Given the day-to-day familiarity that the Chief Executive Officer has with the work performed by the other named executive officers, the Compensation Committee values his recommendations. However, the Compensation Committee makes all final decisions as to the compensation of the named executive officers.

Role of the Compensation Committee Consultant in Establishing Compensation

The Compensation Committee engaged Meridian as the independent compensation consultant to the Compensation Committee for 2021-2022, to provide advice relating to executive and non-employee director compensation matters. Meridian does not have authority to determine the ultimate compensation paid to executive officers or non-employee directors, and the Compensation Committee is under no obligation to utilize the information provided by Meridian when making compensation decisions. In determining 2022 compensation for the named executive officers, Meridian provided external context and other input to the Compensation Committee prior to the Compensation Committee approving salaries and fees, awarding bonuses and equity compensation or establishing awards for the upcoming year. Meridian provided information and advice to the Compensation Committee with respect to matters related to executive compensation related trends, regulatory and legislative developments, review of the compensation comparison peer group and Incentive Peer Group (as defined below) for annual incentive cash compensation and long-term incentive plan performance comparisons, assessment of non-employee director compensation in relation to peers, and development of the Severance Pay Plan. As discussed above under “The Board, its Committees and its Compensation—Board Committees—Compensation Committee,” the Compensation Committee has concluded that we do not have any conflicts of interest with Meridian.

2023 Proxy Statement 43

Market Review

We regularly compare our executive compensation program with market information regarding salary levels and incentive awards and programs. The purpose of this analysis is to provide a frame of reference in evaluating the reasonableness and competitiveness of our executive compensation as compared to that of companies within the energy industry that are generally comparable in size and scope of operations to us. As detailed below, our compensation peer group includes refining companies as well as companies that are in comparable chemical and processing-oriented industries due to the limited number of comparably-sized refiners.

Market pay levels for named executive officers are obtained from the SEC filings of the companies in our compensation peer group. We supplement this data with, and obtain data for our named executive officers from, various sources, including published compensation surveys, which cover our industry sector and labor market. As a component of setting 2022 compensation, the Compensation Committee reviewed a study of compensation paid to our named executive officers prepared by Meridian.

The following companies comprised the 2022 compensation peer group reviewed and approved by the Compensation Committee:

•	Alcoa Corporation

•	Celanese Corporation

•	CVR Energy, Inc.

•	Delek US Holdings, Inc.

•	Eastman Chemical Company

•	Ecolab Inc.

•	Huntsman Corporation

•	International Paper Company

•	LyondellBasell Industries N.V.
•	Nucor Corporation

•	PBF Energy Inc.

•	PPG Industries Inc.

•	The Goodyear Tire & Rubber Company

•	The Mosaic Company

•	The Sherwin-Williams Company

•	United States Steel Corporation

•	Westlake Chemical Corporation

Based on recommendations by Meridian, the 2022 compensation peer group is comprised of the same companies used in the 2021 compensation peer group. The 2022 compensation peer group is different than the 2022 Incentive Peer Group, which is used as a market comparison when determining payouts of certain performance-based incentive awards granted to named executive officers. See “—2022 Executive Compensation Decisions—Annual Incentive Cash Compensation” for a further discussion of the 2022 Incentive Peer Group and the reasons for the differences from the 2022 compensation peer group.

2022 Executive Compensation Decisions

The Compensation Committee generally established 2022 total direct compensation, including base salary, annual incentive cash compensation and long-term equity incentive compensation awards, for our named executive officers at pay levels in a range around the market median, however, executives may be positioned above or below this range for various reasons such as experience, tenure or performance. In the fourth quarter of 2021, the Compensation Committee utilized the market data provided by Meridian and internal evaluations of Messrs. Jennings, Voliva, Go, Creery and Ms. Bhatia to establish total compensation opportunities for those executives that were consistent with this objective.

In the third quarter of 2022, the Compensation Committee utilized market data provided by Meridian, as well as prior compensation history, to establish the 2022 compensation of Mr. Atanasov in connection with his appointment as Executive Vice President and Chief Financial Officer, effective September 30, 2022.

Based on the 2022 annual review of compensation and the review of compensation that was conducted in connection with the 2022 appointment of Mr. Atanasov, the Compensation Committee believes that 2022 compensation for the

44 HF Sinclair Corporation

named executive officers reflects appropriate allocation of compensation between salary, bonuses and equity compensation, with a majority of the compensation being performance-based, at-risk pay in the form of both short-term and long-term incentives.

Base Salary

The Compensation Committee establishes base salaries that are competitive with the market to provide our named executive officers with compensation consistent with their responsibilities, experience, and individual performance, as well as with our peers. In the fourth quarter of 2021, the Compensation Committee conducted its annual review of base salaries and market survey data for our named executive officers (other than Mr. Atanasov) and determined that increases in the base salaries for the named executive officers (other than Mr. Atanasov) were warranted based on factors such as our financial performance, market levels of compensation for comparable positions and internal pay equity. In the third quarter of 2022, the base salary of Mr. Atanasov was established by the Compensation Committee in connection with his appointment as Executive Vice President and Chief Financial Officer as discussed above.

The following table sets forth the base salaries for 2020, 2021 and 2022 of our named executive officers:

Name and Title (as of December 31, 2022)	2020 Base Salary	2021 Base Salary	2022 Base Salary(1)	Percentage Change from 2021 to 2022
Michael C. Jennings (2) Chief Executive Officer	$1,200,000	$1,080,000	$1,250,000	15.74%
Atanas H. Atanasov Executive Vice President and Chief Financial Officer	N/A	N/A	$600,000	—
Timothy Go President and Chief Operating Officer	$750,000	$770,000	$800,000	3.9%
Vaishali Bhatia Senior Vice President, General Counsel and Secretary	N/A	$475,000	$540,000	13.7%
Richard L. Voliva III Former Executive Vice President and Chief Financial Officer	$675,000	$695,000	$715,000	2.9%
Thomas G. Creery Former President, Renewables	$525,000	$540,000	$575,000	6.5%

(1)

Represents the base salaries effective January 1, 2022 for Messrs. Jennings, Voliva and Creery and Ms. Bhatia. Represents the base salary for Mr. Atanasov effective upon his appointment as Executive Vice President and Chief Financial Officer on September 30, 2022. For the actual base salaries paid to our named executive officers during 2022, please see the “Summary Compensation Table” below.

(2)

Effective upon his appointment as Chief Executive Officer and President of the Company on January 1, 2020, Mr. Jennings’ base salary was set at $1,200,000. In June 2020, in light of economic conditions and other expense reduction actions being taken by the Company, Mr. Jennings proposed a mid-year reduction of 10% to his base salary that was approved by the Compensation Committee and reduced his salary to $1,080,000 effective July 1, 2020, which reduction was continued for fiscal year 2021. The base salary shown for 2022 represents the reinstatement of Mr. Jennings’ initial salary for 2020 ($1,200,000) plus a 4.2% increase for 2022. The percentage change reflected in the table represents the percentage increase from Mr. Jennings’ reduced base salary ($1,080,000) still in effect on December 31, 2021 to his new base salary for 2022.

Annual Incentive Cash Compensation

The performance period for the 2022 annual incentive cash compensation program commenced on October 1, 2021 and ended on September 30, 2022. In the fourth quarter of 2021, the Compensation Committee approved target award levels as well as all other terms of the annual incentive cash compensation awards granted to our then-current named executive officers for 2022. The Compensation Committee made no changes from the prior year to the annual incentive cash compensation target percentages for 2022 for the named executive officers, although it did make the following modifications for the 2022 year: the addition of EBITDA and operational metrics for the Renewables Segment, adjustment to the relative weights of the other business segments as a result of the addition of the Renewables Segment, and an update to the definition of Return on Capital Employed to replace “average capital employed during the period” with “capital employed at the beginning of the period.” In addition, annual incentive cash awards are capped to avoid encouraging an excessive short-term focus, potentially at the expense of long-term performance.

2023 Proxy Statement 45

The annual incentive cash compensation awards are subject to the performance measures set forth in the table below. The awards are subject to a bonus hurdle that may limit the named executive officers’ target bonus to 50% of the individual’s target bonus if the Company does not achieve positive adjusted operating income for the applicable fiscal year. Adjusted operating income of the Company means earnings before interest and taxes as reported in the Company’s audited consolidated financial statements and is calculated as net income (loss) attributable to HF Sinclair stockholders plus (i) interest expense, net of interest income, and (ii) income tax expense plus adjustments for extraordinary items, other unusual or non-recurring items, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements or management’s discussion and analysis. The bonus hurdle better aligns executive rewards with shareholder returns and reinforces our objective of paying for performance.

2022 Annual Incentive Award Opportunities at Minimum, Target and Maximum Payouts

The following table sets forth the minimum, target and maximum award opportunities (as a percentage of annual base salary) for our applicable named executive officers for 2022, and the portion of each named executive officer’s target award opportunity that is allocated to each performance measure (as a percentage of the target award opportunity).

	Award Opportunities			Allocation Among Performance Measures (as a percentage of the annual bonus award)

Name	Minimum	Target	Maximum	Financial Measures	Operational Measures	Strategic and Individual Measures
Michael C. Jennings	50%	150%	300%	60%	40%	N/A
Atanas H. Atanasov (1)	—	—	—	—	—	—
Timothy Go	50%	100%	200%	40%	40%	20%
Vaishali S. Bhatia	50%	80%	160%	40%	40%	20%
Richard L. Voliva III	50%	90%	180%	40%	40%	20%
Thomas G. Creery	50%	80%	160%	40%	40%	20%

(1)

Mr. Atanasov joined the Company on September 30, 2022, and was not eligible to receive an annual incentive cash compensation award for the Company’s 2022 performance period, which ended on September 30, 2022.

To facilitate timely determination of award payouts, the measurement period for each of the metrics above covers four consecutive quarters starting with the fourth quarter of the preceding year (2021) and ending with the third quarter of the following year (2022). The award payout for each named executive officer is calculated based on the annual base salary earnings received by each named executive officer during the measurement period.

46 HF Sinclair Corporation

Performance Measures

The 2022 annual incentive awards were subject to our achievement of specified levels of performance with respect to financial, operational, and strategic and individual performance measures for certain NEOs. The following table sets forth the various components for each measure.

Performance Measure (percentage of the annual bonus awards)	Components (percentage of each performance measure)	How It’s Measured (percentage of each component)

FINANCIAL (60% for CEO and 40% for all other NEOs)— aligns the financial interests of our executive officers with the interests of our stockholders		Percentile Rank vs. Incentive Peer Group Cumulative EBITDA performance of our three Business Segments plus unallocated corporate expense vs. Cumulative Target for our three Business Segments

OPERATIONAL (60% for CEO and 40% for all other NEOs)—reflects key business objectives and drives our overall performance

Environmental, Health and Safety (40%) (3)

•  Safety and Health

•  Process Safety Events

•  Community Events

•  Regulatory and Environmental Events

Reliability (40%) (4)

•  Solomon Operational Availability

Operating Expense vs. Budget (20%) (5)

Environmental, Health and Safety (40%) (6)

•  Recordable Injury Rate

•  Lost Time Injury

•  Vehicle Incidents

•  Employee Based Environmental Releases

Reliability (40%) (7)

•  Solomon Liquid Pipeline Availability

Operating Expense vs. Budget (20%) (5)

Environmental, Health and Safety (40%) (8)

•  Safety and Health

•  Process Safety Events

•  Community Events

•  Regulatory and Environmental Events

Reliability (40%) (9)

•  Solomon Operational Availability

Operating Expense vs. Budget (20%) (5)

STRATEGIC AND INDIVIDUAL (20%)—promotes accountability, enhances our business objectives and drives individual growth	Relevant individual metrics for the Named Executive Officers, other than the Chief Executive Officer to which the Strategic and Individual component does not apply

Timothy Go

•  PSR and Sinclair Integration

•  Lubricants & Specialties Long-Term Strategy

•  Leadership Building at Refineries

Vaishali Bhatia

•  Sinclair Integration

•  ESG Strategy and Reporting

•  Environmental Stewardship

Richard L. Voliva III

•  Sinclair Integration

•  HEP Operations and Commercial Development

•  Cash Generation and Return to Shareholders

Thomas G. Creery

•  Start-up and operation of the renewables segment

•  Sinclair Integration

•  Succession Planning

(1)

Return on Capital Employed is defined as operating income before depreciation and amortization (excluding asset impairments, non-cash asset write-downs and inventory valuation gains or losses) divided by capital employed at the beginning of the period, where capital employed means the sum of (debt plus shareholders’ equity plus minority interests less cash and marketable securities less intangible assets

2023 Proxy Statement 47

less goodwill). If a member of the Incentive Peer Group ceases to be a public company during the measurement period (whether by merger, consolidation, liquidation or otherwise) or it fails to file financial statements with the SEC in a timely manner, it will be treated as if it had not been an Incentive Peer Group member for the entire measurement period.

(2)

Calculation of EBITDA for purposes of the annual cash incentive awards differs from the calculation of EBITDA as reported in our financial statements in that for purposes of the annual cash incentive awards, EBITDA does not include one-time items such as lower of cost or market adjustments, renewable identification number waivers granted by the Environmental Protection Agency, goodwill impairment charges and acquisition integration costs. In addition, for purposes of the annual cash incentive awards, the calculation also does not include EBITDA generated from acquired assets not originally included in the target award opportunity. Finally, for purposes of calculating EBITDA for purposes of the annual cash incentive awards, we add back income attributable to our non-controlling interests in HEP.

(3)

For the Refining and Renewables Segments, the environmental, health and safety (“EHS”) metric is divided into four equally weighted measures. The payout is based on the Company’s EHS Risk Matrix and is determined by a points system (described below), where events are counted and have multipliers based on severity. Certain events on the EHS Risk Matrix nullify any bonus for a given measure and certain events on the EHS Risk Matrix have no impact on payout. Each measure is based on the average payout for each of the Company’s five U.S. refineries for the Refining Segment and for each of the three U.S. facilities for the Renewables Segment. The Safety and Health measure is subject to a maximum Total Recordable Incident Rate of 1.25x. If the Total Recordable Incident Rate for the five U.S. refineries exceeds 1.25x in the measurement period, or the total Recordable Incident Rate for the three U.S. renewable facilities exceeds 1.25x in the measurement period, this measure will payout at 0% regardless of actual performance on this measure.

(4)

For the Refining and Renewables Segments, the reliability metric is based on the weighted average Solomon Operational Availability for the Company’s five U.S. refineries for the Refining Segment and for the three U.S. facilities for the Renewables Segment.

(5)

Operating Expense includes all direct and controllable cash operating costs, which includes both operating costs and selling, general and administrative (SG&A) costs. Budgeted costs exclude asset write-downs, impairments, inventory valuation charges, unbudgeted litigation and legal settlement costs, environmental charges resulting from events which occurred prior to the beginning of the performance period, variable energy and utility costs, and unbudgeted bonus expenses and costs related to unbudgeted new capital assets brought online and acquisitions made during the period. The metric is based on the actual cash operating expense of each segment versus the budgeted cash operating expense for each segment.

(6)	For the HEP Segment, the EHS metric is divided into the following four equally weighted measures:

•	Recordable Injury Rate, which is based on the number of employees out of 100 that have been involved in a recordable event.

•	Lost Time Injury, which is based on the number of injuries causing an employee to miss work.

•	Vehicle Incidents, which is based on the number of incidents generating greater than $5,000 of property damage per 1,000,000 miles driven by HEP employees.

•	Employee Based Environmental Releases, which is based on loss of containment caused by an employee that is reportable to either a state or federal agency.

(7)	For the HEP Segment, the reliability metric is based on the weighted average Solomon Liquid Pipeline Availability.

(8)

For the Lubricants and Specialty Products Segment, the EHS metric is divided into four equally weighted measures. The payout is based on the Company’s EHS Risk Matrix and is determined by a points system, where events are counted and have multipliers based on severity. Certain events on the EHS Risk Matrix nullify any bonus for a given measure and certain events on the EHS Risk Matrix have no impact on payout. Each measure is based on the performance of each of the Mississauga, Petrolia, and Amsterdam facilities.

(9)

For the Lubricants and Specialty Products Segment, the reliability metric is based on a modified Solomon Operational Availability for the Petrolia and Amsterdam facilities and a true Solomon Operational Availability for the Mississauga facility.

Return on Capital Employed is one of the financial measures described in the above table, The determination of payouts under this financial measure is based on our return on capital employed against our “Incentive Peer Group” over a three-year performance period. For 2022 (and 2021), the Incentive Peer Group consisted of the following companies:

•	CVR Energy, Inc.

•	Delek US Holdings, Inc.

•	Marathon Petroleum Corporation

•	PBF Energy Corporation

•	Phillips 66

•	Valero Energy Corporation

We selected these companies because their collective performance is subject to the same external economic conditions we are facing as a company and as an industry as a whole. In addition, our management team and external investment analysts compare our results. The Incentive Peer Group differs from the 2022 compensation peer group

48 HF Sinclair Corporation

because the Incentive Peer Group includes companies that are direct refining competitors that are too large in size or that significantly differ in ownership and management composition from us to be suitable comparisons for determining and establishing competitive pay data for our executives.

Financial Measures

The table below sets forth the threshold, target and maximum performance levels for each financial measure and the actual results for the financial measures in 2022:

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual for 2022	Percent of Target Bonus Achievement
Financial Measures					192%
EBITDA (in millions)	$902	$1,204	$1,505	$3,841	200%
Return on Capital Employed (as compared to peer group)	25th percentile	50th percentile	90th percentile	83rd percentile	184%

Payouts are interpolated between threshold and target and target and maximum.

Operational Measures

The table below sets forth the threshold, target and maximum performance levels for each operational measure and the actual results for each operational measure in 2022:

Metric	Threshold (50%)	Target (100%)	(200%)	Maximum (250%)	Actual for 2022	Percent of Target Bonus Achievement
Operational Measures
Refining Segment
Safety and Health (1)	6 points	5 points	1-3 points	0 points	1.57 points	200%
Process Safety Events	2 points	1 point	—	0 points	0.82 points	121%
Community Events (1)	2 points	1 point	—	0 points	0.29 points	207%
Regulatory and Environmental Events (1)	Varies by refinery/ facility	Varies by refinery/ facility	Varies by refinery/ facility	0 points	Varies by refinery/ facility	173%
Renewables Segment
Safety and Health (1)	6 points	5 points	1-3 points	0 points	0.25 points	238%
Process Safety Events	2 points	1 point	—	0 points	0.00 points	250%
Community Events (1)	2 points	1 point	—	0 points	0.00 points	250%
Regulatory and Environmental Events (1)	Varies by refinery/ facility	Varies by refinery/ facility	Varies by refinery/ facility	0 points	Varies by refinery/ facility	238%
HEP Segment
Recordable Injury Rate	1.0	.80	> 0 ≤ .60	0	1.21	0%
Lost Time Injuries	2	1	—	0	1	100%
Vehicle Incidents	1.8	1.4	> 0 and ≤ 1.0	0	0.33	200%
Employee Based Environmental Releases	3	2	1	0	0	250%

2023 Proxy Statement 49

Metric	Threshold (50%)	Target (100%)	(200%)	Maximum (250%)	Actual for 2022	Percent of Target Bonus Achievement
Lubricant and Specialty Products Segment (Petrolia and Amsterdam Facilities)
Safety and Health (1)	5 points	3-4 points	1-2 points	0 points	5 points	50%
Process Safety Events	—	1 point	—	0 points	0 points	250%
Community Events	—	1 point	—	0 points	0 points	250%
Regulatory and Environmental Events	24 points	16 points	1-8 points	0 points	21 points	38%
Lubricant and Specialty Products Segment (Mississauga Facility)
Safety and Health	6 points	5 points	1-3 points	0 points	1 points	200%
Process Safety Events	2 points	1 point	—	0 points	0 points	250%
Community Events	2 points	1 point	—	0 points	0 points	250%
Regulatory and Environmental Events	13 points	8 points	1-3 points	0 points	10 points	80%

Payouts are interpolated between the levels set forth above.

(1)	Represents an average of the actual 2022 operational results and percent of target bonus achievement across the refineries or facilities.

Metric	Threshold (50%)	Target (100%)	Maximum (200%)	Actual for 2022	Percent of Target Bonus Achievement
Operational Measures
Refining Segment
Reliability	≤ 25th Percentile (95.1% Available)	50th Percentile (95.8% Available)	75th Percentile (≥ 96.4% Available)	95.3%	64%
Operating Expense	5% over Budget	Budget	5% or more under Budget	41.5% over budget	0%
Renewables Segment
Reliability	≤ 25th Percentile (95.1% Available)	50th Percentile (95.8% Available)	75th Percentile (≥ 96.4% Available)	95.1%	50%
Operating Expense	5% over Budget	Budget	5% or more under Budget	2.9% over budget	71%
HEP Segment
Reliability	98.0% Available	98.75% Available	≥ 99.5% Available	99.65%	200%
Operating Expense	5% over Budget	Budget	5% or more under Budget	20.4% over budget	0%
Lubricant and Specialty Products Segment Reliability (Petrolia Facility)	96% Available	97.5% Available	≥ 99.4% Available	98.6%	156%
Reliability (Amsterdam Facility)	98% Available	98.7% Available	≥ 99.6% Available	97.0%	0%
Reliability (Mississauga Facility)	94.6% Available	95.1% Available	≥ 95.6% Available	95.4%	154%
Operating Expense	5% over Budget	Budget	5% or more under Budget	13.1% over budget	0%

50 HF Sinclair Corporation

Payouts are interpolated between threshold and target and target and maximum.

The total percent of target bonus achieved for the operational measures was as follows:

Metric	Percent of Target Bonus Achievement

Operational Measures	106%

Refining Segment	96%

Renewables Segment	132%

HEP Segment	135%

Lubricants and Specialty Products Segment	107%

Strategic and Individual Performance Measures. In addition to the financial and operational measures, a portion of the award for each of the participating named executive officers other than the Chief Executive Officer and Messrs. Creery and Voliva, who were no longer employed at the conclusion of the 2022 performance period, was based on the Compensation Committee’s evaluation of the executive officer’s strategic and individual performance during the year. In 2021 we determined that it would be appropriate for our Chief Executive Officer’s annual bonus to be fully objective and tied to measurable performance criteria, therefore Mr. Jennings continued to be excluded from this criteria with respect to the 2022 year. Mr. Go and Ms. Bhatia achieved 200% of their target bonus for the strategic and individual performance measures. As the total bonus for Messrs. Creery and Voliva was determined pursuant to the terms of their respective Retirement Agreement and Separation Agreement, strategic and individual performance measures were not considered. Mr. Atanasov joined the Company on September 30, 2022 and was not eligible to receive an annual incentive award for the Company’s 2022 performance period.

2022 Performance. The following table sets forth the named executive officers’ target bonus as a percentage of base salary and the actual payouts to the named executive officers for 2022.

Name	Target Bonus (Percent of Salary)	Percentage of Target Bonus Earned	Actual Award Paid ($)

Michael C. Jennings	150%	228%	2,846,924

Atanas H. Atanasov (1)	—	—	—

Timothy Go	100%	158%	1,261,191

Vaishali S. Bhatia	80%	123%	665,693

Richard L. Voliva III (2)	90%	150%	965,250

Thomas G. Creery (3)	80%	136%	650,000

(1)	Mr. Atanasov joined the Company on September 30, 2022, and was not eligible to receive an annual incentive award for the Company’s 2022 performance period.

(2)	Pursuant to Mr. Voliva’s Separation Agreement, he received 150% of his target bonus, which was the expected actual payout based on performance data available at the time of his separation.

(3)	Pursuant to Mr. Creery’s Retirement Agreement, he received a pro-rated bonus based on ten months of service during the Company’s 2022 performance period.

Incentive Cash Compensation for Achievement of Strategic Goals for Certain NEOs. In November 2021, at the recommendation of the Chief Executive Officer, the Compensation Committee approved a $300,000 cash incentive opportunity (the “Strategic Cash Incentive”) for each of Ms. Bhatia and Mr. Creery related to the Company’s successful closing of the Sinclair Transactions (the “Performance Requirement”) and contingent upon Ms. Bhatia’s and Mr. Creery’s continued employment with the Company on June 30, 2022 (the “Employment Requirement”). In May 2022, the Compensation Committee determined that the Performance Requirement had been satisfied, and that upon satisfaction of the Employment Requirement by each of Ms. Bhatia and Mr. Creery, the Strategic Cash Incentive should be paid. As Ms. Bhatia and Mr. Creery each satisfied the Employment Requirement, they each received the Strategic Cash Incentive in 2022.

2023 Proxy Statement 51

Long-Term Equity Incentive Compensation. The Compensation Committee approves the grant of restricted stock unit awards and performance share unit awards to our named executive officers.

Generally, annual grants of long-term equity incentive awards are made in the fourth quarter of the preceding year in order to align the timing of the long-term equity incentive award grants with the timing of the other compensation decisions made for our named executive officers and, with respect to performance share unit awards, to align the timing of the grant with the quarter in which the performance period commences. Pursuant to SEC rules, the long-term equity incentive awards granted in November 2021 for the 2022 fiscal year are disclosed as 2021 compensation in the Summary Compensation Table and are not included in the 2022 Grants of Plan-Based Awards table included in this proxy statement; however, because these awards relate to the 2022 fiscal year, they are described in greater detail below. The long-term equity incentive awards granted in November 2022 for the 2023 fiscal year are discussed below under “—2023 Executive Compensation Decisions—Long-Term Equity Incentive Compensation for Named Executive Officers.”

Long-Term Equity Incentive Target Value

Annual grants of long-term equity incentive awards are initially approved by the Compensation Committee as a dollar amount established according to the pay grade of the named executive officer and other factors, including scope of responsibilities, experience and individual performance. The award is then converted into a number of shares by dividing the dollar amount by the closing price of our common stock on the grant date of the award. For the awards granted in November 2021 for the 2022 fiscal year, the award for Mr. Jennings was allocated 65% to performance share units and 35% to restricted stock units. The awards to Messrs. Voliva, Go and Creery and Ms. Bhatia were allocated 50% to performance share units and 50% to restricted stock units.

In addition to the annual grants of long-term equity incentive awards described above, the Company may grant long-term equity incentive awards as necessary to attract new executive talent. In connection with the executive appointment of Mr. Atanasov in September 2022, the Compensation Committee approved a restricted stock unit award to Mr. Atanasov in the amount set forth in the table below. This restricted stock unit award was approved by the Compensation Committee in a dollar amount to incentivize Mr. Atanasov to serve as an executive officer of the Company and to align his interests with the interests of the Company’s stockholders. This restricted stock unit award was converted into a number of shares by dividing the dollar amount by the closing price of our common stock on the grant date of the award.

The following table sets forth:

•	the dollar value of the long-term equity incentive award granted for the 2022 fiscal year to each of the named executive officers; and

•	the number of shares of restricted stock units with time-based vesting conditions and performance share units that were awarded for the 2022 fiscal year to each of the named executive officers.

Name	Dollar Value of Long- Term Equity Incentive Award	Number of Restricted Stock Units with Time-Based Vesting	Target Number of Performance Share Units

Michael C. Jennings	$7,050,000	72,660	134,939

Atanas H. Atanasov (1)	$333,000	6,185	—

Timothy Go	$2,300,000	33,864	33,864

Vaishali S. Bhatia	$1,200,000	17,670	17,670

Richard L. Voliva III (2)	$2,000,000	29,448	29,448

Thomas G. Creery (3)	$1,050,000	15,462	15,462

(1)

On the effective date of his appointment as Executive Vice President and Chief Financial Officer on September 30, 2022, Mr. Atanasov received a grant of restricted stock units in the amount of $333,000 (6,185 restricted stock units) to align his interests with those of the Company’s stockholders that vests in full on the first anniversary of his date of employment, subject to continued employment.

(2)

In connection with Mr. Voliva’s separation from the Company on September 15, 2022, Mr. Voliva vested in a portion of these restricted stock units and performance share units, as further described in “Executive Compensation—Option Exercises and Stock Vested” on page 67.

52 HF Sinclair Corporation

(3)

In connection with Mr. Creery’s retirement on July 31, 2022, Mr. Creery vested in a portion of these restricted stock units and performance share units in accordance with the retirement terms of his award agreements, as further described in “Executive Compensation—Option Exercises and Stock Vested” on page 67.

Restricted Stock Unit Awards

The restricted stock unit awards granted to Messrs. Jennings, Go, Voliva and Creery and Ms. Bhatia in November 2021 for the 2022 fiscal year vest in three equal annual installments on December 1, 2022, 2023 and 2024 (or the first business day thereafter if the vesting date falls on a Saturday or Sunday), subject to their continued employment. For Messrs. Jennings and Go and Ms. Bhatia, the first tranche of the restricted stock unit awards granted in November 2021 vested on December 1, 2022 and the remaining two tranches will vest on December 1, 2023 and 2024 (or the first business day thereafter if the vesting date falls on a Saturday or Sunday), subject to their continued employment. For Mr. Creery, a portion of the restricted stock unit award granted in November 2021 vested on July 31, 2022 pursuant to the retirement terms of his award agreement. For Mr. Voliva, a portion of the restricted stock unit award granted in November 2021 vested on September 23, 2022 pursuant to the terms of his Separation Agreement. For information on the vesting and/or forfeiture of the restricted stock units granted to Messrs. Creery and Voliva, see “Executive Compensation—Option Exercises and Stock Vested” on page 67. The restricted stock unit award granted to Mr. Atanasov in September 2022, to align Mr. Atanasov with the Company’s stockholders, vests in full on the first anniversary of his employment date, subject to his continued employment.

Each named executive officer has the right to receive dividends and other distributions paid with respect to their restricted stock units, and these dividend and other distributions are paid at approximately the same time as dividends are received by our common stockholders.

Performance Share Unit Awards

The performance share unit awards granted to Messrs. Jennings, Go, Voliva and Creery and Ms. Bhatia in November 2021 for the 2022 fiscal year are subject to the achievement of return on capital employed and total shareholder return during the three-year performance period ending on September 30, 2024 relative to the 2022 Incentive Peer Group. See “—2022 Executive Compensation Decisions—Annual Incentive Cash Compensation” for a discussion of the 2022 Incentive Peer Group. For Mr. Creery, a portion of the performance share unit award granted in November 2021 vested on July 31, 2022 pursuant to the retirement terms of his award agreement. For Mr. Voliva, a portion of the performance share unit award granted in November 2021 vested on September 23, 2022 pursuant to the terms of his Separation Agreement. For information on the vesting and/or forfeiture of the performance share units granted to Messrs. Creery and Voliva, see “Executive Compensation—Option Exercises and Stock Vested” on page 67.

Each named executive officer has the right to receive dividend equivalents and other distributions with respect to their performance share units based on the target level of payout, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

For the performance share unit awards granted in November 2021 for the 2022 fiscal year:

•

“return on capital employed,” which determines 50% of the shares earned at the end of the performance period, is defined in the same manner as set forth above under “—2022 Executive Compensation Decisions—Annual Incentive Cash Compensation.” The Compensation Committee believes return on capital employed is an appropriate metric because it (i) holds management accountable for the efficient use of the Company’s capital and (ii) provides a useful means of comparing the Company’s operating performance relative to the operating performance of our Incentive Peer Group. This metric differs from the return on capital employed metric used for our annual incentive cash compensation since this metric looks at return on capital employed over a three-year period whereas the return on capital employed metric used for our annual incentive cash compensation looks at a one-year period.

•

“total shareholder return,” which determines 50% of the shares earned at the end of the performance period, is defined as (i) the appreciation in our stock price during the performance period (in dollars) plus cumulative dividends paid during the performance period plus any additional value or compensation received by shareholders such as stock received from spinoffs, divided by (ii) the closing price of our stock on the first business day of the performance period. The Compensation Committee believes total shareholder return is an appropriate metric because it (i) aligns the interests of management with the interests of shareholders, and (ii) provides a useful means of comparing Company overall performance relative to the overall performance of our Incentive Peer Group.

2023 Proxy Statement 53

Performance Share Unit Performance Goals

The actual number of performance share units earned at the end of the performance period will be equal to (a) the target number of performance share units granted multiplied by (b) our average performance share unit payout with respect to the performance metrics. The average performance share unit payout is determined by adding our performance share unit payout percentage with respect to each performance metric and dividing the sum by two.

For the return on capital employed metric and the total shareholder return metric, a percentile ranking of our return on capital employed versus the return on capital employed of each entity in our Incentive Peer Group and our total shareholder return versus the total shareholder return of each entity in our Incentive Peer Group, respectively, will be calculated at the end of the performance period and payout is determined in accordance with the following table:

Ranking of the Company within Peer Group	Performance Share Unit Payout

90th Percentile or Better	Maximum (200% of Target)

Less than 90th Percentile but Better than 50th Percentile	Interpolate between 100% and 200%

50th Percentile	Target (100%)

Less than 50th Percentile but Better than 25th Percentile	Interpolate between 25% and 100%

25th Percentile	25% of Target (Minimum)

Less than 25th Percentile	Zero

The named executive officer must be employed by us on December 1, 2024 (or the first business day thereafter if such date falls on a Saturday or Sunday) to receive payment of the earned performance share unit awards, except as described below in “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Earned performance share unit awards will be paid in the form of fully vested shares of our common stock.

Stock Ownership Policy

Our Board, the Compensation Committee and our executive officers recognize that ownership of our common stock is an effective means by which to align the interests of our directors and officers with those of our stockholders. The terms of the stock ownership policy for our Company officers are summarized below.

Under the stock ownership policy, in 2022, our Company officers were required to hold shares of our common stock as follows:

Company Officers	Value of Shares Owned

Pay Grade E3 (Chief Executive Officer)	6x base salary

Pay Grade E2 (Chief Operating Officer, Chief Financial Officer and EVPs)	3x base salary

Pay Grade E2 (Segment President and General Counsel)	2x base salary

Pay Grade E1 (SVPs of Commercial, HR, Marketing & Supply and Refining Operations)	1x base salary

Our Company officers are required to meet the applicable requirements within five years of employment or promotion.

Company officers are required to continuously own sufficient shares to meet the stock ownership requirements once attained. Until the Company officers attain compliance with the stock ownership policy, the Company officers will be required to hold 50% of the shares of common stock received from any equity award, net of any shares used to pay tax withholdings. If a Company officer attains compliance with the stock ownership policy and subsequently falls below the requirement because of a decrease in the price of our common stock, the Company officer will be deemed in compliance provided that the Company officer retains the shares then held.

As of December 31, 2022, all of our named executive officers were in compliance with the stock ownership policy or were within the five-year grace period provided under the stock ownership policy.

Anti-Hedging and Anti-Pledging Policy

All of our employees, including our named executive officers, are subject to our Insider Trading Policy, which, among other things, prohibits employees from entering into short sales or hedging or pledging our securities.

54 HF Sinclair Corporation

The anti-hedging policy contained in our Insider Trading Policy specifically prohibits employees, including our named executive officers, and their designees from purchasing financial instruments or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities (or derivatives thereof), including through, among other mechanisms, the purchase of financial instruments (such as prepaid variable forward contracts, equity swaps, collars, and exchange funds) or other transactions that are designed to hedge or offset any decrease in the market value of shares of our securities (or derivatives thereof). Additionally, all employees, including our named executive officers, are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Recoupment of Compensation

In September 2018, the Board adopted a formal clawback policy and, in November 2021, the Board adopted a revised clawback policy (together, the “Clawback Policy”). We are aware of the recent clawback policy rule updates and will continue to monitor our Clawback Policy to ensure compliance with applicable rules. The current Clawback Policy provides that upon the occurrence of a material restatement of our financial statements (other than due to a change in accounting policy or applicable law) or upon certain acts of Misconduct (as defined below), the Board may recover bonus and other incentive and equity based compensation (the “Incentive Compensation”) awarded to Board-appointed officers of the Company and our subsidiaries. The Clawback Policy applies to Board-appointed officers of the Company and our subsidiaries. However, the Clawback Policy applies to such Board-appointed officers who are former employees only with respect to Incentive Compensation awarded on or after November 1, 2021. In the case of a material restatement of our financial statements (other than due to a change in accounting policy or applicable law), the Board may recover Incentive Compensation from Board-appointed officers that was paid or awarded during the 24-month period preceding the restatement. In the event of such material restatement, if the Incentive Compensation would have been lower had it been calculated based on such restated results, the Compensation Committee may (as determined in its sole discretion and to the extent permitted by governing law and as appropriate under the circumstances) seek to recover for our benefit all or a portion of such Incentive Compensation paid or awarded to any covered employee who is then currently employed by us or, beginning with Incentive Compensation paid or awarded on or after November 2021, was employed during the 24-month period preceding the restatement. In determining whether to seek recovery, the Compensation Committee may take into account any considerations as it deems appropriate, including whether the error was caused by intentional misconduct or fraud. The amount of any recovery and the source of such recovery (whether from unvested equity compensation or future compensation payable to the covered employee) will be determined in the sole discretion of the Compensation Committee.

In any instance in which a Board-appointed currently employed officer of the Company or our subsidiaries, or officer employed by the Company or our subsidiaries at any point during the 12-month period preceding the date the Compensation Committee is notified of the event of Misconduct,

•

engages in an act or acts of dishonesty constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company or any of our subsidiaries;

•	engages in gross or willful and wanton negligence in the performance of such officer’s material and substantial duties of employment with the Company or any of its subsidiaries; or

•	has a conviction of a felony involving moral turpitude (each an act of “Misconduct”);

the Compensation Committee may (as determined in its sole discretion and to the extent permitted by governing law and as appropriate under the circumstances) cause the Company to (a) seek recovery of Incentive Compensation that such officer was awarded or vested within the prior 24-month period or at any time during or following the Misconduct and/or (b) cancel such officer’s unvested, unearned or unsettled Incentive Compensation without consideration.

Further, our change in control severance agreements with our named executive officers provide that amounts paid or payable pursuant to such agreements may be forfeited and/or recouped to the extent required by applicable law or any clawback policy that we adopt.

In addition, the agreements for awards under our long-term equity incentive program provide that the award, including amounts paid or realized with respect to the award, may be subject to reduction, cancelation, forfeiture or recoupment to the extent required by applicable law or any clawback policy that we adopt.

2023 Proxy Statement 55

Impact of Regulatory Compliance

In designing and implementing programs applicable to executives, the Compensation Committee considers the anticipated tax treatment to us and our executive officers of various payments and benefits, and the effects of applicable provisions of the Code, including Sections 280G and 162(m).

Section 280G of the Code prohibits the deduction of any “excess parachute payment.” Benefits payable under the change in control severance agreements entered into with certain of our executives, including all of our named executive officers, as well as accelerated vesting under restricted stock unit and performance share unit awards could result in “excess parachute payments” that are not deductible by us. For more information regarding amounts payable and benefits available upon the occurrence of a change in control, see “Executive Compensation—Potential Payments Upon Termination or Change in Control.” None of the change in control severance agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code.

2023 Executive Compensation Decisions

Annual Cash Incentive Compensation for Named Executive Officers

In the fourth quarter of 2022, the Compensation Committee approved target award levels as well as all other terms of the annual incentive cash compensation awards granted to our named executive officers for 2023. The Compensation Committee made the following changes to the annual incentive cash compensation program measures for 2023:

•

EBITDA and operational metrics for the Marketing business segment were added to the financial and operational performance measures and the weighting of the other business segments were adjusted as a result of the addition of the Marketing business segment;

•	available free cash flow replaced return on capital employed as a component of the financial performance measures;

•

the Environmental, Health and Safety component of the operational performance measures was expanded to include a component for the reduction of GHG emissions that will be equally weighted with the existing safety and environmental metrics, and with the expansion, the Environmental, Health and Safety component was renamed Environmental, Social, and Governance (“ESG”);

•

with the expansion of the ESG component discussed above, the weighting of the existing Reliability and Operating Expense vs. Budget components of the operational measures were revised from 40% to 33% so that all three components of the operational measures (ESG, Reliability and Operating Expense vs. Budget) are equally weighted at 33%; and

•

with the expansion of the ESG component discussed above, the weighting of the operational and strategic and individual performance measures were changed from 40% to 45% and from 20% to 15%, respectively.

Other than the changes discussed below for Messrs. Go and Jennings, the Compensation Committee made no other changes from the prior year to the annual incentive cash compensation program for 2023 for the named executive officers. The 2023 annual incentive cash compensation awards will continue to be subject to a bonus hurdle that may limit the named executive officers’ target bonus to 50% of the individual’s target bonus if the Company does not achieve positive adjusted operating income for the 2023 fiscal year. Adjusted operating income of the Company means earnings before interest and taxes as reported in the Company’s audited consolidated financial statements and is calculated as net income (loss) attributable to the Company’s stockholders plus (i) interest expense, net of interest income, and (ii) income tax expense plus adjustments for extraordinary items, other unusual or non-recurring items, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements or management’s discussion and analysis. The bonus hurdle is intended to align executive rewards with shareholder returns and reinforces our objective of paying for performance. The Compensation Committee will continue to retain full discretion to pay, not pay or modify all annual incentive cash compensation awards.

56 HF Sinclair Corporation

Long-Term Equity Incentive Compensation for Named Executive Officers

In November 2022, the Compensation Committee approved grants of restricted stock units with time-based vesting conditions and performance share units to our named executive officers (other than Mr. Creery and Mr. Voliva who were no longer employees of the Company in November 2022) for the 2023 fiscal year.

Pursuant to SEC rules, the long-term equity incentive awards granted in November 2022 for the 2023 fiscal year are disclosed as 2022 compensation in the Summary Compensation Table and are reported in the 2022 Grants of Plan-Based Awards table included in this proxy statement. For the awards granted in November 2022 for the 2023 fiscal year, the award for Mr. Jennings was allocated 65% to performance share units and 35% to restricted stock units. The awards to Messrs. Atanasov, Go and Ms. Bhatia were allocated 50% to performance share units and 50% to restricted stock units. These awards are described in greater detail below.

The following table sets forth:

•	the dollar value of the long-term equity incentive award granted in 2022 for the 2023 fiscal year to each of the named executive officers; and

•	the number of restricted stock units with time-based vesting conditions and performance share units that were awarded for the 2023 fiscal year to each of the named executive officers.

Name	Dollar Value of Long- Term Equity Incentive Award	Number of Restricted Stock Units with Time-Based Vesting	Target Number of Performance Share Units
Michael C. Jennings	$8,700,000	48,612	90,278
Atanas H. Atanasov	$2,000,000	15,966	15,966
Timothy Go	$3,500,000	27,939	27,939
Vaishali S. Bhatia	$1,500,000	11,976	11,976
Richard L. Voliva III (1)	—	—	—
Thomas G. Creery (1)	—	—	—

(1)

Due to Mr. Voliva’s separation from the Company effective September 15, 2022, and Mr. Creery’s retirement on July 31, 2022, neither Mr. Voliva nor Mr. Creery received a long-term equity incentive award in November 2022.

In connection with Mr. Go’s promotion to the position of Chief Executive Officer and President of the Company, effective May 9, 2023, the Compensation Committee approved additional long-term incentive awards for the 2023 fiscal year for Mr. Go in the amount of $3,750,000 to be split equally between restricted stock units and performance share units, such awards will be granted and the number of such units will be determined on the effective date of Mr. Go’s promotion.

Restricted Stock Unit Awards

In November 2022 (and also in February 2023 for Mr. Go), the Compensation Committee approved grants of restricted stock units with time-based vesting conditions to our named executive officers for the 2023 fiscal year. For Mr. Jennings, the restricted stock units awarded in November 2022 for the 2023 fiscal year represented 35% of his total long-term equity incentive award. For Messrs. Atanasov and Go and Ms. Bhatia, the restricted stock units awarded in November 2022 (and to be awarded in May 2023 to Mr. Go), for the 2023 fiscal year represented 50% of their total long-term equity incentive award. With the exception of the restricted stock units awarded to Mr. Jennings whose vesting schedule was revised as discussed below under “—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go,” the restricted stock units awarded in November 2022 (and to be awarded in May 2023 to Mr. Go) for the 2023 fiscal year will vest in three equal installments on December 1, 2023, 2024 and 2025 (or the first business day thereafter if December 1 falls on a Saturday or Sunday), subject to continued employment.

Each named executive officer that received an award has the right to receive dividend equivalents and other distributions paid with respect to such restricted stock units, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

2023 Proxy Statement 57

Performance Share Unit Awards

In November 2022 (and also in February 2023 for Mr. Go), the Compensation Committee granted performance share unit awards to our named executive officers for the 2023 fiscal year. Each named executive officer who received performance share unit awards was granted a target number of performance share units. For Mr. Jennings, the target number of performance share units represented 65% of his total long-term equity incentive award for fiscal year 2023. For Messrs. Atanasov and Go and Ms. Bhatia, this target number of performance share units represented 50% of their total long-term equity incentive award for fiscal year 2023.

The Compensation Committee determined that performance metrics for the November 2022 and May 2023 grants would consist of return on capital employed and total shareholder return during the performance period as measured against that of the 2023 Incentive Peer Group. The 2023 Incentive Peer Group consists of:

• CVR Energy Inc.	• PBF Energy Corporation

• Delek US Holdings, Inc.	• Phillips 66

• Marathon Petroleum Corporation	• Valero Energy Corporation

The performance period for these performance share unit awards runs from October 1, 2022 through September 30, 2025. Each named executive officer that received an award has the right to receive dividend equivalents and other distributions with respect to such performance share units based on the target level of payout, and these dividend equivalents are paid at approximately the same time as dividends are received by our common stockholders.

For the performance share unit awards granted in November 2022 and May 2023 for the 2023 fiscal year, “return on capital employed” and “total shareholder return” are calculated in the same manner as they are calculated for the performance share units granted in November 2021 for the 2022 fiscal year.

The actual number of performance share units earned at the end of the performance period will be determined in the same manner as the performance share unit awards granted in November 2021 for the 2022 fiscal year.

For the return on capital employed metric and the total shareholder return metric, a percentile ranking of our return on capital employed versus the return on capital employed of each entity in our Incentive Peer Group and our total shareholder return versus the total shareholder return of each entity in our Incentive Peer Group, respectively, will be calculated at the end of the performance period and payout is determined in the same manner as the performance share unit awards granted in November 2021 for the 2022 fiscal year.

The named executive officer must be employed by us on December 1, 2025 (or the first business day thereafter if such date falls on a Saturday or Sunday) to receive payment of the earned performance share unit awards, except as described below in “Executive Compensation—Potential Payments Upon Termination or Change in Control.” Earned performance share unit awards will be paid in the form of fully vested shares of our common stock.

Succession Arrangements with Mr. Jennings and Mr. Go

Mr. Jennings notified the Company that he would retire from the position of Chief Executive Officer of the Company effective May 8, 2023. The Board promoted Mr. Go to the position of Chief Executive Officer and President of the Company effective May 9, 2023 to succeed Mr. Jennings. Mr. Jennings and the Company expect that he will serve as Executive Vice President, Corporate from May 9, 2023 until his currently planned retirement from the Company on November 9, 2023 (the “Retirement Date”). Mr. Jennings has also agreed to serve as a consultant to the Company beginning on the day following his Retirement Date and continuing until February 9, 2024 (or such date as may be extended by the agreement of the Company and Mr. Jennings, the “Consulting Period”).

In connection with Mr. Go’s promotion, the Compensation Committee approved the following changes in Mr. Go’s 2023 compensation, in each case effective May 9, 2023: (a) an increase in his 2023 base salary from $900,000 to $1,100,000, (b) an increase in his 2023 annual incentive cash compensation target award from 110% of his base salary earnings (with a maximum limit of 220% of base salary earnings) to 150% of his base salary earnings (with a maximum limit of 300% of his base salary earnings), and (c) a grant of long-term incentive awards in the amount of $3,750,000 to be split equally between restricted stock units and performance share units of the Company.

58 HF Sinclair Corporation

The Company and Mr. Jennings entered into a letter agreement on February 15, 2023 (the “Letter Agreement”), which governs the terms of his compensation from February 15, 2023 through his Retirement Date. In connection with Mr. Jennings’s change in duties, the Compensation Committee approved a change in his 2023 base salary from $1,325,000 annually to $100,000 per calendar month (pro-rated for partial months), effective May 9, 2023. In addition, within 30 days of May 8, 2023, Mr. Jennings shall receive $1,200,433, which is equal to his 2023 annual incentive cash compensation target award of 150% of his base salary earnings and pro-rated for the portion of the Company’s 2023 annual incentive performance period from October 1, 2022 to May 8, 2023 during which he served as Chief Executive Officer. Effective May 9, 2023, Mr. Jennings will no longer be eligible to participate in the Company’s 2023 annual incentive cash compensation plan.

In connection with Mr. Jennings’ retirement, the Compensation Committee approved changes to the vesting schedule for the restricted stock units and performance share units granted to Mr. Jennings, including those granted in November 2022. If on December 1, 2023, Mr. Jennings is employed by the Company (due to an extension of his Retirement Date) or the Consulting Period is in effect, Mr. Jennings will vest in his equity awards that would otherwise vest on December 1, 2023 pursuant to the terms of the award agreements governing the awards. This includes the third tranche of the restricted stock units granted to Mr. Jennings in November 2020, the second tranche of the restricted stock units granted to Mr. Jennings in November 2021 and the first tranche of the restricted stock units granted to him in November 2022, as well as the performance share units granted to him in November 2020 at the performance percentage to be certified by the Compensation Committee in the fourth quarter of 2023 following the end of the performance period applicable to his November 2020 performance share unit award. Immediately following the last day of the Consulting Period, Mr. Jennings will vest in a pro rata portion of his remaining unvested equity awards based on the total number of days during which he provided services to the Company, which shall include his services during the Consulting Period, during the “service period” (as defined in each applicable award agreement). This includes pro rata vesting of the then-remaining unvested restricted stock units granted to Mr. Jennings in November 2021 and November 2022, and pro rata vesting of the performance share units granted to Mr. Jennings in November 2021 and November 2022 at target. Any remaining unvested equity awards at that time will be forfeited.

In light of Mr. Jennings’s long tenure with the Company and its predecessors, which provides him extensive day-to-day knowledge of the Company’s operations and industry, his involvement in current matters, and to further assist in Mr. Go’s transition to the Chief Executive Officer role, the Company, HollyFrontier and HF Sinclair Payroll Services, Inc., on behalf of themselves and their respective parents, subsidiaries and affiliates, and Mr. Jennings also entered into a Successor Transition Agreement and Release of Claims dated February 15, 2023 (the “Successor Transition Agreement”). Pursuant to the Successor Transition Agreement, Mr. Jennings will provide consulting services to the Company for the Consulting Period. Mr. Jennings and the Company could extend Mr. Jennings’s Consulting Period by mutual consent. The terms of this consulting arrangement are included in the Successor Transition Agreement. Pursuant to the Successor Transition Agreement, Mr. Jennings will receive a retainer payment of $50,000 per calendar month (pro-rated for partial months) to provide up to 20 hours of services per week to the Company and its subsidiaries as requested by the Company from time to time.

The Successor Transition Agreement can be terminated at any time, with or without cause, by either party upon written notice. Pursuant to the terms of the Letter Agreement, with respect to Mr. Jennings’s employment period, and the terms of the Successor Transition Agreement, with respect to the Consulting Period, if, after February 15, 2023, the Company terminates Mr. Jennings without “cause” (as defined in the Letter Agreement, with respect to Mr. Jennings’s employment period, and in the Successor Transition Agreement, with respect to the Consulting Period) or if Mr. Jennings terminates his employment or consulting services due to an act of “cause” by the Company, in each case on or prior to February 9, 2024, Mr. Jennings shall vest in his equity awards as if he had remained with the Company, either as an employee or consultant, through February 9, 2024.

2023 Proxy Statement 59

Compensation Committee Report

The Compensation Committee of the HF Sinclair Corporation Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

Leldon E. Echols	Anna C. Catalano	Manuel J. Fernandez	Franklin Myers
Chairperson

60 HF Sinclair Corporation

Executive Compensation

The following executive compensation tables and related information are intended to be read together with the more detailed disclosure regarding our executive compensation program presented under “Compensation Discussion and Analysis” above.

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers for the last three completed years, to the extent that the individual was a named executive officer during those years.

Name and Principal Position in 2022	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Michael C. Jennings Chief Executive Officer	2022	$1,250,000	—	$9,180,707	$2,846,924	$523,421	$13,801,052
	2021	$1,084,154	—	$7,357,061	$2,606,264	$426,185	$11,473,664
	2020	$1,148,308	—	$4,646,371	$1,564,603	$286,813	$7,646,095
Atanas H. Atanasov Executive Vice President and Chief Financial Officer	2022	$152,308	$300,000	$2,418,223	—	$60,334	$2,930,865

Timothy Go President and Chief Operating Officer	2022	$800,000	—	$3,648,905	$1,261,191	$196,344	$5,906,440
	2021	$772,892	—	$2,377,064	$1,229,795	$180,347	$4,560,098
	2020	$426,923	—	$3,898,479	$264,775	$1,161,024	$5,751,201
Vaishali S. Bhatia Senior Vice President, General Counsel and Secretary	2022	$540,000	—	$1,564,059	$965,693	$135,360	$3,205,112
	2021	$476,567	—	$1,240,321	$584,391	$121,585	$2,422,864

Richard L. Voliva III Former Executive Vice President and Chief Financial Officer	2022	$572,378	—	$3,837,477	$1,565,250	$423,352	$6,398,456
	2021	$697,604	—	$2,067,111	$998,221	$106,152	$3,869,088
	2020	$680,192	—	$2,560,168	$753,534	$144,152	$4,138,046
Thomas G. Creery Former President, Renewables	2022	$441,497	—	—	$950,000	$549,591	$1,914,088
	2021	$542,025	—	$1,085,328	$689,613	$153,637	$2,470,603
	2020	$529,038	—	$1,084,232	$520,962	$132,008	$2,266,240

(1)

Represents base salary actually paid during the respective fiscal year and may reflect partial year payments for years in which NEOs were not employed during the entirety of that year. Effective upon his appointment as Chief Executive Officer and President of the Company on January 1, 2020, Mr. Jennings’ base salary was $1,200,000. In June 2020, in light of economic conditions and other expense reduction actions being taken by the Company, Mr. Jennings proposed a mid-year reduction of 10% to his base salary that was approved by the Compensation Committee and reduced his salary to $1,080,000 effective July 1, 2020, and that reduced salary continued for fiscal year 2021. For fiscal year 2022, the 10% reduction was reinstated plus a 4.2% increase for 2022.

Effective upon his appointment as Executive Vice President and Chief Financial Officer of the Company on September 30, 2022, Mr. Atanasov’s base salary was $600,000. The 2022 salary shown in this table represents Mr. Atanasov’s actual base salary earnings for the period beginning September 30, 2022 through December 31, 2022.

Mr. Voliva separated from the Company effective September 15, 2022. The 2022 salary shown in this table represents Mr. Voliva’s actual base salary earnings for the period beginning January 1, 2022 through September 15, 2022.

Mr. Creery retired from the Company effective July 31, 2022. The 2022 salary shown in this table represents Mr. Creery’s actual base salary earnings for the period beginning January 1, 2022 through July 31, 2022.

(2)

For Mr. Atanasov, represents a cash sign-on bonus paid in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company on September 30, 2022 to compensate him for his forfeited bonus with his prior employer.

(3)

With the exception of the amounts reported for Mr. Voliva for 2022, represents the aggregate grant date fair value of awards of restricted stock units and performance share units made in the year indicated, calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, excluding the effects of estimated forfeitures and does not reflect the actual value that may be ultimately realized by the executive. See Note 8 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

2023 Proxy Statement 61

Long-term equity incentive awards are granted in the year prior to the year to which they relate, therefore awards granted in November 2020 for the 2021 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2020, long-term equity incentive awards granted in November 2021 for the 2022 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2021, and long-term equity incentive awards granted in November 2022 for the 2023 fiscal year are reported in the “Stock Awards” column of the Summary Compensation Table for 2022, in each case, in accordance with SEC rules.

For Mr. Atanasov, the amount shown in the “Stock Awards” column for 2022 also includes a grant of 6,185 restricted stock units on the date of his appointment as Executive Vice President and Chief Financial Officer.

In connection with Mr. Voliva’s separation from the Company, the Compensation Committee approved the accelerated vesting of 23,953 restricted stock units and 48,971 performance share units held by Mr. Voliva on September 23, 2022 and the HLS Board approved the accelerated vesting of 14,956 HEP phantom units held by Mr. Voliva on September 23, 2022. The amount reported for Mr. Voliva for 2022 reflects the incremental fair value of these modified awards, computed as of their modification date on September 23, 2022 in accordance with FASB ASC Topic 718.

In connection with Mr. Creery’s retirement, 11,309 restricted stock units and 25,733 performance share units held by Mr. Creery on July 31, 2022 vested in accordance with the retirement terms in the applicable award agreements, which provided for pro rata vesting equal to the percentage of time he was employed during the applicable vesting period with the pro rata vesting of outstanding performance share units to be calculated based on the target number of performance share units awarded. No modification charge was taken with respect to those awards under FASB ASC Topic 718.

The performance share units awarded in November 2022 are subject to a “market condition” (the total shareholder return (“TSR”) performance metric) and a “performance condition” (the return on capital employed (“ROCE”) performance metric). For purposes of determining the grant date fair value of the performance share units granted in November 2022, in accordance with SEC rules and FASB ASC Topic 718, we have assumed an aggregate settlement of 108.5%, which includes a settlement of 58.5% of the TSR portion of the award and 50% of the ROCE portion of the award. The maximum payout of the aggregate awards, however, could be up to 200%. If the ROCE portion of the award was settled at the maximum payout level of 200% (resulting in settlement of the aggregate award in an amount equal to 158.5%), the grant date fair value of the performance share unit awards would be as follows: Mr. Jennings, $8,963,158; Mr. Atanasov $1,585,168; Mr. Go $2,773,887; and Ms. Bhatia, $1,188,970.

For additional information regarding the awards granted in 2022, see “Compensation Discussion and Analysis—2023 Executive Compensation Decisions,” “—2022 Grants of Plan-Based Awards,” and “—Outstanding Equity Awards at Fiscal Year End.”

(4)

For 2022, represents payments made pursuant to the annual incentive cash compensation program with respect to the financial measures, operational measures and strategic and individual measures, as applicable. The 2022 awards are described in more detail in “Compensation Discussion and Analysis—2022 Executive Compensation Decisions—Annual Incentive Cash Compensation.” For Ms. Bhatia and Mr. Creery, this column also includes a $300,000 cash bonus paid in connection with their respective efforts in facilitating the Company’s successful closing of the Sinclair Transactions and upon satisfaction of the employment requirement.

Mr. Atanasov was not eligible for an annual incentive cash award for 2022 since he joined on the last day of the 2022 performance period.

For Ms. Bhatia and Mr. Creery, also includes a strategic incentive cash compensation award for 2022 paid in connection with their respective efforts in facilitating the Company’s successful closing of the Sinclair Transactions.

Mr. Voliva’s annual incentive cash award for 2022 was paid pursuant to the terms of his Separation Agreement and includes: (i) a 2022 annual incentive cash award of $965,250 under our annual incentive cash compensation program and (ii) a 2022 HLS annual incentive cash bonus of $600,000 paid under the HLS annual incentive cash compensation program. For additional information regarding the terms of Mr. Voliva’s Separation Agreement, see “Executive Compensation—Potential Payments Upon Termination or Change in Control—Separation Agreement with Mr. Voliva.”

Mr. Creery’s annual incentive cash award for 2022 was paid pursuant to the terms of his Retirement Agreement. For additional information regarding the terms of Mr. Creery’s Retirement Agreement, see “Executive Compensation—Potential Payments Upon Termination or Change in Control—Retirement Agreement & Consulting Arrangements with Mr. Creery.”

(5)	For 2022, includes compensation as described under “All Other Compensation” below.

62 HF Sinclair Corporation

All Other Compensation

The table below describes the components of compensation for 2022 included in the “All Other Compensation” column in the Summary Compensation Table above.

Name	401(k) Plan Retirement Contributions	401(k) Plan Company Matching Contributions	NQDC Plan Retirement Contributions	NQDC Plan Company Matching Contributions	Perquisites(1)	Tax Reimburse- ments(2)	Other(3)	Total

Michael C. Jennings	$19,825	$18,300	$246,050	$227,123	$12,123	—	—	$523,421

Atanas H. Atanasov	—	—	$3,877	$7,754	—	$16,017	$32,686	$60,334

Timothy Go	$9,150	$18,300	$52,651	$105,302	$10,941	—	—	$196,344

Vaishali S. Bhatia	$16,013	$18,300	$47,155	$53,892	—	—	—	$135,360

Richard L. Voliva III	$12,200	—	$72,819	—	—	—	$338,333	$423,352

Thomas G. Creery	$19,825	$18,300	$5,962	$5,504	—	—	$500,000	$549,591

(1)	For Mr. Jennings, amounts include $11,703 in club dues and $420 for a Company-paid reserved parking spot.

For Mr. Go, amounts include $5,107 in club dues and expenses, $4,211 in security technology expenses, $1,203 in imputed income for family travel on our aircraft when the executive was traveling for business and the family travel was for personal reasons, and $420 for a Company-paid reserved parking spot.

The value of the perquisites provided to Messrs. Atanasov, Voliva and Creery and Ms. Bhatia in 2022 did not exceed $10,000 in the aggregate, and therefore, in accordance with SEC rules, are not included in the table above or described in this footnote.

(2)

For Mr. Atanasov, represents tax payments made on his behalf with respect to imputed income for reimbursement of moving and relocation expenses he incurred as a result of relocating to join the Company.

(3)

For Mr. Atanasov, represents a cash moving allowance of $8,000 and reimbursement of moving and relocation expenses the executive incurred in the amount of $24,686 as a result of relocating to join the Company.

For Mr. Voliva, represents separation payments made to him under the terms of his Separation Agreement and includes a one-time cash payment of $100,000 and four monthly separation payment installments in the aggregate amount of $238,333. For additional information regarding the terms of Mr. Voliva’s Separation Agreement, see “Executive Compensation—Potential Payments Upon Termination or Change in Control—Separation Agreement with Mr. Voliva.”

For Mr. Creery, represents consulting services fees paid to Mr. Creery following his retirement in 2022 pursuant to the terms of his Retirement Agreement. For additional information regarding the terms of Mr. Creery’s Retirement Agreement, see “Executive Compensation—Potential Payments Upon Termination or Change in Control—Retirement Agreement & Consulting Arrangements with Mr. Creery.”

2023 Proxy Statement 63

2022 Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our named executive officers under our equity and non-equity incentive plans during 2022. Certain equity awards reported below were granted in November 2022 for the 2023 fiscal year and are reported in this table as 2022 compensation in accordance with SEC rules. These awards are described in greater detail above under “Compensation Discussion and Analysis—2023 Executive Compensation Decisions.” Annual equity awards are generally made once each year in the fourth quarter of the year preceding the year to which the annual awards relate in order to align the timing of the long-term equity incentive award grants with the timing of the other compensation decisions made for our executive officers. In accordance with SEC rules, the equity awards granted in November 2021 for the 2022 fiscal year were previously reported as 2021 compensation in the Grants of Plan-Based Awards table contained in our proxy statement filed with the SEC on April 25, 2022.

In this table, awards are abbreviated as “AICP” for awards under the annual incentive cash compensation program, “RSU” for restricted stock unit awards and “PUA” for performance share unit awards. The restricted stock unit awards and performance share unit awards granted to our named executive officers were granted under our 2020 Long-Term Incentive Plan (the “LTIP”).

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name	Type	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)

Michael C. Jennings (5)	AICP		$903,173	$1,806,346	$3,612,692
	RSU	11/8/22							48,612	$3,045,056
	PUA	11/8/22				45,139	90,278	180,556		$6,135,651
Atanas H. Atanasov (6)	AICP		—	—	—
	RSU	9/30/22							6,185	$333,000
	RSU	11/8/22							15,966	$1,000,110
	PUA	11/8/22				7,983	15,966	31,932		$1,085,113
Timothy Go	AICP		$395,962	$791,923	$1,583,846
	RSU	11/8/22							27,939	$1,750,099
	PUA	11/8/22				13,969	27,939	55,878		$1,898,806
Vaishali S. Bhatia	AICP		$209,000	$418,000	$836,000
	ICP (7)		—	$300,000	—
	RSU	11/8/22							11,976	$750,177
	PUA	11/8/22				5,988	11,976	23,952		$813,882
Richard L. Voliva III (8)	AICP		$321,750	$643,500	$1,287,000
	AICP (HEP)		$200,000	$400,000	$800,000
	RSU								23,953	$1,178,488
	PUA						48,971			$2,409,373
	RSU (HEP)								14,956	$249,616
Thomas G. Creery (9)	AICP		$230,000	$460,000	$920,000
	ICP (7)		—	$300,000	—

(1)

Represents the potential payouts for awards granted under our annual incentive cash compensation program, which were subject to achieving certain performance targets with respect to financial measures, operational measures and strategic and individual measures, as applicable. Amounts reported (a) in the “Threshold” column reflect 50% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the award, (b) in the “Target” column reflect 100% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which is the target amount payable under the award, and (c) in the “Maximum” column reflect 200% of the named executive officer’s target award opportunity under the annual incentive cash compensation program, which is the maximum amount payable under the award. If less than minimum levels of performance, as described in the “Threshold” column, are attained with respect to the financial measures, operational measures and strategic and individual measures, as applicable, under the annual incentive cash compensation program, then 0% of the named executive officer’s target award opportunity will be earned.

64 HF Sinclair Corporation

The performance targets and target awards are described under “Compensation Discussion and Analysis—2022 Executive Compensation Decisions—Annual Incentive Cash Compensation.” Amounts actually paid with respect to the awards reported in this table are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2022.

(2)

With the exception of Mr. Voliva, represents the potential number of performance share units payable under the LTIP. Amounts reported (a) in the “Threshold” column reflect 50% of the target number of performance share units awarded to each named executive officer, which, in accordance with SEC rules, is the minimum amount payable for a certain level of performance under the performance share unit awards, (b) in the “Target” column reflect 100% of the target number of performance share units awarded to each named executive officer, which is the target amount payable under the performance share unit awards, and (c) in the “Maximum” column reflect 200% of the target number of performance share units awarded to each named executive officer, which is the maximum amount payable under the performance share unit awards. If less than minimum levels of performance, as described in the “Threshold” column, are attained with respect to the return on capital employed and total shareholder return performance metrics applicable to the performance share unit awards, then 0% of the target number of performance share units awarded will be earned.

The number of shares actually delivered at the end of the performance period may vary from the target number of performance share units, based on our achievement of the specific performance measures. Performance targets and target awards for the awards reported above are described under “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Long-Term Equity Incentive Compensation for Named Executive Officers.”

For Mr. Voliva, represents the actual number of performance share units he received pursuant to the terms of his Separation Agreement. In connection with Mr. Voliva’s separation from the Company, the Compensation Committee approved the accelerated vesting of 48,971 performance share units held by Mr. Voliva on September 23, 2022 at target.

(3)

With the exception of Mr. Voliva, represents shares of restricted stock units subject to time-based vesting conditions granted under the LTIP. The terms of these grants are described under “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Long-Term Equity Incentive Compensation for Named Executive Officers.”

In connection with Mr. Voliva’s separation from the Company, the Compensation Committee approved the accelerated vesting of 23,953 restricted stock units and 48,971 performance share units held by Mr. Voliva on September 23, 2022 and the HLS Board approved the accelerated vesting of 14,956 HEP phantom units held by Mr. Voliva on September 23, 2022. The amount reported for Mr. Voliva reflects the incremental fair value of these modified awards, computed as of their modification date on September 23, 2022 in accordance with FASB ASC Topic 718.

(4)

Represents the grant date fair value determined pursuant to FASB ASC Topic 718, based on the closing price of our common stock on the applicable grant date. The closing price of our common stock on November 8, 2022 was $62.64. With respect to the performance share units, amounts reflect an aggregate probable settlement percentage of 108.5%. See note 2 to the Summary Compensation Table for additional information regarding the aggregate probable settlement percentage calculation.

(5)

See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go” for a discussion of the vesting terms of his restricted stock unit and performance share unit awards pursuant to the terms of his Succession Transition Agreement.

(6)

Mr. Atanasov was not eligible to participate in the annual incentive cash compensation program in 2022 since he did not become an employee of the Company until September 30, 2022, the last day of the 2022 performance period.

(7)

Represents the potential payout of a strategic incentive cash compensation award for Ms. Bhatia and Mr. Creery, which was subject to the Company’s successful closing of the Sinclair Transactions and satisfaction of an employment requirement. There was no minimum or maximum amount payable for this strategic incentive cash compensation award, it was only payable at target upon the achievement of the performance and employment requirements. The performance and employment requirements for the strategic incentive cash compensation awards are described under “Compensation Discussion and Analysis—2022 Executive Compensation Decisions—Incentive Cash Compensation for Achievement of Strategic Goals for Certain NEOs.” Amounts actually paid with respect to the awards reported in this table are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2022.

(8)

Mr. Voliva’s payout under the annual incentive cash compensation program for 2022 was paid pursuant to the terms of his Separation Agreement. See “Executive Compensation—Potential Payments Upon Termination or Change in Control—Separation Agreement with Mr. Voliva.” Mr. Voliva did not receive an equity award in 2022 due to his separation.

(9)

Mr. Creery’s payout under the annual incentive cash compensation program in 2022 was paid pursuant to the terms of his Retirement Agreement. See “Executive Compensation—Potential Payments Upon Termination or Change in Control—Retirement Agreement & Consulting Arrangement with Mr. Creery.” Mr. Creery did not receive an equity award in 2022 due to his retirement.

2023 Proxy Statement 65

Outstanding Equity Awards at Fiscal Year End

The following table provides the number and value of outstanding equity awards held by our named executive officers as of December 31, 2022, including awards that were granted prior to 2022. All awards granted beginning in 2020 were granted pursuant to our LTIP. The value of our awards was calculated based on a price of $51.89 per share, the closing price of our common stock on December 30, 2022 (the last trading day of 2022).

The number and value of performance share units reported is based on the number of shares payable at the end of the performance period assuming the maximum level of performance is achieved. In this table, awards are abbreviated as “RSU” for restricted stock unit awards and “PUA” for performance share unit awards. The provisions applicable to these awards upon certain terminations of employment and/or a change in control are described below in the section titled “Potential Payments upon Termination or Change in Control.”

Name	Award Type	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested
Michael C. Jennings (3)	RSU	131,695	$6,833,654
	PUA			658,292	$34,158,772
Atanas H. Atanasov	RSU	22,151	$1,149,415
	PUA			31,932	$1,656,951
Timothy Go	RSU	73,775	$3,828,185
	PUA			215,988	$11,207,617
Vaishali S. Bhatia	RSU	29,915	$1,552,289
	PUA			96,246	$4,994,205
Richard L. Voliva III (4)	RSU	—	—
	PUA			—	—
Thomas G. Creery (5)	RSU	—	—

(1)

Includes the following restricted stock unit awards granted by us as follows (the amounts included in the parentheticals reflect the number of unvested restricted stock units subject to each award) (other than with respect to Messrs. Voliva and Creery, which are addressed below):

•

in June 2020 to Mr. Go (7,863), which vest on June 9, 2023 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday), subject to Mr. Go’s continued employment with the Company on such vesting date;

•

in November 2020 to Mr. Jennings (34,643), Mr. Go (15,397), and Ms. Bhatia (6,159), which vest on December 1, 2023 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday), subject to the executive’s continued employment with the Company on such vesting date;

•

in November 2021 to Mr. Jennings (48,440), Mr. Go (22,576), and Ms. Bhatia (11,780), of which one half vests on December 1, 2023 and the remaining one half vests on December 1, 2024 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday), subject to the executive’s continued employment with the Company on such vesting date;

•

in September 2022 to Mr. Atanasov (6,185), which will vest in full on the first anniversary of Mr. Atanasov’s employment date, subject to Mr. Atanasov’s continued employment with the Company on such vesting date; and

•

in November 2022 to Mr. Jennings (48,612), Mr. Atanasov (15,966), Mr. Go (27,939), and Ms. Bhatia (11,976), of which one third vests on December 1, 2023, one third vests on December 1, 2024 and the remaining one third vests on December 1, 2025 (or, in each case, the first business day thereafter if such date is a Saturday or a Sunday), subject to the executive’s continued employment with the Company on such vesting date.

66 HF Sinclair Corporation

(2)

Includes performance share units awarded by us as follows (the amounts included in the parentheticals reflect the target number of performance share units subject to each award, and may not be the number of shares that is actually delivered following the end of the applicable performance period or reflected in the table above as of the end of the 2022 year) (other than with respect to Mr. Voliva and Mr. Creery, which are addressed below):

•

in November 2020 to Mr. Jennings (103,929), Mr. Go (46,191), and Ms. Bhatia (18,477), with a performance period that ends on September 30, 2023 and a service period that ends on December 1, 2023 (or the first business day thereafter if such date is a Saturday or a Sunday);

•

in November 2021 to Mr. Jennings (134,939), Mr. Go (33,864), and Ms. Bhatia (17,670), with a performance period that ends on September 30, 2024 and a service period that ends on December 1, 2024 (or the first business day thereafter if such date is a Saturday or a Sunday); and

•

in November 2022 to Mr. Jennings (90,278), Mr. Atanasov (15,966), Mr. Go (27,939) and Ms. Bhatia (11,976), with a performance period that ends on September 30, 2025 and a service period that ends on December 1, 2025 (or the first business day thereafter if such date is a Saturday or a Sunday).

(3)

See “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Succession Arrangements with Mr. Jennings and Mr. Go” for a discussion of the vesting terms of his restricted stock unit and performance share unit awards pursuant to the terms of his Succession Transition Agreement.

(4)

The Separation Agreement that we entered into with Mr. Voliva governs the treatment of all outstanding equity awards he held as of his separation date. However, because the Separation Agreement required Mr. Voliva to sign a release agreement in favor of the Company, and such release agreement was not effective until September 23, 2022 (the “Release Date”), he vested in 23,953 restricted stock units and 48,971 performance share units on the Release Date, which were no longer considered to be outstanding on that date. Mr. Voliva also vested in 14,956 HEP phantom units on the Release Date, which were no longer considered to be outstanding on that date. Settlement of these awards also occurred on the Release Date. All other outstanding awards Mr. Voliva held as of September 15, 2022 were forfeited.

(5)

Pursuant to Mr. Creery’s Retirement Agreement, he vested in 12,376 restricted stock units and 26,800 performance share units on July 31, 2022, which were no longer considered to be outstanding on that date. As Mr. Creery was subject to Section 409A of the Code, settlement of these awards occurred on January 31, 2023.

Option Exercises and Stock Vested

The following table provides information about the vesting in 2022 of restricted stock unit and performance share unit awards held by the named executive officers. The Company does not grant options.

The value realized from the vesting of restricted stock unit or performance share unit awards is equal to the closing price of our common stock on the vesting date (or, if the vesting date is not a trading day, on the trading day immediately following the vesting date), multiplied by the number of shares acquired on vesting. The value is calculated before payment of any applicable withholding or other income taxes.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized Upon Vesting

Michael C. Jennings (1)	163,330		$9,936,997

Atanas H. Atanasov	—		—

Timothy Go	34,548		$2,075,323

Vaishali S. Bhatia (1)	19,675		$1,197,027

Richard L. Voliva III (2)	72,924 14,956	$ $	3,587,861 249,616

Thomas G. Creery (3)	37,042		$1,756,161

2023 Proxy Statement 67

(1)

Includes the following number of shares of common stock (shown in column (b) below) issued to the executive officer following the Compensation Committee’s certification that the applicable standards for the target performance share units granted to the executive officer (shown in column (a) below) in November 2019 had been met (based on a performance percentage of 150.0%):

Name	Performance Share Units Granted (a)	Number of Shares of Common Stock (b)

Michael C. Jennings	56,982	85,473

Vaishali S. Bhatia	3,804	5,706

(2)

The first line for Mr. Voliva represents the accelerated vesting of 23,953 restricted stock units and 48,971 performance share units held by Mr. Voliva in connection with his separation from the Company effective September 15, 2022. The value realized with respect to such awards is calculated based on the closing price of our common stock on September 23, 2022, which was the vesting date of the awards. The second line for Mr. Voliva represents the accelerated vesting of 14,956 HEP phantom units. The value realized with respect to the HEP award is calculated based on the closing price of HEP’s common stock on September 23, 2022, which was the vesting date of the award.

(3)

Includes the accelerated vesting of 11,309 restricted stock units and 25,733 performance share units held by Mr. Creery in connection with his retirement from the Company effective July 31, 2022. The value realized with respect to such awards is calculated based on the closing price of our common stock on August 1, 2022 since the July 31, 2022 vesting date was a Sunday. As Mr. Creery was subject to certain executive officer level deferral requirements imposed by 409A of the Code, settlement of these awards occurred six months after his retirement date on January 31, 2023.

Pension Benefits

None of our named executive officers participates in or has ever participated in any plan sponsored or maintained by us that provides for specified retirement payments or benefits, such as a tax-qualified defined benefit plan or a supplemental executive retirement plan.

Nonqualified Deferred Compensation

In 2022, all of the named executive officers participated in the NQDC Plan. The NQDC Plan is a nonqualified plan (i.e., not tax-qualified under Section 401 of the Code) that, in 2022, functioned as a pour-over plan, allowing key employees to defer tax on income in excess of limits under the Code that apply under the 401(k) Plan. For 2022, the annual deferral contribution limit under the 401(k) Plan was $20,500, and the annual compensation limit was $305,000. Deferral elections made by eligible employees under the NQDC Plan apply to the total amount of eligible earnings the eligible employees choose to contribute to both the 401(k) Plan and the NQDC Plan. Prior to 2020, participants in the NQDC Plan were required to contribute the maximum contribution allowed under the 401(k) Plan before deferrals would be permitted in the NQDC Plan. On and after January 1, 2020, participants in the NQDC Plan are entitled to make independent deferral elections to the NQDC Plan and the 401(k) Plan prior to meeting the contribution limitations under the 401(k) Plan. Federal and state income taxes are generally not payable on income deferred under the NQDC Plan until funds are withdrawn.

Eligible executives may make salary deferral contributions between 1% and 50% of their eligible earnings to the NQDC Plan. Eligible earnings include base pay, bonuses and overtime, but exclude extraordinary pay such as severance, accrued vacation, equity compensation, and certain other items. Eligible participants are required to make catch-up contributions to the 401(k) Plan before any contributions are made to the NQDC Plan. For 2022, the catch-up contribution limit was $6,500. Deferral elections are irrevocable for an entire plan year and must be made prior to December 31 immediately preceding the plan year. Elections will carry over to the next plan year unless changed or otherwise revoked.

68 HF Sinclair Corporation

Participants in the NQDC Plan are eligible to receive a matching contribution with respect to their elective deferrals made up to 6% of the participant’s eligible earnings for the plan year in excess of the limits under Section 401(k) of the Code. These matching contributions are 100% vested at all times. In addition, participants are eligible for a retirement contribution ranging from 3% to 8% of the participant’s eligible earnings for the plan year in excess of the limits under Section 401(k) of the Code, based on years of service, as follows:

Years of Services	Retirement Contribution (as percentage of eligible compensation)

Less than 5 years	3%

5 to 10 years	4%

10 to 15 years	5.25%

15 to 20 years	6.5%

20 years and over	8%

These retirement contributions are subject to a three-year cliff vesting period, and will become fully vested in the event of the participant’s death or a change in control. Participants may also receive nonqualified non-elective contributions under the NQDC Plan, which contributions may be subject to a vesting schedule determined at the time the contributions are made.

Participating employees have full discretion over how their contributions to the NQDC Plan are invested among the offered investment options, and earnings on amounts contributed to the NQDC Plan are calculated in the same manner and at the same rate as earnings on actual investments. We do not subsidize a participant’s earnings under the NQDC Plan. During 2022, the investment options offered under the NQDC Plan were the same as the investment options available to participants in the 401(k) Plan, except as follows:

•

the 401(k) Plan offers the TRP Target Date Retirement Fund for 2065, JP Morgan MCG, MFS Institutional International Equity, Mid Cap Value R1 Fund, Principal Stable Value Z Fund, Wilmington Emerging Markets R1 Fund, Principal Self-Directed Brokerage Account, and the stock of HF Sinclair and BP PLC; and

•

the NQDC Plan instead offers the Invesco Oppenheimer International Growth R6 Fund, American Century Mid-Cap Value I Fund, Hartford SmallCap Growth Y Fund and Vanguard Federal Money Market Investor Fund.

The following table lists the investment options for the NQDC Plan in 2022 with the annual rate of return for each fund:

Investment Funds	Rate of Return

American Century Mid-Cap Value I Fund	(1.22)%

Fidelity Contrafund	(28.26)%

Harbor Capital Appreciation Inst Fund	(37.72)%

Hartford SmallCap Growth Y Fund	(28.82)%

Invesco Developing Markets R6 Fund	(24.85)%

Invesco Oppenheimer International Growth R6 Fund	(27.00)%

PIMCO Total Return Instl Fund	(14.09)%

Principal LargeCap S&P 500 Index Inst Fund	(18.23)%

Principal MidCap S&P 400 Index Inst Fund	(13.22)%

Principal SmallCap S&P 600 Index Inst Fund	(16.36)%

T. Rowe Price Retirement 2005 Fund	(13.66)%

T. Rowe Price Retirement 2010 Fund	(14.00)%

T. Rowe Price Retirement 2015 Fund	(14.17)%

2023 Proxy Statement 69

Investment Funds	Rate of Return

T. Rowe Price Retirement 2020 Fund	(14.66)%

T. Rowe Price Retirement 2025 Fund	(15.67)%

T. Rowe Price Retirement 2030 Fund	(16.98)%

T. Rowe Price Retirement 2035 Fund	(18.04)%

T. Rowe Price Retirement 2040 Fund	(18.86)%

T. Rowe Price Retirement 2045 Fund	(19.11)%

T. Rowe Price Retirement 2050 Fund	(19.17)%

T. Rowe Price Retirement 2055 Fund	(19.24)%

T. Rowe Price Retirement 2060 Fund	(19.28)%

Vanguard Equity-Income Adm. Fund	0.00%

Vanguard Federal Money Market Investor Fund	1.55%

Vanguard Total Bond Market Index Institutional Fund	(13.15)%

Vanguard Total International Stock Index Institutional Fund	(15.98)%

Benefits under the NQDC Plan may be distributed upon the earliest to occur of a separation from service (subject to a six month payment delay for certain specified employees under Section 409A of the Code), the participant’s death, a change in control or a specified date selected by the participant in accordance with the terms of the NQDC Plan. Benefits are distributed from the NQDC Plan in the form of a lump sum payment or, in certain circumstances if elected by the participant, in the form of annual installments for up to a five year period.

Nonqualified Deferred Compensation Table

The following table provides information regarding contributions to, and the year-end balances in, the NQDC Plan for the named executive officers for 2022.

Unrelated to our NQDC Plan, LTIP participants may become subject to certain deferred settlement requirements for equity awards pursuant to Section 409A of the Code. Our LTIP contains a provision which may require that an award not be settled for a six month period following certain termination of employment events. In the 2022 year, Mr. Creery became subject to these deferral rules in connection with his retirement, as noted above. Mr. Creery held vested but unsettled LTIP awards at the end of the 2022 year that were not eligible for settlement until the 2023 year, therefore the aggregate amount of vested equity awards he held at the end of the year have been included in the table below, using our closing stock price at the end of the 2022 year. Mr. Creery received settlement of these awards in January 2023.

Name	Plan Name	Executive Contributions in 2022(1)	Company Contributions in 2022(2)	Aggregate Earnings in 2022	Aggregate Withdrawals/ Distributions in 2022	Aggregate Balance at December 31, 2022(3)

Michael C. Jennings	NQDC Plan	$409,039	$473,173	$ 23,540	—	$2,148,253

Atanas H. Atanasov	NQDC Plan	$ 7,754	$ 11,631	$ 83	—	$ 19,467

Timothy Go	NQDC Plan	$123,602	$157,953	$ (81,382)	—	$ 570,749

Vaishali S. Bhatia	NQDC Plan	$ 84,224	$101,047	$ (51,783)	—	$ 503,739

Richard L. Voliva III	NQDC Plan	—	$ 72,819	$(633,893)	—	$2,941,157

Thomas G. Creery	NQDC Plan	$ 39,673	$ 11,466	$(262,838)	—	$1,591,229

	LTIP	—	—	—	—	$1,922,109

(1)

The amounts reported for the NQDC Plan were deferred at the election of the named executive officers and are also included in the amounts reported in the “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table for 2022.

70 HF Sinclair Corporation

(2)	These amounts are included in the Summary Compensation Table for 2022 in the “All Other Compensation” column for the named executive officers.

(3)

With the exception of Mr. Creery’s LTIP award separately discussed above, the aggregate balance for each named executive officer reflects the cumulative value, as of December 31, 2022, of the executive and company-provided contributions to the named executive officer’s account in the NQDC Plan, and any earnings on these amounts, since the named executive officer began participating in the NQDC Plan. We previously reported executive and company contributions for each named executive officer in the Summary Compensation Table in the following aggregate amounts:

Name	2022	Years Prior to 2022

Michael C. Jennings	$882,212	$1,242,310

Atanas H. Atanasov	$19,385	—

Timothy Go	$281,555	$344,017

Vaishali S. Bhatia	$185,271	$160,240

Richard L. Voliva III	$72,819	$1,604,783

Thomas G. Creery	$51,139	$861,204

Potential Payments Upon Termination or Change in Control

We have agreements with our executive officers that provide for severance compensation or accelerated vesting in the event of certain terminations of employment, including in connection with a change in control, which are summarized below. None of the agreements we have with our named executive officers contain any tax reimbursement provisions in the event a named executive officer receives potential parachute payments under Section 280G of the Code.

Change in Control Severance Agreements

We have entered into change in control severance agreements with each of our named executive officers. The term of these change in control agreements is generally three years from the date the change in control agreement is entered into, but the term of the agreement will be automatically extended for an additional two year period beginning on the second anniversary of the date of the change in control agreement and any anniversary thereafter, unless a cancellation notice is given by us 60 days prior to the applicable expiration date.

Change in Control Severance Agreements for NEOs

Under the change in control agreement, an executive is not entitled to receive payments or other benefits under the agreement unless there is a change in control and the executive’s employment is either terminated by us without cause, by the officer for good reason or as a condition of the transaction constituting the change in control, in each case during the six months preceding the change in control or within two years following the change in control. If the officer is entitled to payments under the change in control agreement, he or she will receive:

•

an amount equal to a multiple (the “severance multiplier”) of (a) the greater of the officer’s base salary on the date of termination or the date immediately prior to the change in control, plus (b) the officer’s annual bonus amount, calculated as the average annual bonus paid to the officer for the prior three years. For 2022, the severance multiplier is 3.0 for Mr. Jennings and 2.0 for Messrs. Atanasov and Go and Ms. Bhatia, and as of May 9, 2023, the severance multiplier is 3.0 for Mr. Go and 2.0 for Messrs. Atanasov and Jennings and Ms. Bhatia;

•	a cash payment equal to unpaid base salary and expenses and accrued vacation pay;

•

continued participation by the officer and his or her dependents in our medical and dental benefit plans for a period of one year following the later of the date of termination or the date of the change in control; and

•	unless the applicable award agreement provides otherwise, all outstanding equity-based compensation awards shall become immediately vested at target level.

2023 Proxy Statement 71

Definitions. The following definitions are used in the change in control severance agreements.

Under the change in control severance agreements, a “change in control” generally occurs if:

•	a person or group of persons becomes the beneficial owner of more than 40% of the combined voting power of our then outstanding securities or more than 40% of our outstanding common stock;

•	a majority of our Board is replaced during a 12-month period by directors who were not endorsed by a majority of the previous board members;

•

the consummation of a merger, consolidation or recapitalization of us or one of our subsidiaries resulting in our stockholders prior to the merger owning less than 60% of the voting power of the new merged company or a recapitalization where no one owns more than 60% of the voting power; or

•	our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Under the change in control severance agreements, “cause” is defined as:

•	the engagement in any act of willful gross negligence or willful misconduct on a matter that is not inconsequential; or

•	the conviction of a felony.

Under the change in control severance agreements, “good reason” is defined as, without the consent of the executive:

•	a material reduction in the executive’s (or his supervisor’s) authority, duties or responsibilities;

•	a material reduction in the executive’s base compensation;

•

the relocation of the executive to an office or location more than 50 miles from the location at which the executive normally performed the executive’s services, except for travel reasonably required in the performance of the executive’s responsibilities;

•	if applicable, a failure of the executive to be appointed or re-elected as an officer or to the board of directors;

•	a material diminution in the budget or other spending over which the executive has authority; or

•	a material breach of the terms of the change in control severance agreement.

The executive must provide notice to us of the alleged good reason event within 90 days of its occurrence and we have 30 days to cure.

Obligations of the Officer. Payments and benefits under the change in control agreements are conditioned on the execution of a general release of claims by the former officer in favor of us and our related entities and agents. In addition, the change in control agreements contain confidentiality provisions pursuant to which each executive agrees not to disclose or otherwise use our confidential information during his or her employment with us and thereafter, as well as non-disparagement and non-solicitation covenants. Violation of these provisions entitles us to complete relief, including injunctive relief, and may result in the executive being terminated for cause (provided the breach constituted willful gross negligence or misconduct on the executive’s part that is not inconsequential). The agreements do not prohibit the waiver of a breach of these covenants.

Long-Term Equity Incentive Awards

Special Involuntary Termination. The outstanding long-term equity incentive awards granted by us under the equity plan prior to November 2022 vest upon a “special involuntary termination,” which means that, within 60 days prior to, or at any time after, a change in control (or, in the case of a sale of a division, within 90 days after such sale):

•	the executive is terminated by us, other than for cause; or

•	the executive resigns within 90 days after an adverse change has occurred.

For a “special involuntary termination” with respect to a sale of a division, more than 50% of the executive’s full-time service to the Company must be attributable to services to the division being sold (as determined by the Company in its sole discretion) and, for long-term equity incentive awards granted prior to November 2022, the purchaser in any sale of a division must not have agreed to assume the award or substitute a similar award under the purchaser’s equity compensation plan.

72 HF Sinclair Corporation

Under the long-term equity incentive award agreements, a “change in control” generally occurs if:

•	a person or group of persons becomes the beneficial owner of more than 40% of the combined voting power of our then outstanding securities;

•	a majority of our Board is replaced by directors who were not endorsed by two-thirds of our prior board members;

•

the consummation of a merger or consolidation of us or any of our subsidiaries other than (a) a merger or consolidation resulting in our voting securities outstanding immediately prior to the transaction continuing to represent at least 60% of the combined voting power of our voting securities or the voting securities of the surviving entity outstanding immediately after the transaction or (b) a merger or consolidation effected to implement a recapitalization of us in which no person or group becomes the beneficial owner of our securities representing more than 40% of the combined voting power of our then outstanding securities; or

•	our stockholders approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition of all or substantially all of our assets.

Under the long-term equity incentive award agreements, “cause” is defined as:

•	an act of dishonesty constituting a felony or serious misdemeanor and resulting (or intended to result) in personal gain or enrichment to the recipient at our expense;

•	gross or willful and wanton negligence in the performance of the recipient’s material duties; or

•	conviction of a felony involving moral turpitude.

Under the long-term equity incentive award agreements, an “adverse change” means, without the consent of the recipient:

•	a material change in the geographic location at which the recipient is required to work regularly;

•	a substantial increase in travel requirements of employment;

•	a material reduction in the duties performed by the recipient; or

•	a material reduction in the recipient’s base compensation (other than bonuses and other forms of discretionary compensation, or a general reduction applicable generally to executives).

Under the long-term equity incentive award agreements for awards granted after April 2020, “division” means:

•	each of the refining, midstream or lubricants and specialty products segments of the Company; or

•	any other segment or significant line of business identified by the Compensation Committee as a “division.”

Under the long-term equity incentive award agreements for awards granted after April 2020, the “sale of a division” means:

•	a sale or disposition of a substantial portion of a division (other than a sale or disposition to the Company or any of its subsidiaries); or

•

any other transaction resulting in loss of control by the Company and its subsidiaries over a substantial portion of a division (including a public offering of a division where the Company does not control the division following the offering);

in each case, as determined by the Compensation Committee in its sole discretion.

For long-term equity incentive awards granted prior to November 2022, if a special involuntary termination occurs prior to a change in control, the vesting will be suspended for 60 days and the awards will vest immediately prior to the date of the change of control only if the change in control occurs within 60 days after the executive’s termination of employment. If the change in control does not occur during the 60-day period following the executive’s termination of employment, awards will be immediately forfeited to the Company on the 60th day following the executive’s termination of employment. If the special involuntary termination occurs following the change in control and the awards are assumed or otherwise continued following the change in control, then the awards will vest on the date of the executive’s termination of employment. For long-term equity incentive awards granted beginning in November 2022, all awards vest immediately following a special involuntary termination.

2023 Proxy Statement 73

Performance Share Units upon Termination. In the event of a voluntary separation or termination by the Company with or without cause, the recipient will forfeit any outstanding performance share units.

Under the performance share units granted in or after November 2020, in the event of death or disability, the recipient becomes vested in a number of performance share units equal to the percentage of time the recipient was employed during the vesting period multiplied by the target number of performance share units awarded. Under all of the performance share units, if the recipient dies or is disabled, the Compensation Committee, in its sole discretion, may determine the performance percentage in an amount up to 200%.

Under the performance share unit awards granted in or after November 2020, if the executive’s employment with the Company or its subsidiaries terminates prior to December 1 of year three as a result a special involuntary termination, the performance share units will immediately vest assuming a performance unit payout percentage of 100% of target instead of the performance unit payout percentage that would otherwise be determined at the end of the performance period.

If the recipient retires before the end of the performance period, the recipient becomes vested in a number of performance share units equal to the percentage of time the recipient was employed during the vesting period multiplied by the target number of performance share units awarded. “Retirement” for purposes of the performance share units means termination of employment other than for cause on or after the date on which the recipient has achieved ten years of continuous service with the Company and is age 60.

Restricted Stock Units upon Termination. In the event of a voluntary separation or termination by the Company with or without cause, the recipient will forfeit the unvested portion of the restricted stock units award.

In the event of death or disability, the recipient becomes vested in a number of shares of restricted stock units equal to the percentage of time the recipient was employed during the vesting period multiplied by the total number of shares of restricted stock units the recipient was awarded. The Compensation Committee may decide to vest all of the shares of restricted stock units.

If the recipient retires before the full vesting of restricted stock unit awards, the recipient becomes vested in a number of restricted stock units equal to the percentage of time the recipient was employed during the vesting period multiplied by the total number of shares of restricted stock units the recipient was awarded. Retirement for purposes of the restricted stock units is defined in the same manner as for the performance share units.

Restrictive Covenants. The long-term equity incentive awards granted to our named executive officers contain certain restrictive covenants that generally mirror the release requirements and confidentiality restrictions found in our change in control agreements described above. The awards were also granted with non-solicitation provisions that generally prevent the named executive officers from soliciting any employee or service provider of us or our affiliates for one year following a termination of employment. The long-term incentive awards granted to our named executive in November 2022 and after were also granted with non-disparagement restrictions that obligate the named executive officers to refrain from making disparaging, negative or detrimental comments concerning us, any of our affiliates or our directors, officers, managers, employees, equityholders, members or partners and non-competition provisions that generally prevent the named executive officers from owning, managing, operating or serving as an officer or director of, or joining, becoming an employee or consultant of, or otherwise being affiliated with, any person or entity engaged in, a business that competes with us or any of our affiliates within a defined market area for a period of one year following termination of employment. In the event of a breach of any of the foregoing restrictive covenants by an award recipient, the unvested portion of the recipient’s awards will be immediately forfeited.

Severance Pay Plan

On November 8, 2022, the Compensation Committee adopted the HF Sinclair Corporation Severance Pay Plan (the “Severance Pay Plan”) pursuant to which executive officers and members of senior management of the Company, as designated by the Company, will be eligible to receive the severance benefits provided for under the Severance Pay Plan, pursuant to the terms and conditions of the Severance Pay Plan and the individual participation agreements which will specify the terms and conditions for each eligible participant and shall govern to the extent such terms vary from the Severance Pay Plan. As of December 31, 2022, the Severance Pay Plan applied to Messrs. Jennings, Atanasov

74 HF Sinclair Corporation

and Go and Ms. Bhatia. As Messrs. Voliva and Creery separated and retired from the Company prior to the adoption of the Severance Pay Plan, it did not apply to them during the period of their employment with the Company during 2022. The Severance Pay Plan solely addresses potential cash severance payments and benefit continuation coverage, therefore there is no impact to the treatment of outstanding equity awards pursuant to this new severance arrangement.

Unless otherwise specified in an individual participation agreement, upon a termination without Cause (as defined below) by the Company, the participant will be eligible to receive the following benefits:

•

a cash payment, payable in 12 monthly installments, equal to a percentage of such participant’s annual base salary, plus the amount of bonus, if applicable, that would have been paid under the annual cash incentive compensation program (paid as if the Company had achieved target level of performance for the year of the participant’s termination); and

•

continuation coverage for the individual and his or her eligible dependents under our group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for twelve months at active employee rates, unless such coverage is earlier terminated in accordance with the terms of the Severance Pay Plan.

The applicable percentage of annual base salary and bonus (if any) will be determined based on the officer’s pay grade classification in accordance with the following chart, as well as the level that each of the eligible NEOs participated at during the partial 2022 year that the plan was in effect:

E3 (CEO)	200% + 100% target bonus

E1, E2 (Other eligible NEOs)	100% + 100% target bonus

M5	100%

Pursuant to the Severance Pay Plan, a termination for “Cause” means (a) an act or acts of dishonesty by a participant constituting a felony or serious misdemeanor and resulting or intended to result directly in gain or personal enrichment at the expense of the Company or any subsidiary; (b) gross or willful and wanton negligence in the performance of a participant’s material and substantial duties of employment with the Company and its subsidiaries; or (c) a participant’s conviction of a felony involving moral turpitude. The existence of Cause shall be determined by the Company, in its sole and absolute discretion.

Mutual Separation Agreement with Mr. Voliva

The Company and Mr. Voliva agreed to a mutual separation effective September 15, 2022. In connection with Mr. Voliva’s separation, the Company, HollyFrontier Corporation (“HFC”), HLS, HollyFrontier Payroll Services, Inc., and HEP, on behalf of themselves and their respective parents, subsidiaries and affiliates, and Mr. Voliva entered into a Mutual Separation Agreement and Release dated September 15, 2022 (the “Separation Agreement”). The Separation Agreement set forth the terms of his separation compensation approved by the Compensation Committee and included the following compensation paid to Mr. Voliva: (i) a separation payment equal to one year of salary of $715,000 paid in twelve monthly installments, (ii) a one-time cash payment of $100,000, (iii) as a result of his employment with the Company during substantially all of the 2022 performance period ending on September 30, 2022 at the time of his separation, a 2022 annual incentive cash bonus in the amount of $965,250, which was 150% of his target bonus of 90% of his annual base salary earnings and was estimated to be at or near the expected actual payout for the 2022 performance period at the time of his separation, and (iv) pro rata vesting of his outstanding equity awards, resulting in the vesting of 23,953 restricted stock units granted to him in November 2019, November 2020 and November 2021 and 48,971 performance share units granted to him in November 2019, November 2020 and November 2021 on September 23, 2022. In addition, as a result of his provision of services to HLS during substantially all of the 2022 performance period ending on September 30, 2022 at the time of his separation, he received a 2022 annual incentive cash bonus from HLS of $600,000, which was 150% of his target bonus of $400,000 and was estimated to be at or near the expected actual payout for the 2022 performance period at the time of his separation, and pro rata vesting of his outstanding HEP phantom unit award, resulting in the vesting of 14,956 HEP phantom units granted to him in October 2020 on September 23, 2022.

2023 Proxy Statement 75

The foregoing severance and bonus payments are subject to Mr. Voliva not later revoking the Separation Agreement, which contains non-solicitation, non-compete, non-disparagement and confidentiality covenants from Mr. Voliva that were still in effect as of December 31, 2022. In connection with his separation, Mr. Voliva’s change in control agreement with us terminated on September 15, 2022.

Retirement Agreement & Consulting Arrangements with Mr. Creery

On July 20, 2022, Mr. Creery notified the Board that he was retiring from all officer positions and as an employee of the Company and its subsidiaries effective July 31, 2022. In connection with his retirement, we entered into a Retirement Agreement and Release (the “Retirement Agreement”) with Mr. Creery, pursuant to which he agreed to release us and our affiliates from all claims in exchange for certain payments and benefits. Pursuant to the Retirement Agreement, Mr. Creery was entitled to receive (i) a prorated bonus of $650,000 based on his actual months of employment during the 2022 performance period ending on September 30, 2022 (the “Prorated Performance Period”) and based on his performance and the estimated performance of the Company through the Prorated Performance Period. Mr. Creery’s equity awards that remained unvested as of July 31, 2022 were vested in accordance with the retirement terms in the applicable award agreements, which provided for pro rata vesting equal to the percentage of time he was employed during the applicable vesting period with the pro rata vesting of outstanding performance share units to be calculated based on the target number of performance share units awarded. A total of 11,309 of his restricted stock units and 25,733 of his performance units were accelerated pursuant to the retirement terms of his award agreements, for an aggregate value of $1,756,161 as of his retirement date. Mr. Creery’s vested restricted stock unit and performance unit awards settled six months following his retirement date, as he was subject to certain executive officer level deferral requirements imposed by Section 409A of the Code. In connection with his retirement, Mr. Creery’s change in control agreement with us terminated on July 31, 2022.

Mr. Creery’s Retirement Agreement also provided for a consulting period (the “Consulting Period”) of six months beginning August 1, 2022 whereby Mr. Creery received a retainer payment of $100,000 per calendar month to provide up to 40 hours of services per month to the Company and its subsidiaries as requested by us from time to time. The Retirement Agreement also included non-disparagement and confidentiality covenants, as well as non-solicitation and non-compete covenants for the Consulting Period. The Consulting Period was extended by one month and expired pursuant to its terms on February 28, 2023, but was still in effect on December 31, 2022. During 2022, Mr. Creery received consulting fees from us in the aggregate amount of $500,000.

Quantification of Benefits

The following table summarizes the compensation and other benefits that would have become payable to each named executive officer, other than Mr. Voliva and Mr. Creery, assuming his or her employment terminated on December 31, 2022, given the named executive officer’s base salary as of that date, and, if applicable, the closing price of our common stock on December 30, 2022 (as December 31, 2022 was a Saturday), which was $51.89. In addition, the following table summarizes the compensation that would become payable to the named executive officers, other than Mr. Voliva and Mr. Creery, assuming that a change in control occurred on December 31, 2022. Mr. Voliva is not included in the table below because he separated from the Company effective September 15, 2022 and received payments set forth in his Separation Agreement, which is described above under “—Potential Payments Upon Termination or Change in Control—Mutual Separation Agreement with Mr. Voliva.” Mr. Creery is not included in the table below because he retired on July 31, 2022 and received payments set forth in his Retirement Agreement, which is described above under “—Potential Payments Upon Termination or Change in Control—Retirement Agreement & Consulting Arrangements with Mr. Creery.”

In reviewing these tables, please note the following:

•

Accrued vacation for a specific year is not allowed to be carried over to a subsequent year, so we assumed all accrued vacation for the 2022 fiscal year was taken prior to December 31, 2022. Because we accrue vacation in any given year for the following year, amounts reported as “Cash Severance” include accrued vacation amounts accrued in 2022 for the 2023 fiscal year.

•

The row entitled “Performance Share Units” reports amounts payable with respect to outstanding performance share unit awards issued by us. For amounts payable to the named executive officers with respect to performance

76 HF Sinclair Corporation

share unit awards, we assumed the performance share units would settle at 100%, although in certain situations the calculation is further modified by a pro-rata service calculation, as described above. The number of units paid at the end of the performance period may vary from the amounts reflected in the following tables, based on our actual achievement compared to the performance targets. For additional information regarding the potential payouts, see “Compensation Discussion and Analysis—2022 Executive Compensation Decisions—Long-Term Equity Incentive Compensation—Performance Share Unit Awards,” “Compensation Discussion and Analysis—2023 Executive Compensation Decisions—Long-Term Equity Incentive Compensation for Named Executive Officers—Performance Share Unit Awards,” “Executive Compensation—2022 Grants of Plan-Based Awards” and “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”

•

For the amounts shown in the row entitled “Restricted Stock Units” under the column entitled “Death or Disability,” we have reflected accelerated vesting based on the length of employment during the vesting period for each award.

•

The amounts shown in the row entitled “Medical and Dental Benefits” represent amounts equal to the monthly premium payable pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for medical and dental premiums, multiplied by 12 months for each of the named executive officers. Ms. Bhatia did not participate in our medical plans during the 2022 year, therefore her amounts are deemed to be $0.

•	None of the NEOs was eligbible for retirement, therefore there is not a retirement column reflected in the table below.

•

No amounts potentially payable pursuant to the NQDC Plan are included in the table below since neither the form nor amount of any such benefits would be enhanced or vesting or other provisions accelerated in connection with any of the triggering events disclosed below. Please refer to the section titled “—Nonqualified Deferred Compensation” for additional information regarding these benefits.

Benefits and Payments	Change in Control and Involuntary Termination Without Cause or Voluntary Departure for Good Reason or a Special Involuntary Termination ($)	Termination Without Cause under Severance Pay Plan ($)	Without Cause ($)	Death or Disability ($)

Michael C. Jennings
Cash Severance	$10,629,254	$4,306,346	—	—
Performance Share Units	17,079,386	—	$6,598,256	$6,598,256
Restricted Stock Units	6,835,210	—	—	443,647
Medical and Dental Benefits	23,936	23,936	—	—
Total	$34,567,786	$4,330,282	$6,598,256	$7,041,903

Atanas H. Atanasov
Cash Severance	$646,154	$600,000	—	—
Performance Share Units	828,476	—	$39,240	$39,240
Restricted Stock Units	1,123,263	—	—	119,481
Medical and Dental Benefits	23,936	23,936	—	—
Total	$2,621,829	$623,936	$39,240	$158,721

Timothy Go
Cash Severance	$3,515,432	$1,591,923	—	—
Performance Share Units	3,846,606	—	$1,745,387	$1,745,387
Restricted Stock Units	3,828,185	—	—	3,206,527
Medical and Dental Benefits	23,936	23,936	—	—
Total	$11,214,159	$1,615,859	$1,745,387	$4,951,914

2023 Proxy Statement 77

Benefits and Payments	Change in Control and Involuntary Termination Without Cause or Voluntary Departure for Good Reason or a Special Involuntary Termination ($)	Termination Without Cause under Severance Pay Plan ($)	Without Cause ($)	Death or Disability ($)

Vaishali S. Bhatia
Cash Severance	$2,187,166	$958,000	—	—
Performance Share Units	2,497,102	—	$1,041,104	$1,041,104
Restricted Stock Units	2,177,512	—	—	192,311
Medical and Dental Benefits	—	—	—	—
Total	$6,861,780	$958,000	$1,041,104	$1,233,415

Compensation Practices and Risk Management

Certain members of our management are responsible for annually reviewing the relationship between our risk assessment guidelines and our compensation programs. In addition, certain members of our management and the Compensation Committee annually review the features and characteristics of our compensation programs, including particular areas that could encourage employees to take excessive risk or focus on short-term results at the expense of long-term value creation, to confirm that our compensation programs do not encourage excessive and unnecessary risk taking. As a part of this review, the Compensation Committee and certain members of management review salaries, annual incentive bonus awards, including the targets established for the annual incentive bonus awards, and long-term equity incentive awards, including the performance measures used for a portion of the long-term equity incentive awards, at all levels of the Company.

Although the majority of the compensation provided to the named executive officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. In addition, we explicitly include Company safety and environmental performance in determining potential payouts under our annual incentive cash plan for our senior executives.

While annual cash-based incentive bonus awards play an appropriate role in the executive compensation program, the Compensation Committee believes that payment determined based on an evaluation of our performance on a variety of measures, including our performance compared to our industry peers, mitigates excessive risk-taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. In addition, performance goals reflect our past performance and market conditions affecting our industry.

An appropriate part of total compensation is fixed for the named executive officers, while another portion is variable and linked to performance. A portion of the variable compensation we provide is comprised of long-term incentives. A portion of the long-term incentives we provide is in the form of restricted stock units subject to time-based vesting conditions, which retain value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our performance share unit awards, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach.

As discussed above, while a portion of our potential annual compensation is incentive based, we have also instituted policies and programs designed to discourage unnecessary risk-taking, which is not in our long-term interests. For example, our stock ownership policy requires our executives to hold at least a specified level of stock (in addition to any unsettled performance based equity awards), which aligns our executives’ interests with those of our long-term stockholders. Also, our Clawback Policy requires the return of annual and long-term incentive compensation for misconduct resulting in a material financial restatement.

Based on the foregoing and our annual review of our compensation programs, we do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company or our stockholders.

78 HF Sinclair Corporation

CEO Pay Ratio

We identified the median employee by examining the taxable wages for all U.S., Canada, and the Netherlands employees, including our CEO, who were employed by us on December 15, 2022. We included all U.S. and Canada employees, whether employed on a full-time, part-time, temporary or seasonal basis. As of December 15, 2022, the Company employed 5,005 such persons. As permitted by the SEC rules, we excluded our 231 employees located in China, Germany, the Netherlands and the U.K. as of December 15, 2022 since those employees comprise less than 5% of our 5,236 worldwide employees. We did not make any assumptions, adjustments or estimates with respect to the taxable wages other than deducting stock vesting from the taxable wages, and we did not annualize the wages for any employees that were not employed by us for all of 2022. We believe the use of taxable wages is the most appropriate compensation measure since it allows for a consistent measurement for employees in different countries.

After identifying the median employee based on total taxable wages, we calculated annual 2022 compensation for the median employee using the same methodology used to calculate the chief executive officer’s total compensation as reflected in the Summary Compensation Table above. The median employee’s annual 2022 compensation was as follows:

Name	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Median Employee	2022	$131,620	—	$6,866	$12,664	$151,150

Our 2022 ratio of chief executive officer total compensation to the median employee’s total compensation is reasonably estimated to be 91:1.

2023 Proxy Statement 79

Pay Versus Performance

The following table shows the total compensation for our NEOs for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and, on an average basis, our other named executive officers
(“non-PEO
NEOs”), our total shareholder return (“TSR”), the TSR of our Incentive Peer Group over the same period, our net income and our financial performance measure for annual incentive cash compensation plan (“AICP”) awards, AICP Adjusted EBITDA.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (5)	Average Summary Compensation Table Total for Non-PEO NEOs (1)	Average Compensation Actually Paid to Non-PEO NEOs (5)	Value of Initial Fixed $100 Investment Based On (2) :		Net Income (Loss) ‘000	AICP Adjusted EBITDA (4) ‘000
					TSR	Peer Group TSR (3)
2022	$13,801,052	$14,254,592	$4,070,992	$1,168,229	$111	$154	$2,922,668	$4,749,520
2021	$11,473,664	$9,223,912	$3,330,663	$2,427,530	$69	$88	$558,324	$1,023,192
2020	$7,646,095	$3,397,920	$3,452,842	$1,407,252	$54	$65	$(601,448)	$495,242

(1)	The PEO for all three reporting years is Michael C. Jennings. The non-PEO NEOs are as follows:

( a)	2022: Atanas H. Atanasov, Timothy Go, Vaishali S. Bhatia, Richard L. Voliva III (former Executive Vice President and Chief Financial Officer) and Thomas G. Creery ( f ormer President, Renewables).

( b)	2021: Richard L. Voliva III, Timothy Go, Thomas G. Creery, and Vaishali S. Bhatia.

( c)	2020: Richard L. Voliva III, Timothy Go, Thomas G. Creery, and Bruce A. Lerner.

(2)	Cumulative TSR is measured as of a base period of December 31, 2019 and determined based on the value of an initial fixed investment of $100.

(3)	The peer group used for relative TSR is the Incentive Peer Group, which is the same peer group the Company uses for its Item 201(e) of Regulation S-K.

(4)
The Company-selected measure is AICP Adjusted EBITDA, which is a performance measure used in the calculation of our annual cash incentive awards. Calculation of AICP Adjusted EBITDA differs from the calculation of EBITDA as reported in our financial statements. See Appendix A for the specific adjustments and the reconciliation of AICP Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, for the periods presented.

The time period for the AICP Adjusted EBITDA disclosed in the table above differs from the actual AICP Adjusted EBITDA used in the calculation of the 2022, 2021 and 2020 annual incentive awards because the AICP Adjusted EBITDA disclosed in the table is calculated based on the fiscal year ended December 31, 2022, 2021 and 2020 to align with the period of the other compensation and financial measures reported in the table. The AICP Adjusted EBITDA actually used in the calculation of the annual incentive awards our NEOs received is based on the actual annual incentive award performance period, which commences on October 1 of the previous year and runs through September 30 of the current year. Therefore, the AICP Adjusted EBITDA disclosed in the table is not the actual AICP Adjusted EBITDA that was used in the calculation of the annual incentive awards the NEOs received for the periods presented. See “—
2022 Executive Compensation Decisions
” for further discussion of the Company’s annual incentive cash compensation program and the 2022 performance period AICP Adjusted EBITDA used in the calculation of the 2022 annual incentive cash awards and see the similar discussions of previous year annual incentive cash compensation programs within the Company’s 2022 and 2021 proxy statements with respect to the AICP Adjusted EBITDA values used in the calculation of the 2021 and 2020 annual incentive cash awards, respectively.

(5)
The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay versus Performance table above. The following table details the applicable adjustments that were made to determine CAP. We do not sponsor or maintain any defined benefit pension plans and therefore, no deduction was made related to pension value.

80 HF Sinclair Corporation

Year	Executives	SCT Total	Deduct SCT Stock Awards	Add Year- End Fair Value of Unvested Awards Granted in Year	Add/(Deduct) Change in Fair Value of Unvested Awards Granted in Prior Years	Add Fair Value of Awards Granted and Vested in Year	Add/(Deduct) Change in Fair Value of Awards Granted in Prior Years Vested in Year	Deduct Fair Value of Prior Year Awards that Failed To Vest in Year	Add Dividends Not Included in SCT
2022	PEO	$13,801,052	$(9,180,707)	$7,070,235	$1,665,802	$—	$4,914,851	$—	$603,703
2021	PEO	$11,473,664	$(7,357,061)	$7,645,683	$1,120,380	$—	$351,859	$—	$105,990
2020	PEO	$7,646,095	$(4,646,371)	$5,904,093	$(2,234,562)	$—	$(503,911)	$—	$232,300
2022	Non-PEO NEOs	$4,070,992	$(2,293,733)	$1,207,123	$261,265	$767,495	$308,730	$(1,484,862)	$108,477
2021	Non-PEO NEOs	$3,330,663	$(1,692,456)	$1,730,914	$364,473	$—	$278,571	$—	$53,572
2020	Non-PEO NEOs	$3,452,842	$(2,167,648)	$2,466,908	$(476,265)	$—	$(666,497)	$—	$83,107
We believe the table above shows the alignment between CAP to the NEOs and the Company’s performance, consistent with our compensation philosophy as described in our “
Compensation Discussion and Analysis
” section above starting on page 35. Specifically, a large portion of the NEOs’ compensation is reliant on TSR and as such, the PEO and non-PEO
NEO CAP each year was aligned with our TSR performance and increased when our TSR performance increased but declined when our TSR performance declined. The charts below show, for the past three years, the relationship of the Company’s TSR relative to its Incentive
Peer
Group as well as the relationship between the PEO and
non-PEO
NEO CAP and the Company’s TSR, net income and AICP Adjusted EBITDA.

2023 Proxy Statement 81

The financial and
non-financial
performance measures, which in our assessment, represent the most important financial performance measures we use to link CAP to our NEOs for 2022 to Company performance are listed in the table below, each of which is described in more detail in the “
Compensation and Discussion Analysis
” section above.

Most Important Performance Measures
TSR
AICP Adjusted EBITDA
Return on Capital Employed (ROCE)
Environmental, Health and Safety
Reliability

82 HF Sinclair Corporation

Stock Ownership

The tables below provide information regarding the beneficial ownership of the Company’s common stock as of March 27, 2023 for:

•	each of our directors;

•	each of our named executive officers;

•	all directors and executive officers as a group; and

•	each known beneficial owner of more than five percent of the Company’s common stock.

The tables below list the number of shares beneficially owned based on 192,730,210 shares of common stock outstanding as of March 27, 2023. Our directors and executive officers do not, individually or as a group, own more than 1.0% of the Company’s common stock.

Beneficial ownership of the Company’s common stock is determined in accordance with SEC rules and regulations and generally includes voting power or investment power with respect to securities held. Except as indicated and subject to applicable community property laws, to our knowledge the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except to the extent otherwise disclosed below, the directors and named executive officers have no shares pledged as securities nor any other rights to acquire beneficial ownership of shares. Unless otherwise indicated, the address for each director and executive officer listed below is c/o HF Sinclair Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

Directors and Named Executive Officers

Name of Beneficial Owner	Number of Shares
Franklin Myers (1)	119,608
Thomas G. Creery (2)	77,566
James H. Lee (1)(3)	57,101
Timothy Go (4)	56,260
Leldon E. Echols (1)	54,766
Michael C. Jennings (3)(4)	51,164
Robert J. Kostelnik (1)	49,878
Anne-Marie N. Ainsworth (1)	21,231
Anna C. Catalano (1)	21,231
R. Craig Knocke (1)	18,633
Vaishali S. Bhatia (4)	18,465
Manuel J. Fernandez (1)	9,771
Ross B. Matthews (1)(5)	4,864
Norman J. Szydlowski (1)(5)	4,864
Rhoman J. Hardy (1)(5)	3,809
Atanas H. Atanasov (4)(6)	—
Richard L. Voliva III (7)	—
All directors and executive officers as a group (17 persons) (8)	496,645

(1)

The number reported includes 2,643 shares of common stock to be issued to the non-management director upon settlement of restricted stock units, which may vest and be settled within 60 days of March 27, 2023 under certain circumstances. Until settled, the non-management director has no voting or dispositive power over the common stock underlying the restricted stock units.

(2)	Mr. Creery, former President, Renewables, retired from the Company effective July 31, 2022.

2023 Proxy Statement 83

(3)	Messrs. Lee and Jennings each own common units of HEP, a subsidiary of the Company, as set forth in the following table:

Name of Beneficial Owner	Number of Units
Michael C. Jennings	26,377
James H. Lee (a)(b)	26,629
HF Sinclair directors and executive officers as a group (2 persons)	53,006

(a)

The number reported includes 6,150 common units to be issued to Mr. Lee upon settlement of phantom units, which may vest and be settled within 60 days of March 27, 2023 under certain circumstances. Until settled, Mr. Lee has no voting or dispositive power over the common stock underlying the phantom units.

(b)

The number reported includes 285 common units owned by Mr. Lee’s wife. Mr. Lee’s wife has the right to receive distributions from, and the proceeds from the sale of, these common units. Mr. Lee disclaims beneficial ownership of the common units held by his wife except to the extent of his pecuniary interest therein.

As of March 27, 2023, there were 126,440,201 HEP common units outstanding. Messrs. Lee and Jennings each own less than 1% of the outstanding common units of HEP.

(4)

The number reported does not include unvested restricted stock units and performance share units held by the executive officers. Until settled, the executive officers have no voting or dispositive power over the common stock underlying the restricted stock units and the performance share units. Please see the section entitled “Outstanding Equity Awards at Fiscal Year End” for details regarding the unvested restricted stock units and performance units held by the named executive officers.

(5)	Messrs. Matthews and Szydlowski were appointed to the Board effective March 15, 2022. Mr. Hardy was appointed to the Board effective July 2, 2022.

(6)	As Mr. Atanasov joined the Company on September 30, 2022, the equity awards he holds have not yet vested.

(7)	The Company and Mr. Voliva, former Executive Vice President and Chief Financial Officer, agreed to a mutual separation effective September 15, 2022.

(8)

The Company’s directors and executive officers, as a group, own 0.27 percent of the Company’s common stock. The number reported includes 29,073 shares of common stock to be issued to non-management directors upon settlement of restricted stock units, which may vest and be settled within 60 days of March 27, 2023 under certain circumstances. Until settled, the non-management directors have no voting or dispositive power over the common stock underlying the restricted stock units or the performance share units.

Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all entities and other persons known by the Company to beneficially own five percent or more of the Company’s outstanding common stock. The number of shares of common stock reported as beneficially owned by each of the entities identified below is included in reliance on reports filed with the SEC by these entities.

Name and address of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
REH Company (1)	38,853,483	20.16%
BlackRock, Inc. (2)	15,065,763	7.82%
The Vanguard Group (3)	14,163,404	7.35%
TCTC Holdings, LLC (4)	12,561,896	6.52%

(1)

According to a Schedule 13D/A filed on March 6, 2023 by REH Company and Carol Orme Holding, REH Company has shared voting power with respect to 38,853,483 shares and shared dispositive power with respect to 36,283,483 shares, and Mrs. Holding has shared voting power with respect to 38,853,483 shares and shared dispositive power with respect to 36,283,483 shares. As a result of her relationship with REH Company, Mrs. Holding may be deemed to beneficially own such shares under applicable securities law and SEC guidance. Mrs. Holding, however, does not intend ever to own such shares directly for investment purposes in the future and expressly disclaims such beneficial ownership to the maximum extent permitted by law. The address for REH Company and Mrs. Holding is 550 East South Temple, Salt Lake City, Utah 84102.

(2)

According to a Schedule 13G filed on February 3, 2023 by Blackrock, Inc. (“Blackrock”), Blackrock has sole voting power with respect to 13,584,632 shares and sole dispositive power with respect to 15,065,763 shares. The address for Blackrock is 55 East 52nd Street, New York, New York 10055.

84 HF Sinclair Corporation

(3)

According to a Schedule 13G filed on February 9, 2023 by The Vanguard Group (“Vanguard”), Vanguard has shared voting power with respect to 122,136 shares, sole dispositive power with respect to 13,945,120 shares and shared dispositive power with respect to 218,284 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)

According to a Schedule 13D/A filed on February 15, 2019 by TCTC Holdings, LLC (“TCTC”) and its two wholly-owned subsidiaries Turtle Creek Trust Company, LTA (“Trust Company”) and Trust Creek Management, LLC (“Management”), (a) TCTC may be deemed to beneficially own and has sole voting and dispositive power with respect to 12,561,896 shares, (b) Trust Company may be deemed to beneficially own and has sole voting and dispositive power with respect to 12,510,831 shares, and (c) Management may be deemed to beneficially own and has sole voting and dispositive power with respect to 51,065 shares. Mr. Knocke is the Director of Trust Company and a Principal and non-controlling manager and member of TCTC. Mr. Knocke is not deemed to beneficially own the shares reported by TCTC because he does not have voting or dispositive power over such shares. The address for TCTC, Trust Company and Management is 3838 Oak Lawn, Suite 1650, Dallas, Texas 75219.

2023 Proxy Statement 85

Equity Compensation Plan Information

We currently maintain one equity plan, the HF Sinclair Corporation Amended and Restated 2020 Long-Term Incentive Plan (the “LTIP”), for the benefit of our employees, directors and consultants.

The following table sets forth information regarding the LTIP as of December 31, 2022.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	2,598,269	(2)	—	3,367,639	(3)

Total	2,598,269		—	3,367,639

(1)	All stock-based compensation plans are described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)

As of December 31, 2022, there were 1,827,072 full-value awards outstanding, which includes 1,055,875 restricted stock unit awards outstanding and 771,197 performance share unit awards outstanding based on the target payout level at the time of vesting. The number of full-value awards outstanding reported in the table above assumes a maximum payout level for the performance share unit awards at the time of vesting, which results in 1,542,394 shares subject to performance share unit awards outstanding as of December 31, 2022 and a total of 2,598,269 full-value awards outstanding as of December 31, 2022 (which includes the 1,055,875 restricted stock unit awards outstanding as of December 31, 2022). There were no options outstanding under the LTIP as of December 31, 2022.

(3)

This number is calculated assuming performance share unit awards granted to our key employees under the LTIP will be settled at the maximum payout level at the time of vesting. If the performance share unit awards are paid at the target payout level, 771,197 shares would be issued upon the vesting of such performance share unit awards and the number of shares available for issuance would increase to 4,138,836.

86 HF Sinclair Corporation

Certain Relationships and Related Person Transactions

Related Person Transactions

Transactions with HEP

The Company provides various general and administrative services to HEP under the terms of an Omnibus Agreement. In 2022, under the Omnibus Agreement, HEP paid the Company an annual administrative fee of $4.5 million. The administrative fee is increased annually for changes in the Producers Price Index-Commodities-Finished Goods, (PPI), et al. Effective as of March 14, 2022, the administrative fee increased from $2.6 million to $5.0 million in light of the increased general and administrative services to be provided by the Company to HEP and its affiliates in connection with the closing of the Sinclair Transactions. The administrative fee covers expenses the Company incurs in performing centralized corporate functions for HEP, such as executive services, tax, legal, accounting, treasury, information technology and other corporate services, including the administration of employee benefit plans. The fee does not include salaries of personnel who perform services for HLS or the cost of their employee benefits, such as 401(k), pension, and health insurance benefits. In addition, also effective as of the closing of the Sinclair Transactions on March 14, 2022, the Omnibus Agreement also included a temporary monthly administrative fee paid by HEP of $62,500 from the closing date of the Sinclair Transactions through November 30, 2022 for temporary transition services associated with the integration of the businesses the Company and HEP acquired in the Sinclair Transactions.

In addition, under a secondment arrangement with HLS, the Company seconds certain of its employees to HLS to provide operational and maintenance services with respect to certain of HEP’s processing, refining, pipeline and tankage assets at certain of the Company’s refineries, including routine operational and maintenance activities. During their period of secondment, the seconded employees are under the management and supervision of HLS. HLS is required to reimburse the Company for the prorated portion of the wages, benefits, and other costs of these employees.

Transactions with REH Company

Ross B. Matthews, a member of our Board, currently serves as Chief Operating Officer of REH Company and members of his immediate family control REH Company, which received 60,230,036 shares of the Company’s common stock, representing 26.98 percent of the Company’s common stock as purchase consideration upon the closing of the Sinclair Transactions on March 14, 2022. As of March 27, 2023, REH Company held 38,853,483 shares of the Company’s common stock representing 20.16% of the Company’s common stock, 2,570,000 of those shares are currently held in escrow to secure REH Company’s obligations under Section 6.22 of the Stockholders Agreement.

During the year ended December 31, 2022, the Company repurchased 14,407,274 shares of the Company’s common stock from REH Company in privately negotiated transactions. In addition, the Company purchased 1,000,000 shares of the Company’s common stock from a registered broker in connection with the sale by REH Company of approximately 5,000,000 shares of HF Sinclair common stock in an unregistered block trade permitted pursuant to applicable securities laws.

Pursuant to the Stockholders Agreement, following the closing of the Sinclair Transactions, the Company and REH Company have ongoing indemnification obligations to each other as more specifically detailed in the Stockholders Agreement. Each party will indemnify the other for (i) any breach or inaccuracy of fundamental representations, and (ii) breach of or failure to perform any of its covenants or agreements contained in the Stockholders Agreement. The Company will also indemnify REH Company for its failure to pay or discharge an assumed liability when due. REH Company will also indemnify the Company for its failure to pay or discharge a retained liability when due, certain indebtedness and certain taxes.

Pursuant to the Stockholders Agreement, effective as of the closing of the Sinclair Transactions, by and among the Company, REH Company and the stockholders set forth on Schedule I to the Stockholders Agreement (the “REH Stockholders” and together with REH Company, the “REH Parties”), the Company granted certain director nomination

2023 Proxy Statement 87

and registration rights to the REH Parties and the REH Parties agreed to certain lock-up, standstill and voting restrictions, each as summarized below:

•

Director Designees: REH Company shall have the right to nominate, and have nominated, (a) two persons to the Board at the closing of the Sinclair Transactions and for so long as the REH Parties beneficially own common stock constituting not less than 15% of all outstanding shares of the Company’s common stock and (b) one person to the Board for so long as the REH Parties beneficially own less than 15% but more than or equal to 5% of all outstanding shares of the Company’s common stock.

•

Lock-up Restrictions: 75% of the shares (the “Restricted Shares”) of the Company’s common stock issued to REH Company (and indirectly the other REH Parties) were subject to a “lock-up” period commencing on the closing of the Sinclair Transactions, one-third of such Restricted Shares were released from such restrictions six months after the closing date, one-third of the Restricted Shares were released from such restrictions on the first anniversary of the closing date, and the remainder will be released from such restrictions on the date that is 15 months from the closing date. In addition, until the earliest to occur of (i) the date on which the REH Parties beneficially own shares of the Company’s common stock constituting less than 5% of all outstanding shares of the Company’s common stock and (ii) the date on which a Change of Control (as defined in the Stockholders Agreement) occurs, the REH Parties will be prohibited from transferring the shares of the Company’s common stock owned by them to certain prohibited transferees, subject to certain permitted exceptions.

•

Registration Rights: The Company agreed to file, and has filed, a shelf registration statement to permit the public resale of all the registrable securities held by the REH Parties. The Company also agreed to support underwritten offerings of shares of the Company’s common stock held by the REH Parties within the prescribed time periods outlined in the Stockholders Agreement.

•

Standstill Restrictions: The REH Parties have agreed to certain customary standstill provisions prohibiting them from, among other things, (i) making a public announcement, or otherwise soliciting, to effect or effecting any business combination, merger, tender offer, exchange offer or similar transaction (whether or not involving a Change of Control) involving HF Sinclair or any of its subsidiaries, (ii) forming, joining or participating in any group with respect to shares of the Company’s common stock, or (iii) otherwise acting with any person, to seek to control the management, the Board or the policies of HF Sinclair. The standstill provisions continue in effect until the earliest to occur of (i) the fourth anniversary of the closing date, (ii) the date on which the REH Parties beneficially own shares of the Company’s common stock constituting less than 10% of all outstanding common stock, and (iii) the date on which a Change of Control occurs.

•

Voting Restrictions: The REH Parties have agreed to vote at any annual or special meeting of the stockholders all shares of the Company’s common stock held by them (i) in accordance with the Board’s recommendations in respect of stockholder proposals and certain proposals submitted by HF Sinclair, including the ratification of HF Sinclair’s independent public accounting firm, “say-on-pay” votes, and proposals relating to an incentive compensation plan or a material amendment thereof, and (ii) with respect to each nominee for election to the Board, either (in their sole discretion) (A) in accordance with the Board’s recommendation, or (B) in the same proportion as the votes cast by stockholders of HF Sinclair who are not REH Parties. The voting agreements continue until the date on which the REH Parties are no longer entitled to nominate a director to the Board.

Effective as of the closing of the Sinclair Transactions, the Company and REH Company entered into a Transition Services Agreement pursuant to which both parties provided certain transition services to the other (the “Transition Services Agreement”). The Company was charged an hourly rate for each REH Company employee that provided services to the Company and certain out-of-pocket expenses for services REH Company provided to the Company were passed through at cost. In 2022, the Company paid or accrued transition services fees and expenses in the aggregate amount of $2,074,496. REH Company paid a monthly fee to the Company for services the Company provided to REH Company. In 2022, the Company invoiced REH Company for transition services fees in the aggregate amount of $424,265. The term of the Transition Services Agreement ended on March 31, 2023. In addition, in 2022, the Company also paid or accrued an aggregate of $649,214 for its share of operating expenses under the Salt Lake City office lease between the Company and REH Company. These transactions were approved by the Audit Committee.

88 HF Sinclair Corporation

Additional Related Person Transactions

Julia Heidenreich, former Vice President, Renewables of the Company, is the wife of Richard L. Voliva III, former Executive Vice President and Chief Financial Officer of the Company and former President of HLS. Ms. Heidenreich received cash and equity compensation totaling $823,193 in 2022. Ms. Heidenreich did not report to Mr. Voliva at the time of her employment with the Company.

Review, Approval or Ratification of Transactions with Related Persons

The Board adopted a written related party transaction policy to document procedures for the notification, review, approval, ratification and disclosure of related party transactions (the “Related Party Transaction Policy”). Under the policy, a “related person” includes any director, director nominee, executive officer, or holder (together with any of its controlling or controlled affiliates) of more than 5% percent of our voting stock, an immediate family member of any of the foregoing persons or an entity that is owned or controlled by any of the foregoing persons, any of the foregoing persons have a substantial ownership interest or control, or an entity in which any of the foregoing persons is an executive officer or general partner, or holds a similar position. The policy applies to any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships (including indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (ii) we or our subsidiaries are a participant, and (iii) a related person has a direct or indirect material interest.

Certain transactions, including compensation for services provided to a related person, such as an executive officer or director, are pre-approved under the policy. Any transactions between us or any of our subsidiaries, on the one hand, and HEP or any of its subsidiaries, on the other hand, shall be reviewed and approved in accordance with the process established, and under the authority delegated, by the Board for the review, evaluation and negotiation of intercompany transactions and shall not constitute a related party transaction under the policy.

The policy provides that the Audit Committee will be responsible for reviewing and approving related party transactions that may arise within our Company. The Audit Committee will review the material facts of all related party transactions that require the committee’s approval and either approve or disapprove of the entry into the related party transaction. The policy prohibits any director from participating in any discussion or approval of a related party transaction for which such director is a related person, except that such director is required to provide all material information concerning the interested transaction to the committee. Related party transactions required to be disclosed in our SEC reports are reported through our disclosure controls and procedures.

The Code of Business Conduct and Ethics governs conflicts of interests involving employees who are not covered by the related party transaction policy described above. Conflict of interest transactions may be authorized if they are found to be in the best interest of the Company based on all relevant facts. Pursuant to the Code of Business Conduct and Ethics, conflicts of interest are to be disclosed to and reviewed by a supervisor who does not have a conflict of interest, the Human Resources Department or the Legal and Compliance Department, and approval must be obtained prior to proceeding with the potentially conflicted situation.

2023 Proxy Statement 89

Advisory Vote on the Frequency of an Advisory Vote on the Compensation of the Company’s Named Executive Officers (Proposal 3)

Section 14A(a)(1) of the Exchange Act requires that we provide our stockholders with the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. Stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, every two years, or every three years. You will have the opportunity to vote on this issue at least once every six years.

In 2017, our stockholders voted to have an advisory vote every year on executive officer compensation. After careful consideration of this issue, our Board has determined that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alternative for the Company.

While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. An annual vote gives us the opportunity to receive more immediate feedback from our stockholders regarding our overall compensation philosophy, policies and practices. However, stockholders should note that because the advisory vote on executive compensation occurs several months after the beginning of the compensation year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation program in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. An annual advisory vote on executive compensation also is consistent with our practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Board’s selection of independent auditors.

We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal. Because your vote is advisory, it will not be binding on the Compensation Committee, the Board or the Company. However, the Board and the Compensation Committee will review the voting results and take those results into consideration in deciding how often to hold the advisory vote on executive compensation in future years.

Required Vote and Recommendation

Generally, approval of any matter presented to stockholders requires a majority of the votes cast on the proposal. However, because this vote is advisory and non-binding, if none of the frequency options being voted on by stockholders receives a majority of the votes cast on the proposal, the option receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF “1 YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

90 HF Sinclair Corporation

Ratification of Appointment of Ernst & Young LLP

(Proposal 4)

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to be the Company’s auditor for fiscal year 2023. The Board is asking stockholders to ratify this appointment. SEC regulations and the NYSE listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of that firm as the Company’s independent registered public accounting firm.

Ernst & Young LLP has conducted the Company’s audits since 1977. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions. For additional information regarding our independent registered public accounting firm, see “Independent Public Accountants.”

Required Vote and Recommendation

The ratification of the appointment of Ernst & Young LLP requires the approval of a majority of the votes cast on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE BOARD’S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

2023 Proxy Statement 91

Independent Public Accountants

Selection

Ernst & Young LLP served as our independent registered public accounting firm for 2022 and has been appointed by the Audit Committee to continue to serve in that capacity for 2023.

Audit and Non-Audit Fees

The following table sets forth the fees paid to Ernst & Young LLP for services provided during 2022 and 2021. All of the fees paid were approved by the Audit Committee.

(in thousands)	2022	2021

Audit Fees (1)	$5,441	$3,936

Audit-Related Fees (2)	5	5

Tax Fees (3)	814	1,028

All Other Fees	—	—

Total	$6,260	$4,969

(1)

Represents fees for professional services provided in connection with the audits of the Company’s annual financial statements and internal control over financial reporting, non-recurring transactions or events, statutory and regulatory filings and review of the Company’s quarterly financial statements.

(2)

Represents fees for professional services provided in connection with due diligence services, attest services and consultations concerning financial accounting and reporting standards not classified as audit fees.

(3)	Represents fees for professional services provided in connection with tax advisory, compliance and planning.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit services performed by the independent auditor to assure that performing such services does not impair the auditor’s independence.

The Audit Committee may also pre-approve fees related to other non-recurring services. The Chairperson of the Audit Committee may approve certain services from time to time; however, any such decisions made must be reported to the Audit Committee at the next meeting of the Audit Committee.

92 HF Sinclair Corporation

Audit Committee Report

The Company’s management is responsible for preparing our financial statements and for our system of internal control over financial reporting. Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and system of internal control. The Audit Committee also is responsible for selecting, engaging and overseeing the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee, and evaluating its qualifications and performance. Among other things, to fulfill its responsibilities, the Audit Committee:

•

reviewed and discussed with both management and Ernst & Young LLP HF Sinclair Corporation’s quarterly unaudited consolidated financial statements and annual audited financial statements for the year ended December 31, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, including those in management’s discussion and analysis thereof;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB, the SEC and the New York Stock Exchange;

•

discussed with Ernst & Young LLP matters relating to its independence and received the written disclosures and letter from Ernst & Young LLP required by applicable requirements of PCAOB regarding the independent accountant’s communications with the Audit Committee concerning the firm’s independence;

•

discussed with our internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits and met with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting; and

•	considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the auditor’s independence.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2022 be included in HF Sinclair Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Audit Committee of the Board of Directors

Manuel J. Fernandez Chairperson	Leldon E. Echols	James H. Lee

2023 Proxy Statement 93

Stockholder Proposal Regarding Special Shareholder Meeting Improvement (Proposal 5)

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which we and our Board accept no responsibility. The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

Mr. Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, New York 11021-2100, who has continuously held at least 500 shares of the Company’s common stock since October 1, 2019, has submitted a stockholder proposal and requested that it be included, along with Mr. Steiner’s supporting statement, in this proxy statement. The Board accepts no responsibility for the content and accuracy of the proposed resolution and supporting statement. The stockholder proposal and supporting statement are reproduced verbatim from the stockholder proponent’s letter to the Company dated October 6, 2022 and received by the Company on November 3, 2022.

Proposal and Supporting Statement by Stockholder Proponent

Proposal 5 –Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

Currently it takes a theoretical 50.1% of all shares outstanding to call for a special shareholder meeting. This theoretical 50.1% of all shares outstanding translates into 68% of the shares that vote at our annual meeting.

It would be hopeless to think that shares that do not have the time to vote would have the time to go through the special procedural steps to call for a special shareholder meeting. And 68% of shares is far higher than the percentage of shares that would be need to approve a ballot item at a special shareholder meeting.

Requiring 68% of shares that vote to call a special shareholder meeting serves as a poison pill that ensures that it will be impossible for HF Sinclair shareholders to ever seriously consider calling a special shareholder meeting. The 2022 HF Sinclair annual meeting proxy failed to cite one example of shareholders of any $1+ Billion company ever successfully calling a special shareholder meeting that had a 68% threshold.

A reasonable shareholder right to call for a special shareholder meeting to elect a new director can help make shareholder engagement meaningful. If management is insincere in its shareholder engagement, a right for shareholders to call for a special meeting in our bylaws can make management think twice about insincerity.

A shareholder right to call for a special shareholder meeting in our bylaws will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting. Our bylaws give no assurance that shareholder engagement will continue.

Please vote yes:

Special Shareholder Meeting Improvement – Proposal 5

94 HF Sinclair Corporation

The Company’s

Statement of Opposition

The Board has carefully reviewed the stockholder proposal and, for the reasons described below, recommends that you vote AGAINST it.

Our stockholders already have the right to call special meetings

Our Board is committed to having strong corporate governance practices in place to ensure that the Company is responsive to stockholder concerns. As such, the Company’s Second Amended and Restated By-Laws already allow stockholders owning a majority of the Company’s outstanding shares to call a special meeting. This right reflects a balanced approach to enhancing stockholder rights while protecting the interests of all stockholders.

Our Board believes that the current threshold to call a special meeting provides stockholders with assurance that a reasonable number of stockholders consider a matter important enough to warrant a special meeting. In particular, reducing the threshold to 10%, as proposed, could cause the Company to spend substantial time and resources on a special meeting even if holders of up to 90% of our shares do not want a special meeting. Following the Sinclair Transactions, the Company now has a stockholder that holds more than 10% of the Company’s outstanding shares, and may continue to have one or more such stockholders in the future. Reducing the threshold to call a special meeting to 10% would effectively allow such stockholders to call a special meeting at any time, regardless of the desires of our other stockholders. If the proposal were adopted, a small minority of stockholders—currently just a single stockholder—potentially with narrow, short-term interests, could call an unlimited number of special meetings, without regard to how the direct costs and other burdens might impact the Company’s future success or the interests of the vast majority of stockholders.

Preparing for, and holding, a special meeting is time-consuming and expensive, and approximately 29% of S&P 500 companies do not grant stockholders the right to call a special meeting at all. In connection with conducting a special meeting, the Company must pay to prepare, print, and distribute disclosure documents to stockholders, solicit proxies, hold the meeting, and tabulate votes, among other things. Moreover, holding a special meeting at the request of such a small minority of stockholders has the potential to injure the Company, as special meetings demand significant attention from the Board and senior management and disrupt normal business operations. As a result, we believe special meetings should be limited to when there are urgent and important strategic matters or profound fiduciary concerns. The majority threshold helps avoid waste of Company and stockholder resources on addressing narrow or special interests.

Our stockholders can be assured that their right to be apprised of, and vote on significant matters is protected not only by their existing right to call special meetings, but also by state law and other regulations. We are incorporated in Delaware. Delaware law requires that major corporate actions, such as a merger or sale of all or substantially all of the Company’s assets, be approved by its stockholders. We are also listed on the NYSE, which requires, among other things, that listed companies obtain stockholder approval for issuances of equity representing more than 20% of an issuer’s voting power as well as equity compensation plans and significant issuances of equity to related parties.

Our Board strongly believes that the current threshold is a reasonable and meaningful threshold affording stockholders a significant right and is part of an entire suite of rights that the Company provides to its stockholders.

We have established multiple governance mechanisms to ensure meaningful stockholder participation and accountability of the Board and management to stockholders

In addition to the existing right of stockholders to call a special meeting, the Board has in place robust corporate governance policies that provide stockholders with a meaningful voice to communicate their priorities to the Board and management. While the proponent dismisses or ignores these rights, they are meaningful opportunities for stockholders to voice their concerns. These rights include:

•	Annual election of all directors;

•	A majority voting standard for the election of directors in uncontested elections with a director resignation policy;

•	Annual votes on the advisory “say-on-pay” vote on executive compensation;

•	Proxy access; and

2023 Proxy Statement 95

•	No supermajority voting provisions, including with respect to amending our Second Amended and Restated By-Laws.

We also maintain strong and effective practices that reflect our ongoing commitment to corporate governance, including:

•	Independent Chairperson of the Board, separate from the CEO;

•	Independent Committee chairs;

•	No restrictions on directors’ access to management or employees;

•	Annual Board and Committee self-evaluations;

•	Prohibition on hedging and pledging of Company stock by Company insiders, including directors and officers;

•	Stock ownership requirements whereby directors must own equal to five times the annual Board cash retainer paid to them;

•	Clawback policy allowing Company recoupment of annual and long-term incentive compensation for misconduct resulting in a material financial restatement;

•	Active Board refreshment, with six new independent directors joining since 2017;

•	No poison pill; and

•	A Nominating, Governance and Social Responsibility Committee that meets regularly to consider and evaluate corporate governance developments and recommends appropriate changes to the Board.

The right of our stockholders to call a special meeting only requires a majority of shares outstanding and is not limited by length of stock ownership

Our Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws unambiguously provide that special meetings may be called at the request of holders of at least a majority of the Company’s outstanding shares entitled to vote, regardless of the length of stock ownership of such holders. While the stockholder proposal asserts that the ownership threshold for calling a special meeting is effectively 68% of the shares that vote at an annual meeting, our Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws require only a majority of the outstanding shares. It is not clear to us how the proponent arrived at this 68% threshold. For example, as of the record date for our 2022 annual meeting of stockholders, 223,229,684 shares were issued and outstanding. Of those shares, 208,222,070 shares (or 93.3%) were present in person or represented by proxy at the 2022 annual meeting. A majority of the issued and outstanding shares as of the record date for the 2022 annual meeting (111,614,843 shares) was equivalent to 53.6% of the shares that were present in person or represented by proxy at the 2022 annual meeting.

The stockholder proposal also suggests that length of ownership of our common stock is a requirement in order to participate in the calling of a special meeting. Such requirements do not exist in our Amended and Restated Certificate of Incorporation or our Second Amended and Restated By-Laws.

Our existing governance policies and practices, including the right of our stockholders to call special meetings, already provide our stockholders with a significant ability to raise important matters with the Board and senior management and demonstrate our continuing commitment to effective corporate governance. Indeed, a substantially similar proposal was rejected by our stockholders in 2022. Accordingly, we believe that this stockholder proposal is not in the best interests of the Company and its stockholders, and for the reasons described above, the Board recommends that stockholders vote AGAINST this proposal.

Required Vote and Recommendation

The stockholder proposal regarding Special Shareholder Meeting Improvement requires the approval of a majority of the votes cast on the proposal.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.

96 HF Sinclair Corporation

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board during the year ending December 31, 2022 were Mr. Echols, Chairperson, Ms. Catalano, Mr. Fernandez and Mr. Myers. None of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during 2022. None of the members who served on the Compensation Committee at any time during the 2022 fiscal year had any relationship requiring disclosure under the section of this proxy statement entitled “Certain Relationships and Related Person Transactions—Related Person Transactions.” No executive officer of the Company served as a member of the compensation committee of another entity that had an executive officer serving as a member of our Board or our Compensation Committee, except that Mr. Jennings, our Chief Executive Officer and a member of our Board, serves as the Chief Executive Officer and President of HLS, the general partner of the general partner of HEP, and serves on the compensation committee of HLS. No executive officer of the Company served as a member of the board of another entity that had an executive officer serving as a member of our Compensation Committee.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, Section 16 officers and holders of more than 10% of its shares of common stock to file with the SEC initial reports of ownership of shares of common stock and reports of changes in such ownership. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2022 all Section 16(a) filing requirements applicable to its directors, Section 16 officers and greater than 10% stockholders were met, except that a Form 4 reporting a sale by Carol Orme Holding and REH Company, a greater than 10% stockholder, was filed one day late in December 2022.

2023 Proxy Statement 97

General Information

Purpose, Place, Date and Time

This proxy statement provides information in connection with the solicitation of proxies by the Board of Directors (the “Board”) of HF Sinclair Corporation (the “Company,” “we,” “our” or “us”) for use at the Company’s 2023 Annual Meeting of Stockholders or any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on May 24, 2023, at 8:30 a.m., Central Daylight Time, solely online via a live webcast at www.virtualshareholdermeeting.com/DINO2023. This proxy statement and the enclosed proxy card are being first made available to stockholders on or about April 6, 2023. All stockholders are invited to attend the virtual Annual Meeting.

The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person. You will be able to attend and listen to the Annual Meeting online, submit questions and vote your shares electronically during the Annual Meeting. Please monitor the Annual Report and Proxy page under the Financial Information sub-heading, under the Investor Relations tab of our website (www.hfsinclair.com) for updated information. If you are planning to attend the Annual Meeting, please check the website thirty days prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Additional Information About the Virtual Annual Meeting

Attendance and Participation

Our virtual Annual Meeting will be conducted on the Internet via webcast. You are entitled to attend and participate in the virtual Annual Meeting only if you were a stockholder as of the close of business on March 27, 2023 or if you hold a valid proxy for the Annual Meeting. If you are not a stockholder, you may still view the meeting online at www.virtualshareholdermeeting.com/DINO2023.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability to log into www.virtualshareholdermeeting.com/DINO2023. Beneficial stockholders who do not have a control number may gain access to the Annual Meeting by logging into their brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting; instructions should also be provided on the voting instruction card provided by the broker, bank, or other nominee. The Annual Meeting will begin promptly at 8:30 a.m., Central Daylight Time. We encourage you to access the Annual Meeting prior to the start time. Online access and check-in will begin at 8:15 a.m., Central Daylight Time.

The virtual Annual Meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should allow plenty of time to log in and to make sure that they can hear streaming audio prior to the start of the Annual Meeting.

Asking Questions

Stockholders may submit questions for the Annual Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/DINO2023, typing your question into the “Ask a Question” field, and clicking “Submit.” You may submit a question at any point during or prior to the meeting. Each stockholder will be limited to no more than one question, up to 4,000 characters.

During the meeting, we will answer as many stockholder-submitted questions pertinent to the business of the Annual Meeting as time permits. Responses to questions relevant to meeting matters that we do not have time to respond to during the meeting will be answered after the Annual Meeting and posted on the Annual Report and Proxy page under the Financial Information sub-heading, under the Investor Relations tab of HF Sinclair’s website (www.hfsinclair.com). If there are any matters of individual concern to a stockholder, please email the question to investors@hfsinclair.com.

98 HF Sinclair Corporation

Additional information regarding the ability of stockholders to submit questions during the Annual Meeting, related rules of conduct and other materials for the Annual Meeting will be available at www.virtualshareholdermeeting.com/DINO2023.

Stockholder List

The list of stockholders of record entitled to vote at the Annual Meeting for any purpose germane to the meeting will be available at least ten days preceding the Annual Meeting during ordinary business hours at the principal place of business of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

Technical Difficulties

Technical support will be available on the virtual meeting platform at www.virtualshareholdermeeting.com/DINO2023 beginning at 8:15 a.m. Central Daylight Time on May 24, 2023 through the conclusion of the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call: 1-844-986-0822 (Toll-free) or 303-562-9302 (International callers).

Internet Availability of Proxy Materials

The Company will continue to take advantage of the “Notice and Access” rules adopted by the SEC, which allow public companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) and provide internet access to the proxy materials and annual report to their stockholders. The use of Notice and Access generates significant cost savings for the Company.

In lieu of paper copies of the proxy statement and other materials, most of our stockholders will receive a Notice of Internet Availability containing instructions on how to access the proxy materials and annual report and vote online. Please follow the instructions on the Notice of Internet Availability for requesting paper or e-mail copies of our proxy materials and annual report. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions with links to the proxy materials, annual report and to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you instruct us otherwise. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you.

Voting Rights and Proxy Information

Who is entitled to vote?

Stockholders of record at the close of business on March 27, 2023 (the “Record Date”) are entitled to receive notice of and the right to vote at the Annual Meeting. As of the close of business on the Record Date, there were 192,730,210 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each outstanding share of common stock is entitled to one vote.

If your shares are registered in your name with EQ Shareowner Services, the Company’s transfer agent, you are considered the “stockholder of record” of those shares. If your shares are held in an account with a broker, bank or other nominee, you are considered the “beneficial owner” or holder in “street name” of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares.

2023 Proxy Statement 99

What am I voting on, and how does the Board recommend that I vote?

Proposal		Board Recommendation
1	Elect 12 directors to hold office until the Company’s 2024 annual meeting of stockholders	FOR all nominees

2	Approve, on an advisory basis, the compensation of the Company’s named executive officers	FOR

3	Approve, on an advisory basis, the frequency of an advisory vote on the compensation of the Company’s named executive officers	1 YEAR

4	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year	FOR

5	Consider stockholder proposal regarding special shareholder meeting improvement	AGAINST

How do I vote if I am a stockholder of record?

If you are a stockholder of record, you may vote electronically at the virtual Annual Meeting by following the instructions to vote at www.virtualshareholdermeeting.com/DINO2023 or by proxy using any of the following methods:

•

Internet—visit the website shown on the Notice of Internet Availability (www.proxyvote.com) and follow the instructions at that website at any time prior to 10:59 p.m., Central Daylight Time, on May 23, 2023;

•	Telephone—within the U.S. or Canada, call toll-free 1-800-690-6903 and follow the instructions at any time prior to 10:59 p.m., Central Daylight Time, on May 23, 2023; or

•

Mail—if you have requested a paper copy of the proxy materials, complete, sign and date the proxy card and return the proxy card in the prepaid envelope. Your proxy card must be received by the Secretary of the Company before the voting polls close at the Annual Meeting.

If you vote by internet or telephone, do not return your proxy card. Submitting your proxy by internet or telephone will not affect your right to vote electronically should you decide to attend and participate in the virtual Annual Meeting. The telephone and internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

Please do not return the Notice of Internet Availability.

The Notice of Internet Availability is not a valid proxy.

How do I vote if I hold my shares in street name?

If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee describing how to vote your shares. In addition, you may be eligible to vote by internet or telephone if your broker, bank or other nominee participates in the proxy voting program provided by Broadridge. If your bank, brokerage firm or other nominee is participating in Broadridge’s program, your voting form will provide instructions. Beneficial owners voting by telephone or internet are subject to the same deadlines as described above for holders of record.

What can I do if I change my mind after I submit my proxy?

Your proxy is revocable. If you are a stockholder of record, you can revoke your proxy prior to the completion of voting at the Annual Meeting by:

•	delivering an executed, later-dated proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting;

100 HF Sinclair Corporation

•	resubmitting your proxy by internet or telephone at any time prior to 10:59 p.m., Central Daylight Time, on May 23, 2023;

•	delivering a written notice of revocation of the proxy that is received by the Secretary of the Company before the voting polls close at the Annual Meeting; or

•	voting electronically at the virtual Annual Meeting by following the instructions to vote at www.virtualshareholdermeeting.com/DINO2023.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee or by voting online during the Annual Meeting.

Voting online during the Annual Meeting will replace any previous votes.

What happens if I do not give specific voting instructions?

All properly executed proxies, unless revoked as described above, will be voted at the Annual Meeting in accordance with your instructions on your proxy. If a properly executed proxy gives no specific instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner of shares and do not provide your broker, bank or other nominee with specific voting instructions, the rules of the NYSE require that these institutions only vote on matters for which they have discretionary power to vote. If your broker, bank or other nominee does not receive instructions from you on how to vote your shares and they do not have discretion to vote on the matter, then the broker, bank or other nominee will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares, resulting in a “broker non-vote.”

Your broker, bank or other nominee is not permitted to vote on your behalf in the election of directors (Proposal 1), the advisory vote on the compensation of the Company’s named executive officers (Proposal 2), the advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers (Proposal 3), or the approval of the stockholder proposal regarding special shareholder meeting improvement, if properly presented (Proposal 5), unless you provide specific instructions to them. Accordingly, if you do not provide timely voting instructions to your broker, bank or other nominee that holds your shares, that institution will be prohibited from voting on all of the proposals in its discretion, except the ratification of the appointment of the independent public accounting firm (Proposal 4).

How many votes must be present to hold the meeting?

A quorum is necessary for conducting a valid meeting. Holders of a majority of the outstanding shares of our common stock as of the Record Date who are entitled to vote must be present, virtually or by proxy, to constitute a quorum at the Annual Meeting. Abstentions (shares of the Company’s common stock for which proxies have been received but for which the holders have abstained from voting) will be counted as present and entitled to vote for purposes of determining a quorum.

2023 Proxy Statement 101

What are the voting requirements for each of the matters to be voted on at the Annual Meeting?

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
1	Election of Directors	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
2	Advisory Vote on Executive Compensation	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
3	Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect
4	Ratification of the Appointment of Ernst & Young LLP	Affirmative vote of a majority of the votes cast on the matter	Yes	Abstentions are not considered votes cast and will have no effect
5	Consider Stockholder Proposal Regarding Special Shareholder Meeting Improvement, if properly presented at the Annual Meeting	Affirmative vote of a majority of the votes cast on the matter	No	Abstentions and broker non-votes are not considered votes cast and will have no effect

How are proxies being solicited and who pays the solicitation expenses?

Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for the Annual Meeting. For these services, the Company will pay MacKenzie Partners, Inc. $17,500 and will reimburse MacKenzie Partners, Inc. for reasonable out-of-pocket expenses. Additionally, proxies may be solicited by our officers, directors and employees personally or by telephone, e-mail or other forms of communication. The Company may also request banks, brokerage firms, custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of the Company’s common stock. The costs of the solicitation, including reimbursements of any forwarding expenses, will be paid by the Company.

102 HF Sinclair Corporation

Additional Information

To permit the Company and its stockholders to address stockholder proposals and stockholder director nominations in an informed and orderly manner, SEC rules and the Company’s By-Laws establish advance notice procedures with regard to:

•	stockholder proposals to be included in the Company’s proxy statements;

•	stockholder nominations of directors and other proposals to be presented at an annual meeting of stockholders but not included in the Company’s proxy statements;

•	stockholder nominations of directors to be included in the Company’s proxy statements (also known as proxy access); and

•	stockholder proxy solicitations for stockholder director nominees (also known as universal proxy).

For a stockholder proposal to be included in the Company’s proxy materials for the 2024 annual meeting of stockholders, the proposal must be delivered to, or mailed and received in writing by the Secretary of the Company, at the Company’s principal executive offices by December 8, 2023, and otherwise comply with all requirements of the SEC for stockholder proposals and the Company’s By-Laws.

Notice of stockholder proposals and stockholder director nominations to be considered at next year’s meeting, but not included in the proxy statement, must be in compliance with the notice procedures and informational requirements set forth in Article II, Section 2 and Article III, Section 12, respectively, of the Company’s By-Laws. These notices must be delivered to, or mailed and received at the Company’s principal executive offices by the Secretary of the Company. To be timely, notice of such proposals and nominations must be submitted not less than 90 calendar days (February 24, 2024) nor more than 120 calendar days (January 25, 2024) prior to the anniversary date of the prior year’s annual meeting of stockholders. A copy of the Company’s By-Laws may be obtained from the Secretary of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

The Company’s By-Laws provide for proxy access whereby a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our stock for three years or more may nominate up to the greater of two individuals or 20% of the Board and have the nominee(s) included in our proxy statement, provided that the stockholder and nominee(s) satisfy the requirements set forth in the Company’s By-Laws. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board for inclusion in our 2024 proxy statement must satisfy the requirements set forth in the Company’s By-Laws and must provide notice to the Secretary of the Company, which notice must be delivered, or mailed and received not less than 120 calendar days in advance of the first anniversary of the date the Company’s proxy statement was released to stockholders for the preceding year’s annual meeting, and in the case of the 2024 proxy statement, no later than December 8, 2023. The notice of proxy access must include information specified in Article II, Section 2(d) and Article III, Section 12 of the Company’s By-Laws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our stock.

Any stockholder who intends to solicit proxies in support of any director nominees must comply with the content requirements of SEC Rule 14a-19 (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the Company’s advance notice provisions of its By-Laws. Thus, if a stockholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of the Company’s By-Laws for the Company’s 2024 annual meeting of stockholders, then such stockholder must also provide proper written notice that sets forth all the information required by SEC Rule 14a-19 to the Secretary of the Company at the principal office of the Company not less than 90 calendar days (February 24, 2024) nor more than 120 calendar days (January 25, 2024) prior to the anniversary date of the prior year’s annual meeting of stockholders.

Annual Report

A copy of our Annual Report for the fiscal year ended December 31, 2022 was made available to you on or about April 6, 2023 with this proxy statement and is available at www.proxyvote.com. Additional copies of the Annual Report and this Notice of Annual Meeting, proxy statement and accompanying proxy card may be obtained from the Secretary of the Company at 2828 N. Harwood, Suite 1300, Dallas, Texas 75201.

2023 Proxy Statement 103

COPIES OF HF SINCLAIR CORPORATION’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE TO EACH PERSON TO WHOM A NOTICE OF INTERNET AVAILABILITY IS DELIVERED UPON WRITTEN REQUEST ADDRESSED TO VICE PRESIDENT, INVESTOR RELATIONS, HF SINCLAIR CORPORATION, 2828 N. HARWOOD, SUITE 1300, DALLAS, TEXAS 75201.

Stockholders with the Same Address

Each registered stockholder received one copy of the Notice of Internet Availability per account even if at the same address, unless the Company has received contrary instructions from one or more of such stockholders. This procedure called “householding” reduces our printing and distribution costs. Upon written or oral request by writing to Vice President, Investor Relations, HF Sinclair Corporation, 2828 N. Harwood, Suite 1300, Dallas, Texas 75201, or by telephoning 214-871-3555, the Company will promptly deliver a separate copy of these documents to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify the Company at the address and phone number listed above if the stockholder wishes to receive separate copies in the future. In addition, stockholders sharing an address who are currently receiving multiple copies may also notify the Company at such address or phone number if they wish to receive only a single copy.

Other Matters

The Board does not know of any other matters to be acted upon at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

104 HF Sinclair Corporation

Appendix A

Reconciliations to Amounts Reported under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA used in the calculation of our annual incentive awards excluding special items (“AICP Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as net income (loss) attributable to HF Sinclair stockholders plus or minus, as applicable: (i) income tax provision, (ii) interest expense, net of interest income and (iii) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) lower of cost or market inventory valuation adjustments, (ii) goodwill impairment, (iii) long-lived asset impairment, inclusive of pro-rata share of impairment in HEP segment, (iv) acquisition integration and regulatory costs, (v) severance costs, (vi) restructuring charges, (vii) Cheyenne refinery LIFO inventory liquidation costs, (viii) decommissioning costs, (ix) HF Sinclair’s pro-rata share of HEP’s share of Osage environmental remediation costs, net of insurance recoveries, (x) biodiesel blender’s tax credit, (xi) gain on sale of real property, (xii) gain on tariff settlement, (xiii) HF Sinclair’s pro-rata share of gain on business interruption insurance settlement and (xiv) HF Sinclair’s pro-rata share of HEP’s loss on early extinguishment of debt. AICP Adjusted EBITDA is calculated as Adjusted EBITDA plus or minus (i) non-controlling interest adjustments, (ii) gain on tariff settlement, (iii) FIFO adjustments, (iv) acquisition and integration costs not included in target EBITDA, (v) restructuring costs not included in target, and (vi) other immaterial adjustments.

EBITDA, Adjusted EBITDA and AICP Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA, Adjusted EBITDA and AICP Adjusted EBITDA should not be considered as alternatives to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA, Adjusted EBITDA and AICP Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are widely used financial indicators used by investors, analysts and the Company to measure performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants. AICP Adjusted EBITDA is used by management in the calculation of our annual incentive awards.

Set forth below is our calculation of EBITDA, Adjusted EBITDA and AICP Adjusted EBITDA.

	Years Ended December 31,
	2022	2021	2020
Net income (loss) attributable to HF Sinclair Stockholders	$2,922,668	$558,324	$(601,448)
Add (subtract) income tax provision	$894,872	$123,898	$(232,147)
Add interest expense	$175,628	$125,175	$126,527
Subtract interest income	$(30,179)	$(4,019)	$(7,633)
Add depreciation and amortization	$656,787	$503,539	$520,912

EBITDA	$4,619,776	$1,306,917	$(193,789)
Add (subtract) lower of cost or market inventory valuation adjustment	$52,412	$(310,123)	$78,499
Add goodwill impairment	$—	$—	$81,867
Add long-lived asset impairment, inclusive of pro-rata share of impairment in HEP segment	$—	$—	$456,058
Add acquisition integration and regulatory costs	$51,986	$20,830	$1,994
Add severance costs	$—	$988	$3,842
Add restructuring charges	$—	$7,813	$3,679
Add Cheyenne refinery LIFO inventory liquidation costs	$—	$923	$36,943

2023 Proxy Statement A-1

	Years Ended December 31,
	2022	2021	2020
Add decommissioning costs	$1,689	$25,835	$24,748
Add HF Sinclair’s pro-rata share of HEP’s Osage environmental remediation costs, net of insurance recoveries	$8,297	$—	$—
Subtract biodiesel blender’s tax credit	$—	$—	$(19,134)
Subtract gain on sale of real property	$—	$86,018)	$—
Subtract gain on tariff settlement	$—	$(51,500)	$—
Subtract HF Sinclair’s pro-rata share of gain on business interruption insurance settlement	$—	$—	$(77,143)
Add HF Sinclair’s pro-rata share of HEP’s loss on early extinguishment of debt	$—	$—	$14,656

Adjusted EBITDA	$4,734,160	$915,665	$412,220
Add NCI adjustments	$118,506	$104,930	$79,252
Add gain on tariff settlement	$—	$51,500	$—
Subtract FIFO Adjustments	$(77,582)	$(22,137)	$—
Add/(subtract) acquisition/integration costs not included in target	$(26,831)	$4,914	$—
Subtract restructuring costs not included in target	$(1,689)	$(34,636)	$—
Add other immaterial adjustments	$2,955	$2,956	$3,770

AICP Adjusted EBITDA	$4,749,520	$1,023,192	$495,242

A-2 HF Sinclair Corporation

SCAN TO VIEW MATERIALS & VOTE w HF SINCLAIR CORPORATION VOTE BY INTERNET 2828 N. HARWOOD Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above SUITE 1300 DALLAS, TX 75201-1507 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Daylight Time on May 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/DINO2023 You may attend the meeting via the Internet and vote during the meeting. Have the 16-digit control number that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Daylight Time on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D95934-P86718 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HF SINCLAIR CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Anne-Marie N. Ainsworth ! ! ! 1b. Anna C. Catalano ! ! ! The Board of Directors recommends you vote FOR proposal 2. For Against Abstain 1c. Leldon E. Echols ! ! ! 2. Approval, on an advisory basis, of the compensation of the ! ! ! Company’s named executive officers. 1d. Manuel J. Fernandez ! ! ! The Board of Directors recommends you vote 1 YEAR 1 Year 2 Years 3 Years Abstain for proposal 3. 3. Advisory vote on the frequency of an advisory vote on the 1e. Timothy Go ! ! ! ! ! ! ! compensation of the Company’s named executive officers. 1f. Rhoman J. Hardy ! ! ! The Board of Directors recommends you vote FOR proposal 4. For Against Abstain 1g. R. Craig Knocke ! ! ! 4. Ratification of the appointment of Ernst & Young LLP as the ! ! ! Company’s independent registered public accounting firm for the 2023 fiscal year. 1h. Robert J. Kostelnik For Against Abstain ! ! ! The Board of Directors recommends you vote AGAINST proposal 5. 1i. James H. Lee 5. Stockholder proposal regarding special shareholder meeting ! ! ! improvement, if properly presented at the Annual Meeting. ! ! ! 1j. Ross B. Matthews ! ! ! NOTE: Transaction of such other business as may properly come before the meeting or any adjournment thereof. 1k. Franklin Myers ! ! ! 1l. Norman J. Szydlowski ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer and give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call: 1-844-986-0822 (Toll-free) or 303-562-9302 (International callers). Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D95935-P86718 HF SINCLAIR CORPORATION Annual Meeting of Stockholders May 24, 2023, at 8:30 AM CDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Atanas H. Atanasov and Vaishali S. Bhatia, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HF SINCLAIR CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM CDT on May 24, 2023, in a virtual meeting format only via webcast at www.virtualshareholdermeeting.com/DINO2023 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy also authorizes Atanas H. Atanasov and Vaishali S. Bhatia to vote at his or her discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting. Continued and to be signed on reverse side